EXHIBIT 10.1

EXECUTION VERSION

$225,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF JULY 8, 2005

by and among

NEFF RENTAL, INC.,

as Borrower,

and

NEFF RENTAL LLC,

NEFF FINANCE CORP.

and

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent and a Lender,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

BANK OF AMERICA, N.A.,

as Syndication Agent and L/C Issuer

and

WACHOVIA BANK, NATIONAL ASSOCIATION

and

THE CIT GROUP/BUSINESS CREDIT, INC.,

as Co-Documentation Agents

and

GECC CAPITAL MARKETS GROUP, INC.,

as Lead Arranger

TABLE OF CONTENTS

SECTION 1.	AMOUNTS AND TERMS OF LOANS
1.1	Loans
1.2	Interest
1.3	Fees
1.4	Payments
1.5	Prepayments
1.6	Maturity
1.7	Eligible Accounts
1.8	Eligible Parts Inventory
1.9	Eligible Rental Fleet and Equipment
1.10	Loan Accounts
1.11	Yield Protection; Illegality
1.12	Taxes
SECTION 2.	AFFIRMATIVE COVENANTS
2.1	Compliance With Laws and Contractual Obligations
2.2	Insurance; Damage to or Destruction of Collateral
2.3	Inspection; Lender Meeting
2.4	Organizational Existence
2.5	Environmental Matters
2.6	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases
2.7	Conduct of Business
2.8	Further Assurances
2.9	Control Agreements
2.10	Post Closing Matters
SECTION 3.	NEGATIVE COVENANTS
3.1	Indebtedness
3.2	Liens and Related Matters
3.3	Investments
3.4	Contingent Obligations

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3.5	Restricted Payments
3.6	Amendments to Constituent Documents; Restriction on Fundamental Changes
3.7	Disposal of Assets or Subsidiary Stock
3.8	Transactions with Affiliates
3.9	Conduct of Business
3.10	Changes Relating to Indebtedness
3.11	Fiscal Year
3.12	Press Release; Public Offering Materials
3.13	Subsidiaries
3.14	Bank Accounts; Securities Accounts; Commodities Accounts
3.15	Hazardous Materials
3.16	ERISA
3.17	Lease Limits
3.18	Prepayments of Other Indebtedness
3.19	Changes to Material Contracts
SECTION 4.	FINANCIAL and other REPORTING covenants
4.1	Financial Statements and Other Reports
4.2	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement
SECTION 5.	REPRESENTATIONS AND WARRANTIES
5.1	Disclosure
5.2	No Material Adverse Effect
5.3	No Conflict
5.4	Organization, Powers, Capitalization and Good Standing
5.5	Financial Statements and Projections
5.6	Intellectual Property
5.7	Investigations, Audits, Etc
5.8	Employee Matters
5.9	Solvency

5.10	Litigation; Adverse Facts
5.11	Use of Proceeds; Margin Regulations
5.12	Ownership of Property; Liens
5.13	Environmental Matters
5.14	ERISA
5.15	Brokers
5.16	Deposit Accounts; Securities Accounts; Other Accounts
5.17	Agreements and Other Documents
5.18	Insurance
5.19	Investment Company Act; Public Utility Holding Company Act
5.20	Designation of Debt
SECTION 6.	DEFAULT, RIGHTS AND REMEDIES
6.1	Event of Default
6.2	Suspension or Termination of Commitments
6.3	Acceleration and other Remedies
6.4	Performance by Agent
6.5	Application of Proceeds
SECTION 7.	CONDITIONS TO LOANS
7.1	Conditions to Initial Loans
7.2	Conditions to All Loans
SECTION 8.	ASSIGNMENT AND PARTICIPATION
8.1	Assignment and Participations
8.2	Agent
8.3	Set Off and Sharing of Payments
8.4	Disbursement of Funds
8.5	Disbursements of Advances; Payment
8.6	Related Obligations Matters
8.7	Other Agents
SECTION 9.	MISCELLANEOUS

9.1	Indemnities
9.2	Amendments and Waivers
9.3	Notices
9.4	Failure or Indulgence Not Waiver; Remedies Cumulative
9.5	Marshaling; Payments Set Aside
9.6	Severability
9.7	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights
9.8	Headings
9.9	Applicable Law
9.10	Successors and Assigns
9.11	No Fiduciary Relationship; Limited Liability
9.12	Construction
9.13	Confidentiality
9.14	CONSENT TO JURISDICTION
9.15	WAIVER OF JURY TRIAL
9.16	Survival of Warranties and Certain Agreements
9.17	Entire Agreement
9.18	Counterparts; Effectiveness
9.19	Replacement of Lenders
9.20	Release of Neff Corp

INDEX OF APPENDICES

Annexes

Annex A	-	Definitions
Annex B	-	Pro Rata Shares and Commitment Amounts
Annex C	-	Closing Checklist
Annex D	-	Pro Forma
Annex E	-	Lenders’ Bank Accounts

Exhibits

Exhibit 1.1(a)(i)	-	Revolving Note
Exhibit 1.1(a)(ii)	-	Notice of Revolving Credit Advance
Exhibit 1.1(b)	-	Swing Line Note
Exhibit 1.2(e)	-	Notice of Continuation/Conversion
Exhibit 4.1(d)	-	Borrowing Base Certificate
Exhibit 4.1(l)	-	Compliance and Pricing Certificate
Exhibit 8.1	-	Assignment Agreement
Exhibit A	-	Form of Joinder Agreement
Exhibit B	-	Form of Intercreditor Agreement

Schedules
Schedule 1.1(c)	-	Letters of Credit
Schedule 2.7	-	Corporate and Trade Names
Schedule 3.2	-	Existing Liens
Schedule 3.3	-	Existing Investments
Schedule 3.4	-	Existing Contingent Obligations
Schedule 3.8	-	Affiliate Transactions
Schedule 3.9	-	Business Description
Schedule 5.4(a)	-	Jurisdictions of Organization and Qualifications
Schedule 5.4(b)	-	Capitalization
Schedule 5.6	-	Intellectual Property
Schedule 5.7	-	Investigations and Audits
Schedule 5.8	-	Employee Matters
Schedule 5.10	-	Litigation; Adverse Facts
Schedule 5.12	-	Real Estate
Schedule 5.13	-	Environmental Matters
Schedule 5.14	-	ERISA
Schedule 5.16	-	Bank Accounts, Securities Accounts; Other Accounts
Schedule 5.17	-	Agreements and Other Documents
Schedule 5.18	-	Insurance

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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of July 8, 2005 and entered into by and among NEFF RENTAL, INC., a Florida corporation (“NEFF” or “Borrower”), NEFF RENTAL LLC, a Delaware limited liability company (“NEFF LLC” or “Holdings”), NEFF Finance Corp., a Delaware corporation (“Finance Corp.”) and the other persons designated as “Credit Parties” on the signature pages hereof and each other person which becomes party hereto as a Credit Party pursuant to Section 2.8 below, the financial institutions who are or hereafter become parties to this Agreement as Lenders, BANK OF AMERICA, N.A. (in its individual capacity, “Bank of America”), as the initial L/C Issuer (as defined below) and as syndication agent, WACHOVIA BANK, NATIONAL ASSOCIATION and THE CIT GROUP/BUSINESS CREDIT, INC., as co-documentation agents, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity “GE Capital”), as Agent (as defined below).

R E C I T A L S:

WHEREAS, all capitalized terms used herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference; and

WHEREAS, pursuant to the Existing Credit Agreement, Lenders extended a revolving credit facility to Borrower to fund the repayment of certain then existing Indebtedness of Holdings and Borrower, to provide financing for ongoing working capital purposes and other general corporate purposes (including financing Capital Expenditures and Permitted Acquisitions) of Borrower; and

WHEREAS, NEFF Corp., a Delaware corporation and the direct parent company of Holdings and the indirect parent company of Borrower (“Parent”) guaranteed the obligations of Borrower under the Existing Credit Agreement; and

WHEREAS, in connection with the NEFF Reorganization, Parent will be released from its obligations as a guarantor of Borrower’s obligations under the Existing Credit Agreement; and

WHEREAS, the Borrower has requested, and the other parties hereto have agreed, that the Existing Credit Agreement be amended and restated on the terms and conditions set forth herein; and

WHEREAS, Borrower desires to secure all of its Obligations under the Loan Documents and the Related Swap Contracts by granting to Agent, for the benefit of Agent and the Secured Parties, a security interest in and Lien upon substantially all of their personal and real property; and

WHEREAS, each of Holdings, Finance Corp. and each of Borrower’s Subsidiaries is willing to guaranty all of the Obligations of Borrower and to grant to Agent, for the benefit of Agent and the Secured Parties, a security interest in and Lien upon substantially all of its personal and material real property to secure the Obligations; and

WHEREAS, it is the intention of the parties hereto that this Agreement does not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement or evidence payment of all or any such obligations and liabilities; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, the other Credit Parties, Lenders and Agent agree as follows:

SECTION 1.
AMOUNTS AND TERMS OF LOANS

1.1           Loans.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and the other Credit Parties contained herein:

(a)           Revolving Loans.

(i)            Each Lender agrees, severally and not jointly, to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a “Revolving Credit Advance”) requested by Borrower hereunder.  The Pro Rata Share of the Revolving Loan of any Lender (including, without duplication, Swing Line Loans and Letter of Credit Obligations) shall not at any time exceed its separate Revolving Loan Commitment.  Revolving Credit Advances may be repaid and reborrowed; provided, that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability.  The Borrowing Base may be further reduced by Reserves imposed by Agent in its reasonable credit judgment exercised in good faith.  All Revolving Loans shall be repaid in full on the Commitment Termination Date.  Promptly upon request by a Lender, Borrower shall execute and deliver to such Lender a note to evidence the Revolving Loan Commitment of such Lender.  Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Lender, dated the Amendment and Restatement Date (or, if later, as of the date on which such Person became a Lender under this Agreement pursuant to an Assignment Agreement) and substantially in the form of Exhibit 1.1(a)(i) (each a “Revolving Note” and, collectively, the “Revolving Notes”).  Other than pursuant to Section 1.1(a)(ii), if at any time the outstanding Revolving Loans (including the outstanding Swing Line Loans and Letter of Credit Obligations) exceed the Borrowing Base (any such excess Revolving Loans are herein referred to collectively as “Overadvances”), Lenders shall not be obligated to make Revolving Credit Advances, no additional Letters of Credit shall be issued and, except as provided in Section 1.1(a)(ii) below, Revolving Loans must be repaid immediately and Letters of Credit cash collateralized in an amount sufficient to eliminate any Overadvances.  All Overadvances shall constitute Index Rate Loans and shall bear interest at the Default Rate.  Revolving Loans which are Index Rate Loans may be requested in any amount with one (1) Business Day prior written notice required for funding requests equal to or greater than $5,000,000.  For funding requests

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for such Loans less than $5,000,000, written notice must be provided by 12:00 p.m. (noon) (New York time) on the Business Day on which the Loan is to be made.  All LIBOR Loans require three (3) Business Days prior written notice. Written notices for funding requests shall be in the form attached as Exhibit 1.1(a)(ii) (“Notice of Revolving Credit Advance”).

(ii)           If Borrower requests that Lenders make, or permit to remain outstanding any Overadvances, Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvances; provided, however, that Agent may not require Lenders to make, or permit to remain outstanding, (a) aggregate Revolving Loans (including, without duplication, Swing Line Loans) in excess of the Maximum Amount or (b) Overadvances in an aggregate amount in excess of $3,000,000.  If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Lenders shall be bound to make, or permit to remain outstanding such Overadvance based upon their Pro Rata Shares of the Revolving Loan Commitments in accordance with the terms of this Agreement.  If an Overadvance remains outstanding for more than thirty (30) consecutive days during any one hundred eighty (180) day period, Revolving Loans must be repaid immediately in an amount sufficient to eliminate all of such Overadvances; provided, that the Requisite Lenders may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent.  Any Overadvance may be made as a Swing Line Advance; and provided, further, that if an Event of Default shall have occurred and be continuing, no Overadvance may be made unless such Overadvance constitutes a Protective Overadvance.

(iii)          By notice to Agent, Borrower may request an increase (each a “Facility Increase”) in the Revolving Loan Commitments (each such additional Revolving Loan Commitment, an “Incremental Revolving Loan Commitment”); provided, however, that (A) no Facility Increase shall be effective later than the fourth (4th) anniversary of the Original Closing Date, (B) no Facility Increase shall be effective earlier than ten (10) days after the delivery of notice to Agent, (C) any increase shall be in a minimum amount of $10,000,000 and multiples of $5,000,000 in excess thereof, and (D) the aggregate amount of additions pursuant to this Section 1.1(a)(iii) shall not exceed $25,000,000.  Nothing in this Agreement shall be construed to obligate any Lender to increase its Revolving Loan Commitments, and the terms of and documentation entered into in respect of the Loans pursuant to any Facility Increase, to the extent not consistent with the terms of the Commitments in effect prior to such Facility Increase, shall be reasonably acceptable to Agent and Borrower and shall be applicable only to the increased Commitments and Loans thereunder.

(iv)          In the event that Borrower requests a Facility Increase:

(A)          Agent shall promptly notify each Lender of the proposed Facility Increase and, to the extent inconsistent with the terms of the Loans made pursuant to Commitments in effect prior to such Facility Increase, of the proposed terms and conditions therefor agreed between Borrower and Agent.  Each Lender (and its Affiliates and Approved Funds) may, in its sole discretion, commit to participate in such Facility Increase by forwarding its commitment therefor to Agent in form and substance reasonably satisfactory to Agent, on or before the date specified in such notice.  Borrower may also invite other Qualified Assignees to provide such Incremental Revolving Loan

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Commitments if the Lenders (or their Affiliates or Approved Funds) do not commit to provide the requested Incremental Revolving Loan Commitment which shall be evidenced by a formal agreement in form and substance satisfactory to Agent.  Agent shall allocate, in its sole discretion, the Incremental Revolving Loan Commitments to be made as part of the Facility Increase to such Lenders (or Affiliates or Approved Funds of such Lenders) or Qualified Assignees (the “Incremental Lenders”).

(B)           The Facility Increase shall become effective on a date agreed by Borrower and Agent (each a “Facility Increase Date”).  Agent shall notify the Lenders and Borrower, on or before 12:00 p.m. (noon) New York time on the day following the Facility Increase Date of the effectiveness of the Facility Increase on the Facility Increase Date and shall record in the Loan Account all applicable additional information in respect of such Facility Increase.

(C)           All Incremental Revolving Loan Commitments shall be deemed Revolving Loan Commitments and Commitments (and all advances made pursuant to a Facility Increase shall be deemed to be Revolving Loans) for all purposes of this Agreement and the other Loan Documents.  Any such Revolving Loans made to Borrower pursuant to an Incremental Revolving Loan Commitment may be borrowed, repaid and reborrowed in accordance with the terms of this Agreement applicable to Revolving Loans.

(D)          Notwithstanding anything to the contrary in this Section 1.1(a)(iv), the Applicable Margin applicable to the Revolving Loans made pursuant to any Incremental Revolving Loan Commitment shall be the same as the Applicable Margin applicable to the Revolving Loans made pursuant to the Revolving Loan Commitments as in effect prior to the applicable Facility Increase.

(b)           Swing Line Facility.

(i)            Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance.  Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice.  The provisions of this Section 1.1(b) shall not relieve Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided, that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Lenders pursuant to such notice.  Except as provided in Section 1.1(a)(ii) above, the aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) Borrowing Availability (“Swing Line Availability”).  Moreover, except for Overadvances, the Swing Line Loan outstanding to Borrower shall not exceed at any time the Borrowing Base less the Revolving Loans (including the outstanding Letter of Credit Obligations) then outstanding.  Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(b).  Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Agent in accordance with Section 1.1(a).

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Unless the Swing Line Lender has received at least one (1) Business Day’s prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 7.2, be entitled to fund that Swing Line Advance, and to have each Lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv).  Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan.  Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(ii)           Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment, which promissory note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Amendment and Restatement Date (or, in the case of any successor Swing Line Lender, the date on which such Person becomes the Swing Line Lender pursuant to this Agreement) and substantially in the form of Exhibit 1.1(b) (the “Swing Line Note”).  The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.2.

(iii)          The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly, will on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.  Unless any of the events described in Sections 6.1(f) or 6.1(g) has occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given.  The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of Borrower.

(iv)          If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(b)(iii), one of the events described in Sections 6.1(f) or 6.1(g) has occurred, then, subject to the provisions of Section 1.1(b)(v) below, each Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to Borrower in an amount equal to its Pro Rata Share (determined with respect to Revolving Loans) of such Swing Line Loan.  Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

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(v)           Each Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Swing Line Lender shall be entitled to recover, on demand, from each Lender the amounts required pursuant to Sections 1.1(b)(iii) or 1.1(b)(iv), as the case may be.  If any Lender does not make available such amounts to Agent or the Swing Line Lender, as applicable, the Swing Line Lender shall be entitled to recover, on demand, such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the Index Rate thereafter.

(c)           Letters of Credit.  The Revolving Loan Commitment may, in addition to advances under the Revolving Loan, be utilized, upon the request of Borrower, for the issuance of Letters of Credit.  Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender’s Pro Rata Share of the maximum aggregate amount available to be drawn under each such Letter of Credit.

(i)            L/C Sublimit.  The aggregate amount of Letter of Credit Obligations with respect to all Letters of Credit outstanding at any time shall not exceed $20,000,000 (the “L/C Sublimit”).

(ii)           Reimbursement.  Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse each L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, Fees, Charges, costs and expenses paid or incurred by such L/C Issuer.  Borrower hereby authorizes and directs Agent, at Agent’s option, to debit Borrower’s account (by increasing the outstanding principal balance of the Revolving Credit Advances) in the amount of (A) any payment made by an L/C Issuer with respect to any Letter of Credit and (B) the amount of any fees payable to L/C Issuer pursuant to Section 1.3(c).  All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not immediately repaid by Borrower with the proceeds of a Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to Revolving Loans which are Index Rate Loans plus, at the election of Agent (or upon the written request of the Requisite Lenders) an additional two percent (2.00%) per annum.  Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this Section 1.1(c)(ii).  In the event Agent elects not to debit Borrower’s account and Borrower fails to reimburse the L/C Issuer in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly notify each Lender of the amount of such unreimbursed payment and the accrued interest thereon and each Lender, on the next Business Day prior to 3:00 p.m. (New

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York time), shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds.  Each Lender hereby absolutely and unconditionally agrees to pay to the L/C Issuer upon demand by the L/C Issuer such Lender’s Pro Rata Share of each payment made by the L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by Borrower or satisfied through a debit of Borrower’s account.  Each Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by Borrower to satisfy any of the conditions set forth in Section 7.2.  If any Lender fails to make available to the L/C Issuer the amount of such Lender’s Pro Rata Share of any payments made by the L/C Issuer in respect of a Letter of Credit as provided in this Section 1.1(c)(ii), the L/C Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the Index Rate.

(iii)          Request for Letters of Credit.  Borrower shall give Agent at least three (3) Business Days prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby.  If Agent informs Borrower that the L/C Issuer cannot issue the requested Letter of Credit directly, Borrower may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and Borrower.  The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit (a) supports a transaction entered into in the ordinary course of business of Borrower and (b) is in a form, is for an amount and contains such terms and conditions as are satisfactory to the L/C Issuer and Agent.  If L/C Issuer receives written notice from Agent or the Requisite Lenders on or before the Business Day preceding issuance of a Letter of Credit that any conditions set forth in Section 7.2 have not been satisfied, L/C Issuer shall have no obligation to issue the requested Letter of Credit or any other Letter of Credit until such notice is withdrawn in writing by Agent or the Requisite Lenders, as applicable.  Prior to its receipt of such notice from Agent or the Requisite Lenders, L/C Issuer shall not be deemed to have notice or knowledge of any Default, Event of Default or failure of such conditions.  The initial notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the L/C Issuer’s reimbursement agreement and an application for a letter of credit, if any, then required by the L/C Issuer completed in a manner satisfactory to such L/C Issuer.  If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

(iv)          Expiration Dates of Letters of Credit.  The expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth (30th) day prior to the fifth (5th) anniversary of the Original Closing Date.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods provided that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the fifth (5th) anniversary of the Original Closing Date.  The L/C

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Issuer may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Lenders, shall not renew any such Letter of Credit, in each case, at any time during the continuance of an Event of Default, provided that, in the case of a direction by Agent or Requisite Lenders, the L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the L/C Issuer and the L/C Issuer has had a reasonable period of time to act on such notice.

(v)           Obligations Absolute.  The obligation of Borrower to reimburse the L/C Issuer, Agent and Lenders for payments made in respect of Letters of Credit issued by the L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which Borrower, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(c)(v), constitute a legal or equitable discharge of Borrower’s obligations hereunder.

(vi)          Obligations of L/C Issuers.  Each L/C Issuer (other than GE Capital) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer.  Each L/C Issuer (other than GE Capital) further agrees to provide to Agent:  (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance, amendment, extension or renewal; (b) a monthly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such month and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer.  Without limiting the generality of the foregoing, it is expressly understood and agreed by Borrower that the absolute and unconditional obligation of Borrower to Agent and Lenders hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer.  However, the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, with Borrower hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by Borrower that are subject to indemnification under the L/C Issuer’s reimbursement agreement.

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(vii)         Outstanding Letters of Credit.  Schedule 1.1(c) contains a schedule of the Existing Letters of Credit outstanding under this Agreement on the Amendment and Restatement Date.

(d)           Funding Authorization.  The proceeds of all Loans made pursuant to this Agreement subsequent to the Amendment and Restatement Date are to be funded by Agent by wire transfer to the account designated by Borrower below (the “Disbursement Account”):

Bank:	Fleet National Bank
ABA No.:	011900571
Bank Address:	Hartford, CT
Account No.:	942 911 8360
Reference:	NEFF Rental, Inc. Master Operating Account

Borrower shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

1.2           Interest.

(a)           Borrower shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:  (i) with respect to the Revolving Credit Advances which are designated as Index Rate Loans (and for all other Obligations not otherwise set forth below), the Index Rate plus the Applicable Revolver Index Margin per annum; (ii) with respect to Revolving Credit Advances which are designated as LIBOR Loans, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; and (iii) with respect to any Swing Line Loans, the Index Rate plus the Applicable Revolver Index Margin per annum.

(b)           If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c)           All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees and interest are payable.  The Index Rate is a floating rate determined for each day.  Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower and the other Credit Parties, absent manifest error.

(d)           So long as any Event of Default has occurred and is continuing under Sections 6.1(a), 6.1(f) or 6.1(g), and without notice of any kind, or so long as any other Event of Default has occurred and is continuing and at the election of Agent confirmed by written notice from Agent to Borrower (or upon the written request of Requisite Lenders), the interest rates applicable to the Loans and the Letter of Credit Fee shall be increased by two percent (2%) per

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annum above the rates of interest or the rate of such Fee otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations.  Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

(e)           Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of the LIBOR Breakage Fee in accordance with Section 1.3(d) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount.  Any such election must be made by 12:00 p.m. (noon) (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election.  If no election is received with respect to a LIBOR Loan by 12:00 p.m. (noon) (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period.  Borrower must make such election by notice to Agent in writing, by fax or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.2(e).  No Loan shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and Agent or Requisite Lenders have determined not to make or continue any Loan as a LIBOR Loan as a result thereof.

(f)            Notwithstanding anything to the contrary set forth in this Section 1.2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Original Closing Date as otherwise provided in this Agreement.  Thereafter, interest hereunder shall be paid at the rate or rates of interest and in the manner provided in Sections 1.2(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In no

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event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 1.5(d) and thereafter shall refund any excess to Borrower or as such court of competent jurisdiction may otherwise order.

1.3           Fees.

(a)           Fee Letter.  Holdings and Borrower shall pay to GE Capital, individually, the Fees specified in the Agent Fee Letter.

(b)           Unused Line Fee.  As additional compensation for the Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (the “Unused Line Fee”) for Borrower’s non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum multiplied by the difference between (i) the Maximum Amount (as it may be adjusted from time to time) and (ii) the average for the period of the daily closing balances of the Revolving Loan (including, without duplication, outstanding Swing Line Loans and Letter of Credit Obligations) outstanding during the period for which such Fee is due.

(c)           Letter of Credit Fee.  Borrower agrees to pay to Agent for the ratable benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit.  Such fee shall be paid to Agent for the ratable benefit of the Lenders in arrears, on the first Business Day of each month and on the Commitment Termination Date.  Borrower shall pay directly to L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by L/C Issuer pursuant to this Agreement equal to one-eighth of one percent (0.125%) per annum of the daily maximum amount then available to be drawn under such Letter of Credit.  Such fee shall be paid to L/C Issuer on the first Business Day of each month and on the Commitment Termination Date.  In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

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(d)           LIBOR Breakage Fee.  Upon (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower’s delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, the LIBOR Breakage Fee.

(e)           Expenses and Attorneys’ Fees.  Borrower agrees to promptly pay all reasonable fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses of (i) one counsel to the Agent and the Lenders unless (A) the interests of Agent and Lenders are sufficiently divergent, in which case one additional counsel may be appointed or (B) if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one additional counsel for such Lender or group of Lenders and (ii) such other local legal counsel as may be retained by Agent in connection with the security arrangements contemplated by the Loan Documents) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents (including the Intercreditor Agreement) or in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents (including the Intercreditor Agreement), including any amendments, modifications, consents and waivers.  Borrower agrees to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent’s external legal counsel or internal legal staff.  Borrower agrees to promptly pay all fees, charges, costs and expenses (including fees, charges, costs and expenses of attorneys, auditors (whether internal or external), appraisers (including with respect to the field audits and appraisals contemplated by Section 4.1(e)), consultants and advisors and the allocated cost of internal legal staff) incurred by Agent in connection with any Event of Default, work-out or action to enforce any Loan Document (including the Intercreditor Agreement) or to collect any payments due from Borrower or any other Credit Party.  In addition, in connection with any work-out or action to enforce any Loan Document (including the Intercreditor Agreement) or to collect any payments due from Borrower or any other Credit Party, Borrower agrees to promptly pay all fees, charges, costs and expenses incurred by Lenders for (i) one (1) counsel acting for all Lenders other than Agent unless (A) the interests of the Lenders are sufficiently divergent, in which case one additional counsel may be appointed or (B) if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one additional counsel for such Lender or group of Lenders and (ii) such other local counsel in each appropriate jurisdiction as the Agent reasonably determines are necessary or advisable in connection with the creation, perfection, priority and/or enforcement of the Liens granted to the Agent for the benefit of the Secured Parties.  All fees, charges, costs and expenses for which Borrower is responsible under this Section 1.3(e) shall be deemed part of the Obligations when incurred, payable upon demand or by the making of a Revolving Credit Advance or Swing Line Advance in accordance with the final sentence of Section 1.4 and secured by the Collateral.

1.4           Payments.  All payments by Borrower of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to

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Agent, for the benefit of Agent and the Secured Parties, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate in writing.

ABA No. 021-001-033

Account Number 502-707-97

Deutsche Bank Trust Company Americas

New York, New York

Account Name: GECC/ CFI Incoming Funds Account

Reference: NEFF Rental, Inc.

Borrower shall receive credit on the day of receipt for funds received by Agent by 2:00 p.m. (New York time).  In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

Borrower hereby authorizes Lenders to make Revolving Credit Advances or Swing Line Advances, on the basis of their Pro Rata Shares, for the payment of interest, Fees and expenses, Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Section 1.5(f) or Section 6.3.

1.5           Prepayments.

(a)           Voluntary Prepayments of Loans.  At any time, Borrower may prepay the Loans, in whole or in part, without premium or penalty subject to the payment of LIBOR Breakage Fees, if applicable.  Unless Borrower shall otherwise elect in accordance with clause (b) below, such prepayment shall not constitute or result in a reduction of the Revolving Loan Commitments.

(b)           Voluntary Termination and Reduction of Revolving Loan Commitment.  Upon not less than ten (10) Business Days irrevocable prior written notice to Agent, Borrower may at any time (i) terminate in whole the Revolving Loan Commitment and on the date specified in such notice the Revolving Loan Commitment shall terminate and all Obligations shall become immediately due and payable or (ii) reduce in part ratably the Revolving Loan Commitments of the Lenders; provided, that each partial reduction shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of 500,000 in excess thereof; and provided, further, that no such partial reduction shall be permitted if, after giving effect to such reduction, if any, the then outstanding Revolving Loan (including any outstanding Swing Line Loans and Letter of Credit Obligations) would exceed the Revolving Loan Commitments unless the Borrower shall have prepaid such outstanding Loans or shall have provided cash or a standby letter of credit (in form and substance and from an issuer satisfactory to Agent) as collateral for such outstanding Letter of Credit Obligations (in an amount equal to 105% of such outstanding Letter of Credit Obligations) in excess of the Revolving Loan Commitments then in effect.

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(c)           Mandatory Prepayments:

(i)            Prepayments from Asset Dispositions.

(A)          Except as otherwise provided in Section 1.5(e) hereof with respect to insurance and condemnation proceeds and subject to the reinvestment rights specified in clause (B) below, immediately upon receipt by Holdings or any of its Subsidiaries of any Net Proceeds in respect of any Asset Disposition (other than any Asset Disposition consisting of the sale, lease or rental of Rental Fleet and Equipment in good faith to customers for fair value in the ordinary course of business) in excess of $1,000,000, individually or in the aggregate, during any Fiscal Year, Borrower shall repay the Revolving Credit Advances (without reduction of the Revolving Loan Commitment) by an amount equal to the amount of any reduction in the Borrowing Base attributable to the Asset Disposition giving rise to such Net Proceeds to the extent that any such reduction would result in the outstanding principal balance of the Revolving Loan exceeding the maximum amount of Revolving Loan permitted to be outstanding, determined based upon the most recent Borrowing Base Certificate delivered (or required to be delivered) by Borrower to Agent pursuant to Section 3.7 or Section 4.1(d), as applicable.

(B)           Notwithstanding anything to the contrary in the immediately preceding clause (A), Borrower or its Subsidiaries may reinvest such Net Proceeds of such Asset Dispositions, within three hundred sixty five (365) days of receipt thereof (or, if Borrower or any of its Subsidiaries enters into a contract to reinvest such Net Proceeds within three hundred sixty five (365) days of the receipt thereof, within one hundred eighty (180) days of the date of such contract), in productive replacement assets of a kind then used or usable in the business of Borrower or such Subsidiaries.  If Borrower or such Subsidiary does not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without Borrower or such Subsidiary having reinvested (or entered into a contract to reinvest) such Net Proceeds in such productive replacement assets, Borrower shall prepay the Revolving Credit Advances pro rata in an amount equal to such remaining Net Proceeds of such Asset Disposition.  Such prepayments shall be applied in accordance with Section 1.5(d).

(C)           Notwithstanding anything to the contrary in the immediately preceding clauses (A) and (B), in the event that any Credit Party would otherwise be required to prepay, redeem or otherwise repurchase the Senior Secured Notes, any Subordinated Indebtedness or any other Indebtedness (other than purchase money Indebtedness or Capital Leases permitted under Section 3.1(e) but only to the extent that such Indebtedness is secured by a Lien on the assets or property subject of the relevant Asset Disposition) with the Net Proceeds of any such Asset Disposition (whether before or after giving effect to any reinvestment period as contemplated above), Borrower shall reduce ratably the Revolving Loan Commitments by an amount equal to the amount of the Net Proceeds received in respect of such Asset Disposition that would otherwise have been required to be applied to the prepayment, redemption or other repurchase of the Senior Secured Notes, such Subordinated Indebtedness or such other Indebtedness.

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(ii)           Prepayments from Issuance of Stock.  Immediately upon the receipt by Holdings or any of its Subsidiaries of the proceeds of the issuance of Stock (other than (A) proceeds of the issuance of Stock by Holdings received on or before the Amendment and Restatement Date, (B) proceeds from the issuance of Stock to officers, directors, employees or members of the management of Holdings or any other Credit Party, (C) proceeds of the issuance of Stock to Borrower or any Subsidiary of Borrower and (D) proceeds of the issuance of Qualified Stock of Holdings solely to the extent such proceeds are applied to (I) finance Permitted Acquisitions within ninety (90) days of the issuance of such Stock or (II) refinance any Second Lien Financing or any Subordinated Indebtedness in accordance with Section 3.18(b) within sixty (60) days of the issuance of such Stock), the Borrower shall repay the Loans (without a corresponding reduction of the Revolving Loan Commitments) in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith; provided, that in the event that Holdings has issued any Qualified Stock for purposes of (x) financing any Permitted Acquisition and the proceeds thereof have not been applied to so finance such Permitted Acquisition within ninety (90) days of the issuance thereof, Borrower shall repay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, on the ninetieth (90th) day after the issuance thereof or (y) refinancing any Second Lien Financing or any Subordinated Indebtedness and the proceeds thereof have not been applied to so refinance such Indebtedness within sixty (60) days of the issuance thereof, Borrower shall repay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, on the sixtieth (60th) day after the issuance thereof.  Such prepayments shall be applied in accordance with Section 1.5(d).

(iii)          Prepayments from Issuance of Debt.  Immediately upon the receipt by Holdings or any of its Subsidiaries of the proceeds of the issuance of Indebtedness (other than proceeds of the Senior Secured Notes (to the extent applied to repay the Bridge Loans on the Amendment and Restatement Date) and other Indebtedness expressly permitted under Section 3.1), Borrower shall repay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith.  Such prepayments shall be applied in accordance with Section 1.5(d).

(d)           Application of Proceeds.  With respect to any prepayments made by Borrower pursuant to Sections 1.5(a), 1.5(b) or 1.5(c) (other than any amount applied to the Revolving Credit Advances as a result of the reduction of the Borrowing Base as specified therein), such prepayments shall be applied as follows: first, to interest then due and payable on the Swing Line Loan; second, to reduce the outstanding principal balance of the Swing Line Loan until the same has been repaid in full; third, to interest then due and payable on Revolving Credit Advances; and fourth, to the outstanding Revolving Credit Advances until the same has been repaid in full.  Solely in the case of any prepayment made pursuant to Sections 1.5(c)(i)(C) or 1.5(c)(iii), such prepayment shall be made together with a permanent reduction of the Revolving Loan Commitments (i) in the case any prepayment in respect of any Asset Disposition, in the amount described in such Section 1.5(c)(i)(C) and (ii) in the case of any prepayment required by Section 1.5(c)(iii), unless otherwise agreed to by the Requisite Lenders, in the amount of such proceeds, net of underwriting discounts and commissions and other reasonable costs associated with such issuance of Indebtedness; provided, that if, after giving

15

effect to any such permanent reduction of the Revolving Loan Commitments, the then outstanding Revolving Loans (including the outstanding Swing Line Loans and Letter of Credit Obligations) exceeds the Revolving Loan Commitments, Borrower shall promptly repay the Loans in an amount equal to such excess.  Considering each type of Revolving Loan being prepaid separately, any such prepayment shall be applied first to Index Rate Loans before application to LIBOR Loans in a manner which minimizes any resulting LIBOR Breakage Fee.

(e)           Application of Prepayments from Insurance Proceeds.  Prepayments from insurance in accordance with Section 2.2 or condemnation proceeds shall be applied as follows: first, to the Swing Line Loans and, second, to the Revolving Credit Advances of Borrower.  Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments; provided, that in the event that any Credit Party would otherwise be required to prepay, redeem or otherwise repurchase the Indebtedness under any Second Lien Financing, any Subordinated Indebtedness or any other Indebtedness (other than purchase money Indebtedness or Capital Leases permitted under Section 3.1(e) but only to the extent that such Indebtedness is secured by a Lien on the assets or property subject of the relevant Asset Disposition) with the proceeds of such insurance or such condemnation proceeds (whether before or after giving effect to any reinvestment period as contemplated in Section 1.5(c)(i) above), Borrower shall reduce ratably the Revolving Loan Commitments by an amount equal to the amount of such insurance proceeds or condemnation proceeds received that would otherwise have been required to be applied to the prepayment, redemption or other repurchase of the Indebtedness under any such Second Lien Financing, such Subordinated Indebtedness or such other Indebtedness.

(f)            Letter of Credit Obligations.  In the event any Letters of Credit are outstanding at the time that the Revolving Loan Commitment is terminated, Borrower shall (1) deposit with Agent for the benefit of all Lenders cash in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations or provide a standby letter of credit (in form and substance and from an issuer satisfactory to Agent) in a face amount equal to 105% of the aggregate outstanding Letter of Credit Obligations, in each case to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any Fees and expenses related thereto and (2) prepay the fee payable under Section 1.3(c) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit.  Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower.

1.6           Maturity.  All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations (other than contingent indemnification Obligations to the extent no unsatisfied claim has been asserted) shall become due and payable upon termination of this Agreement on the Commitment Termination Date or otherwise.  Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), the Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated or otherwise secured to the satisfaction of Agent, Agent shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to Agent and the Secured Parties under the Loan Documents and

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applicable laws.  Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the Revolving Loan Commitment, all of the Obligations shall be due and payable.

1.7           Eligible Accounts.  All of the Accounts (other than Ineligible Accounts) owned by Borrower or any Eligible Credit Party and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement.  Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment exercised in good faith.  In addition, Agent reserves the right, at any time and from time to time after the Amendment and Restatement Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment exercised in good faith, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Accounts shall not include any Account of Borrower or any Eligible Credit Party (each such Account as to which the exclusionary criteria set forth below applies, an “Ineligible Account”):

(a)           that does not arise from the sale or lease of goods or the performance of services by Borrower or such Eligible Credit Party in the ordinary course of its business;

(b)           (i) upon which the right of Borrower or such Eligible Credit Party to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower or such Eligible Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract (other than a lease or rental agreement for Rental Fleet and Equipment in the ordinary course of business) under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s or such Eligible Credit Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)           to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(d)           that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold or leased to or services rendered and accepted by the applicable Account Debtor;

(e)           with respect to which an invoice, in form and substance reasonably acceptable to Agent, has not been sent to the applicable Account Debtor; provided, that it is understood and agreed that the Borrower’s standard form invoice previously provided to Agent is acceptable;

(f)            that (i) is not owned by Borrower or such Eligible Credit Party or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than (A) Liens in favor of Agent, on behalf of itself and the Secured Parties, (B) Permitted Second

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Priority Liens or (C) Permitted Liens that are junior in priority to the Liens of the Agent securing the Obligations;

(g)           that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h)           that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower or such Eligible Credit Party, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(i)            that is the obligation of an Account Debtor located (i) in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer or (ii) in a state in which Borrower or the applicable Eligible Credit Party is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of a qualification to transact business in such state or of the filing of any reports with such state, unless Borrower or such Eligible Credit Party has qualified as a foreign entity authorized to transact business in such state or has filed all required reports;

(j)            to the extent Borrower or any of its Subsidiaries is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any of its Subsidiaries but only to the extent of the potential offset;

(k)           that arises with respect to goods that are delivered on a bill-and-hold basis, arises as a result of any consideration consisting of a credit received by Borrower or any of its Subsidiaries in connection with any Trade-In Transaction, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)            that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)            the Account is not paid within the earlier of sixty (60) days following its due date or ninety (90) days following its original invoice date;

(ii)           the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)          a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

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(m)          that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.7;

(n)           as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(o)           as to which any of the representations or warranties in the Loan Documents are untrue;

(p)           to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper (other than any Account evidenced by a lease or rental agreement for Rental Fleet and Equipment unless (i) such Chattel Paper or Instrument is not required to be delivered to Agent pursuant to the Security Agreement or (ii) if such Chattel Paper or Instrument is required to be delivered to Agent pursuant to the Security Agreement, such Chattel Paper or Instrument has been so delivered);

(q)           to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates as of any date of determination exceed 20% of all Eligible Accounts of Borrower or such Eligible Credit Party except as may otherwise be agreed to by Agent in its sole discretion;

(r)            that is payable in any currency other than Dollars;

(s)           in the case of any Rental Payment, is not subject to a written lease agreement;

(t)            in the case of any Rental Payment, is not subject to a first priority security interest in favor of Agent for the benefit of the Secured Parties, perfected by possession of all Chattel Paper related to such Rental Payment (to the extent possession of such Chattel Paper is required by the Security Agreement) or by the filing of a financing statement, which financing statement indicates that a purchase of or security interest in such chattel paper by or in favor of any Person other than Agent is in violation of the rights of Agent;

(u)           with respect to which the Borrower or such Eligible Credit Party has made an agreement with the Account Debtor to extend the time of payment thereof; or

(v)           that represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing.

1.8           Eligible Parts Inventory.  All of the Parts Inventory (other than Ineligible Parts Inventory) owned by Borrower or any Eligible Credit Party and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be “Eligible Parts Inventory” for purposes of this Agreement.  Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Parts Inventory from time to time in its reasonable credit judgment exercised in good faith.  In addition, Agent reserves the right, at any time and from time to time

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after the Amendment and Restatement Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Parts Inventory in its reasonable credit judgment exercised in good faith, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Parts Inventory shall not include any Inventory of Borrower or any Eligible Credit Party that (any such Parts Inventory as to which any of the exclusionary criteria set forth below applies, “Ineligible Parts Inventory”):

(a)           is not Parts Inventory;

(b)           is not owned by Borrower or such Eligible Credit Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure performance by Borrower or such Eligible Credit Party with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and the Secured Parties, the Permitted Second Priority Liens and other Permitted Liens that are junior in priority to the Liens of Agent securing the Obligations;

(c)           (i) is not located on premises owned, leased or rented by Borrower or such Eligible Credit Party located in a state of the United States of America or the District of Columbia that is set forth on Schedule 5.12; (ii) is stored at a leased location, unless Agent has given its prior consent thereto or unless (A) a reasonably satisfactory landlord waiver has been delivered to Agent or (B) a Rent Reserve has been established with respect thereto; or (iii) is stored with a bailee or warehouseman or is in a processor or converter facility unless a reasonably satisfactory, acknowledged bailee letter or other agreement waiving or subordinating all Liens and claims by such Person to the Liens of Agent or a Rent Reserve has been established with respect thereto;

(d)           is placed on consignment or is in transit, except for Inventory in transit in the United States of America or the District of Columbia as to which Agent’s Liens in such Inventory remain perfected without any further action by Agent;

(e)           is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent, on behalf of itself and the Secured Parties, the Permitted Second Priority Liens and other Permitted Liens that are junior in priority to the Liens of Agent securing the Obligations;

(f)            is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

(g)           consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory;

(h)           consists of goods which have been returned by the buyer;

(i)            is not held for sale, lease or use in the ordinary course of business of Borrower or such Eligible Credit Party;

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(j)            is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, subject to no other Liens, other than the Permitted Second Priority Liens and Permitted Liens that are junior in priority to the Liens of the Agent securing the Obligations;

(k)           breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(l)            consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m)          is not covered by casualty insurance (subject to customary deductibles);

(n)           is held by Borrower or such Eligible Credit Party under a Vendor Lease; or

(o)           is being leased to a third party as lessee (i) which has commenced a voluntary case or has consented to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under the Bankruptcy Code or (ii) with respect to which a court has entered a decree or order for relief in an involuntary case under the Bankruptcy Code.

1.9           Eligible Rental Fleet and Equipment.  All of the Rental Fleet and Equipment (other than Ineligible Rental Fleet and Equipment) owned by Borrower or any Eligible Credit Party and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be “Eligible Rental Fleet and Equipment” for purposes of this Agreement.  Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Rental Fleet and Equipment from time to time in its reasonable credit judgment exercised in good faith.  In addition, Agent reserves the right, at any time and from time to time after the Amendment and Restatement Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Rental Fleet and Equipment in its reasonable credit judgment exercised in good faith, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Rental Fleet and Equipment shall not include any Inventory of Borrower or any Eligible Credit Party that (any such Rental Fleet and Equipment as to which the exclusionary criteria set forth below applies, “Ineligible Rental Fleet and Equipment”):

(a)           is not Rental Fleet and Equipment;

(b)           is not classified as “rental equipment, net” on Holdings’ balance sheet;

(c)           is not owned by Borrower or such Eligible Credit Party free and clear of all Liens (including Lien securing Purchase Money Obligations) and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure performance by Borrower or such Eligible Credit Party with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and the Secured Parties, the Permitted Second Priority Liens and other Permitted Liens that are junior in priority to the Liens of Agent securing the Obligations;

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(d)           (i) is not (A) located on premises owned, leased or rented by Borrower or such Eligible Credit Party located in a state of the United States of America or the District of Columbia that is set forth on Schedule 5.12 or (B) being leased by a customer of Borrower or such Eligible Credit Party and used by such customer at a location of such customer in a state of the United States of America or the District of Columbia pursuant to the terms of a rental agreement entered into between such customer and Borrower or the applicable Eligible Credit Party; (ii) is stored at a leased location, unless Agent has given its prior consent thereto or unless (A) a reasonably satisfactory landlord waiver has been delivered to Agent or (B) a Rent Reserve has been established with respect thereto; or (iii) is stored with a bailee or warehouseman or is in a processor or converter facility unless a reasonably satisfactory, acknowledged bailee letter or other agreement waiving or subordinating all Liens and claims by such Person to the Liens of Agent or a Rent Reserve has been established with respect thereto;

(e)           is placed on consignment or is in transit, except for Rental Fleet and Equipment in transit in the United States of America or the District of Columbia as to which Agent’s Liens in such Inventory remain perfected without any further action by Agent;

(f)            is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and the Secured Parties, the Permitted Second Priority Liens and Permitted Liens that are junior in priority to the Liens of the Agent securing the Obligations;

(g)           is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

(h)           is not held for sale, lease or use in the ordinary course of business of Borrower or such Eligible Credit Party;

(i)            is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, subject to no other Liens, other than the Permitted Second Priority Liens and Permitted Liens that are junior in priority to the Liens of the Agent securing the Obligations;

(j)            breaches any of the representations or warranties pertaining to Rental Fleet and Equipment set forth in the Loan Documents;

(k)           consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(l)            is not covered by casualty insurance (subject to customary deductibles);

(m)          is held by Borrower or such Eligible Credit Party under a Vendor Lease or any other lease where a Credit Party is a lessee; or

(n)           is being leased to a third party as lessee (i) which has commenced a voluntary case or has consented to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under the Bankruptcy Code or (ii) with

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respect to which a court has entered a decree or order for relief in an involuntary case under the Bankruptcy Code.

1.10         Loan Accounts.  Agent shall maintain a loan account (the “Loan Account”) on its books to record:  all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time.  The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay the Obligations.  Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to Borrower for the immediately preceding month.  Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within sixty (60) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein.  Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.11         Yield Protection; Illegality.

(a)           Capital Adequacy and Other Adjustments.  In the event that any Lender shall have reasonably determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, however, that Borrower shall not be required to compensate any Lender pursuant to this paragraph for any amounts incurred more than 180 days prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor, and provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

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(b)           Increased LIBOR Funding Costs; Illegality.  Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrower to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.  If, after the Amendment and Restatement Date, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost (except for any taxes that are neither Excluded Taxes or Other Taxes) to any Lender of making or maintaining a LIBOR Loan, then Borrower shall from time to time within fifteen (15) days after notice and demand from Agent to Borrower (together with the certificate referred to in the next sentence) pay to Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders on an after tax basis for such increased cost; provided, however, that Borrower shall not be required to compensate any Lender pursuant to this paragraph for any amounts incurred more than 180 days prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor, and provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

1.12         Taxes.

(a)           No Deductions.  Subject to the immediately succeeding sentences and Section 1.12(e) below, any and all payments or reimbursements made hereunder, under the Notes or under any other Loan Document shall be made free and clear of and without deduction for any and all Charges, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such Charges, taxes, levies, imposts, deductions or withholdings to the extent imposed on Agent’s or a Lender’s net income (including franchise taxes, capital taxes, minimum taxes and other taxes imposed in lieu of net income taxes) by the jurisdiction in which Agent or such Lender is organized or is engaged in business (including the jurisdiction in which a lending office is located) or other charges, taxes, levies, imposts, deductions or withholdings imposed on an Agent or Lender as a result of a present connection between the Lender or Agent and the jurisdiction of a taxing authority (other than any connection arising solely from having executed, delivered or performed its obligation or received any payments hereunder or any other Loan Document) (“Excluded Taxes”).  Except as otherwise provided in this Section 1.12, if any Credit Party shall be required

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by current or future law to deduct any such amounts from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.  All required deductions shall be complied with and paid over to the relevant taxing authority or other Governmental Authority in accordance with applicable law.  Notwithstanding anything to the contrary, no Credit Party shall have any obligation to increase the sum payable hereunder or under any other Loan Document (or pay additional amounts) pursuant to this Section 1.12(a) with respect to any taxes, deductions or withholdings that are in effect and would apply to a payment hereunder or under any other Loan Document made to any Lender that are (i) required by any applicable law in effect when such Person became a Lender or (ii) applicable after such Lender changes its applicable lending office to an office outside the United States as of the date of such change of the applicable lending office.

(b)           Changes in Laws.  In the event that, subsequent to the Amendment and Restatement Date, any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof or any new law, regulation, treaty or directive enacted or any interpretation or application thereof:

(i)            does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except, in each case, for Excluded Taxes and any changes with respect thereto and taxes that are covered by Section 1.12(a), 1.12(f) or 1.12(g)); or

(ii)           does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder or under any Loan Document, then, in any such case, subject to Section 1.12(c) below and without duplication, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents.  If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.12(b), it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower (with a copy to Agent) shall, absent manifest error, be final, conclusive and binding for all purposes.

(c)           Tax Certificate.  Prior to becoming a Lender under this Agreement and on or before a previously delivered Certificate of Exemption (defined below) expires or becomes inapplicable or obsolete, other than by reason of a change in the applicable rules as in effect at

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the time the Lender becomes a Lender under this Agreement, each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) shall provide to Borrower and Agent (i) a properly completed and executed IRS Form W-8BEN (claiming a complete exemption or a reduction under an applicable treaty) or Form W-8ECI plus any additional form, certificate or document or a successor form prescribed by the IRS of the United States, certifying as to such Foreign Lender’s entitlement to a complete exemption from or a reduction in United States federal withholding tax under the applicable rules as in effect at the time the Lender becomes a Lender under this Agreement with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes, or (ii) in the case of a Foreign Lender that is not a “bank” (within the meaning of Section 881(c)(3)(A) of the IRC), cannot claim an exemption under any applicable treaty and meets the qualifications under the “portfolio interest” exemption rules, a properly completed and executed IRS Form W-8BEN and a written certificate to the effect that such Foreign Lender is eligible for a complete exemption under the applicable rules as in effect at the time the Lender becomes a Lender under this Agreement under Section 871(h) or 881(c) of the IRC (in each case, a “Certificate of Exemption”).  Notwithstanding anything to the contrary, if a Foreign Lender is unable to provide or does not provide a Certificate of Exemption to Borrower and Agent claiming a complete exemption from United States withholding tax within the time periods set forth in the preceding sentence, other than by reason of a change in the applicable rules as in effect at the time the Lender becomes a Lender under this Agreement, Credit Parties shall withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates (taking into account such Foreign Lender’s compliance with applicable certification requirements), and the Credit Parties shall not be required to pay any additional amounts under Section 1.12(a) as a result of such withholding, provided, that such withholding shall cease (or be reduced to the applicable treaty rate) upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent and provided, further, that Credit Parties shall be required to pay additional amounts under Section 1.12(a) in respect of any additional taxes withheld in excess of the initial rate of United States federal withholding tax indicated in the initial Certificate of Exemption by reason of a change in the applicable rules as in effect at the time the Foreign Lender becomes a Lender under this Agreement.  In addition, each Lender shall from time to time, upon the reasonable written request of any Credit Party or Agent, provide other certificates or forms that are necessary in order for payments made hereunder or under the Notes to be qualified for an exemption from, or a reduction in, withholding taxes or deductions.

(d)           If a Credit Party is required to increase the sum payable hereunder (or pay additional amounts) to any Lender or Agent pursuant to this Section 1.12, such Lender or Agent shall, at the request of the Credit Party, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such increase in the payment obligation (or additional amounts) and (ii) is, in such Lender’s reasonable judgment, determined not to be materially disadvantageous to such Lender.

(e)           To the extent any Lender is able (as determined by such Lender in its reasonable judgment) to apply or otherwise take advantage of any tax credit or refund in conjunction with any taxes, deductions or withholdings which give rise to an obligation of any Credit Party to pay an increased sum or additional amounts pursuant to this Section 1.12, such

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Lender shall pay the amount of such tax credit or refund (net of any expenses) to such Credit Party.

(f)            In addition, the Credit Parties agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies (excluding, for avoidance of doubt, any Excluded Taxes) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder (“Other Taxes”).

(g)           Each Credit Party agrees to indemnify each Lender and Agent for the full amount of non-Excluded Taxes and Other Taxes paid by such Lender or Agent, as the case may be, and any liability (including penalties, interest and expenses other than penalties, interest and expenses resulting from the Lender’s gross negligence or willful misconduct) arising therefrom or with respect thereto.  Such indemnification shall be made within thirty (30) days after the date any Lender or Agent, as the case may be, makes written demand therefor.  Notwithstanding the foregoing, the Credit Parties shall not be required to provide any indemnity pursuant to the preceding sentence with respect to taxes, deductions or withholdings (and any liability relating thereto) for which the Credit Parties would have no obligation to increase the sum payable hereunder (or pay additional amounts) pursuant to Section 1.12(a) or 1.12(c).

(h)           Within thirty (30) days after the date of any payment of non-Excluded Taxes or Other Taxes described in Section 1.12(f) above withheld by a Credit Party in respect of any payment to any Lender (or Assignee Lender) or Agent, the Credit Party will furnish to Agent, at its address for notices specified in Section 9.3 hereof, the original or a copy of any available receipt evidencing payment thereof.

SECTION 2.
AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

2.1           Compliance With Laws and Contractual Obligations.  Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and except for Contractual Obligations being diligently contested in good faith, and (b) maintain or obtain and shall cause each of its Subsidiaries to

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maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject in the case of any Lien in connection therewith, to the terms and conditions of Section 3.2.  Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above other than those licenses, qualifications and permits the failure of which to maintain could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

2.2           Insurance; Damage to or Destruction of Collateral.

(a)           The Credit Parties shall, at their sole cost and expense, maintain with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks (but including in any event public liability coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; provided, notwithstanding any industry standard, any amount of self insurance shall be commercially reasonable and must be reasonably satisfactory to Agent.  Such policies of insurance shall contain provisions pursuant to which the insurer agrees to (i) name Agent, for its benefit and the benefit of the Secured Parties, as additional insured, (ii) in the case of all property insurance policies, name the Agent as loss payee, (iii) in the case of all property insurance policies, provide a breach of warranty in favor of Agent and the Secured Parties, (iv) provide for a waiver of subrogation in favor of Agent and the Secured Parties and (v) provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)           Agent reserves the right at any time upon any change in any Credit Party’s risk profile (as determined by Agent in its reasonable credit judgment and including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of

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such Credit Party) to require additional forms and limits of insurance to, in Agent’s reasonable credit judgment, adequately protect both Agent’s and the Secured Parties’ interests in all or any portion of the Collateral.  Upon the reasonable request of Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

(c)           Each Credit Party shall deliver to Agent, at the time of the applicable policy renewal, in form and substance reasonably satisfactory to Agent, certificates of insurance evidencing (i) all “All Risk” policies naming Agent, on behalf of itself and the Secured Parties, as additional insured and loss payee, with a breach of warranty in favor of Agent and the Secured Parties, (ii) all general liability and other liability policies naming Agent, for the benefit of itself and the Secured Parties, as additional insured and (iii) waiver of subrogation and thirty (30) days notice of cancellation for all insurance policies.  Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $5,000,000, as each Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance.  After deducting from any insurance proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.5(e), provided that in the case of insurance proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied as if Borrower owned the property that generated such proceeds.  Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $5,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within three hundred sixty five (365) days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.5(e); provided, further, that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower.

2.3           Inspection; Lender Meeting.

(a)           Each Credit Party shall permit any authorized representatives of Agent to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and, so long as no Event of Default shall have occurred and be continuing, upon reasonable notice to the applicable Credit Party, and as often as may be reasonably requested.  Representatives of each Lender will

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be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence, at the expense of such Lender or, following an Event of Default, at the expense of such Credit Party.

(b)           Without in any way limiting the foregoing clause (a), each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Agent and Lenders once during each year (or, if (i) an Event of Default shall have occurred or be continuing or (ii) Borrowing Availability shall be less than $10,000,000, more frequently as Agent may request), which meeting shall be held at such time and such place as may be reasonably requested by Agent.

2.4           Organizational Existence.  Except as otherwise permitted by Section 3.6, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

2.5           Environmental Matters.  Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or reasonably necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $1,000,000; and (d) provide Agent on a quarterly basis (together with the delivery of the Financial Statements delivered pursuant to Section 4.1 for each month that coincides with the end of any Fiscal Quarter) with a written report of the status of any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000 in each case, whether or not the Environmental Protection Agency or any other Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter, which report shall be in reasonable detail and in form and substance satisfactory to Agent and shall identify each material order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with such matter; provided, that upon request of Agent, such Credit Party agrees to deliver (or cause to be delivered) a copy of such order, notice, request for information or other communication or report.  If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon Agent’s written request cause the performance of such environmental audits reasonably necessary to evaluate the alleged noncompliance or Release (which may

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include subsurface sampling of soil and groundwater) and preparation of such environmental reports, at Borrower’s expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.  If an environmental audit requested by Agent pursuant to the preceding sentience is not initiated within thirty (30) days following receipt of Agent’s request therefor, then each Credit Party ant its Subsidiaries shall permit Agent or its representatives to have access to the parcel of Real Estate where the alleged violation or Release occurred for the purpose of conducting such environmental audits and testing; provided, that any such environmental audit or testing shall be conducted in such a manner as to minimize interference with the conduct of the Credit Parties’ operations and Agent shall use commercially reasonable efforts to conduct such environmental audit or testing in such a manner that would not result in a material violation of the covenants in any lease relating to such Real Estate.  Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

2.6           Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.

(a)           Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s waiver and consent agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location (provided, that the landlord’s waiver and consent agreement may provide that upon the maturity of the term of the lease in the ordinary course, the landlord shall be entitled, in accordance with the terms of the applicable lease, to retain any Collateral which, but for the applicable landlord’s waiver and consent agreement, would have been deemed to be a fixture), and shall otherwise be reasonably satisfactory in form and substance to Agent.  With respect to such locations or warehouse space leased or owned as of the Original Closing Date and thereafter, if Agent has not received a landlord’s agreement or mortgagee agreement or bailee letter as of the Original Closing Date or, if later, as of the date such location is acquired or leased (or such later date as may be agreed to by Agent in its sole discretion), the Collateral at that location shall, in Agent’s reasonable credit judgment, be subject to a Rent Reserve.

(b)           If after the Original Closing Date, any Credit Party or any of its Subsidiaries (i) enters into a lease for real property or warehouse space or (ii) establishes arrangements or enters into Contractual Obligations pursuant to which Parts Inventory or Rental Fleet and Equipment shall be shipped to a processor or converter, such Credit Party or Subsidiary, as the case may be, shall use commercially reasonable efforts to cause a landlord’s waiver and consent agreement or bailee letter, as appropriate, to be obtained with respect to such location in form and substance reasonably satisfactory to Agent; provided, that unless and until such time as such landlord’s waiver and consent agreement or bailee letter, as appropriate, shall be obtained and delivered to Agent, each of the Credit Parties agrees that Agent shall be permitted (i) in the case of any leased real property, to establish a Rent Reserve in respect of such location and (ii) in the case of Parts Inventory or Rental Fleet and Equipment located at any

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warehouse facility or shipped to any processor or converter, to exclude such Parts Inventory or Rental Fleet and Equipment from the Borrowing Base.  Each Credit Party shall and shall cause its Subsidiaries to timely and fully pay and perform their obligations under all leases and other agreements with respect to each leased location or public warehouse where any Parts Inventory or Rental Fleet and Equipment is or may be located.

2.7           Conduct of Business.  Each Credit Party shall at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Schedule 2.7.

2.8           Further Assurances.

(a)           Borrower and each Guarantor shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents and the Related Swap Contracts.  Without limiting the foregoing, promptly upon granting a Lien to secure any Second Lien Financing on any assets or property of a Credit Party that does not constitute Collateral for the Obligations, Holdings and Borrower shall, or shall cause the relevant Credit Party to, grant a Lien on such assets or property to Agent for the benefit of the Secured Parties.

(b)           In the event Borrower or any Guarantor acquires an interest in real property after the Original Closing Date with a recently appraised fair market value in excess of $2,500,000, within ninety (90) days of the acquisition thereof (or such later date as may be agreed to by Agent) such Person shall deliver to Agent a fully executed mortgage or deed of trust over such real property in form and substance satisfactory to Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be required by Agent.

(c)           Borrower and each other Credit Party shall (i) cause each Person, upon its becoming a Subsidiary of Borrower (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is prohibited by the terms of this Agreement), promptly, in the event that such Subsidiary is a Domestic Subsidiary or, to the extent that no adverse tax consequences to the Borrower or violation of applicable law would result therefrom, a Foreign Subsidiary, to execute and deliver to Agent a Joinder Agreement and (A) become party to this Agreement as a Credit Party pursuant to such Joinder Agreement, (B) to guaranty the Obligations and to become party to the Guaranty (pursuant to a Guaranty Supplement) and (C) to grant to Agent, for the benefit of Agent and the Secured Parties, a security interest in the real, personal and mixed property of such Person to secure the Obligations and to become party to the Security Agreement and the Pledge Agreement, as applicable, in each case by executing and delivering a Joinder Agreement to Agent and (ii) pledge, or cause to be pledged, to Agent (A) all of the Stock of such Subsidiary (if such

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Subsidiary is a Domestic Subsidiary), (B) 65% of the Stock of such Subsidiary (if such Subsidiary is a Foreign Subsidiary directly owned by Borrower or by a Domestic Subsidiary) or (C) 100% of the Stock of such Subsidiary (if such Subsidiary is a Foreign Subsidiary that is owned by a Foreign Subsidiary that is a Subsidiary Guarantor), in each case, to secure the Obligations.  The documentation required pursuant to the foregoing sentence shall be accompanied by such certificates, legal opinions and other documents as may be reasonably requested by Agent.

(d)           After the acquisition by Borrower or any of its Subsidiaries of assets or personal property of the type that would have constituted Collateral on the Amendment and Restatement Date, including investments of the type that would have constituted Collateral on the Amendment and Restatement Date, Borrower will take, or will cause their Subsidiaries to take, all necessary action, including (i) the filing of appropriate financing statements under the applicable provisions of the Code, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, (ii) the execution and delivery of Control Agreements and (iii) to the extent required by the Security Agreement, the notation of the Lien of Agent on any certificate of title for Collateral constituting Eligible Rental Fleet or Equipment, in each case, to create and perfect a Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by this Agreement or any of the Collateral Documents.

(e)           Notwithstanding anything to the contrary in this Section 2.8, with respect to any Subsidiary of Holdings which becomes a Credit Party at any time after the Amendment and Restatement Date or any assets acquired by any Credit Party after the Amendment and Restatement Date in connection with a Permitted Acquisition, the Accounts, Parts Inventory and Rental Fleet and Equipment of such new Credit Party or in respect of such newly acquired assets, as applicable, shall not be included in the Borrowing Base until (i) Agent shall have conducted such appraisals, audits, evaluations and/or inspections of such Collateral as Agent shall deem reasonably necessary or advisable with respect to such Collateral and (ii) Holdings, Borrower and such Subsidiary shall have complied with the requirements of this Section 2.8.

2.9           Control Agreements.

(a)           Each of Holdings and the Borrower shall, and shall cause each other Credit Party to (i) enter into Control Agreements with respect to each deposit account, securities account and commodities account maintained by Holdings, Borrower or any such Credit Party as of or after the Amendment and Restatement Date, (ii) deposit in a deposit account subject to a Control Agreement all cash received on each Business Day and (iii) not establish or maintain any deposit account, securities account or commodities account unless such deposit account, securities account or commodities account is subject to a Control Agreement as provided in Section 3.14, in each case, other than (A) any payroll account so long as such payroll account is a zero balance account, (B) any disbursement account so long as (I) such disbursement account is a zero balance account or (II) the cash and Cash Equivalents on deposit in such disbursement account shall not exceed $250,000, (C) cash and Cash Equivalents on deposit in or credited to the balance of withholding tax and other fiduciary accounts and (D) cash and Cash Equivalents in an amount not to exceed $100,000 in the aggregate.  Each such Control Agreement shall be in

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form and substance satisfactory to Agent.  The Borrower and each Guarantor shall enter into and maintain with one or more banks and pursuant to agreements in form and substance reasonably satisfactory to Agent, lock box arrangements.

(b)           Each of Holdings and Borrower shall, and shall cause each Credit Party, to (i) provide each Account Debtor or other Person obligated to make a payment to any of them under any Account or General Intangible with an envelope addressed to the applicable Credit Party for such Account Debtor or other Person to make such payment directly to a lockbox account or other deposit account subject to a Control Agreement and (ii) deposit in a deposit account or securities account (as applicable) subject to a Control Agreement promptly (but in any event within three (3) Business Days) upon receipt all Proceeds (as defined in the Code) of such Accounts and General Intangibles received by Holdings, Borrower or any such Credit Party from any other Person.

(c)           Notwithstanding anything to the contrary in the foregoing clauses (a) or (b), it is understood and agreed that:

(i)            Agent shall not deliver a notice of control or other similar notice to any depository institution, securities intermediary or commodities intermediary, as applicable, pursuant to any Control Agreement unless (A) an Event of Default shall be continuing or (B) Borrowing Availability is less than $10,000,000; and

(ii)           if an Event of Default shall be continuing or Borrowing Availability is less than $10,000,000, and, in each case, a control notice or similar notice has been given by Agent in accordance with the applicable Control Agreement and the immediately preceding clause (i), amounts deposited in or credited to deposit accounts, securities accounts or commodities accounts subject to Control Agreements or credited to the lock-box account will be transferred on a daily basis to the Concentration Account and shall be available to the applicable Credit Party.

2.10         Post Closing Matters.  Holdings and Borrower shall satisfy the following requirements on or before the date that is thirty (30) days after the Original Closing Date, or such later date as may be consented to by the Agent:

(a)           Borrower shall deliver a Control Agreement, executed by Borrower, Bank of America and Agent, with respect to the lockbox account numbered 9429118256, together with a favorable legal opinion from Latham & Watkins LLP, special New York and Delaware counsel for the Credit Parties, in form and substance reasonably satisfactory to Agent; and

(b)           Holdings and Borrower shall cause duly authorized termination statements or amendment statements, as applicable, on Form UCC-3, to be filed in the appropriate filing offices under the Code to evidence the termination or amendment, as the case may be, of the financing statements disclosed on Part A of Schedule 3.2.

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SECTION 3.
NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

3.1           Indebtedness.  The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

(a)           the Obligations;

(b)           Indebtedness of Borrower and its Subsidiaries to the extent permitted pursuant to Section 3.3(b);

(c)           subject to the Intercreditor Agreement, Indebtedness of Holdings and Finance Corp. under the Senior Secured Notes;

(d)           Indebtedness of Holdings and Finance Corp. under the Senior Subordinated Notes;

(e)           Indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases or synthetic leases.

(f)            any other unsecured Indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding;

(g)           Permitted Subordinated Indebtedness, Indebtedness in respect of a Second Lien Financing and/or any combination thereof, in an aggregate principal amount for all such Indebtedness not to exceed $50,000,000 (i) to the extent the proceeds of such Indebtedness are used within ninety (90) days of the incurrence thereof to finance a Permitted Acquisition or (ii) incurred in connection with any substantially contemporaneous Refinancing of any of the foregoing Indebtedness; provided, that (A) no Default or Event of Default shall have occurred and be continuing at the time of the issuance or incurrence thereof or would result therefrom, (B) Borrowing Availability shall be not less than $37,500,000 both before and immediately after giving effect to the incurrence thereof and, upon satisfaction of the requirements in Section 2.8(e), after giving effect to any adjustment to Borrowing Availability in respect of such Permitted Acquisition and (C) Agent shall have received satisfactory evidence that such Indebtedness is permitted to be incurred under, as applicable at the time of the incurrence thereof, the terms of any Subordinated Indebtedness Documents and any Second Lien Financing Documentation.

(h)           Indebtedness in respect of Permitted Earnout Obligations with respect to Permitted Acquisitions; provided, that such Permitted Earnout Obligations shall not exceed the amount permitted under clause (d) of the definition of Permitted Acquisition;

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(i)            Indebtedness pursuant to sale and leaseback transactions that are permitted pursuant to Section 3.7(c);

(j)            any Permitted Refinancing Indebtedness in respect of Indebtedness described in the preceding clauses (c), (d) or (g);

(k)           Contingent Obligations permitted pursuant to Section 3.4 of this Agreement; and

(l)            Indebtedness under Currency Agreements, Hedging Agreements and Interest Rate Agreements entered into by Borrower or their Subsidiaries in the ordinary course of business and otherwise in compliance with this Agreement and, in each case, not for speculative purposes; provided, that such Indebtedness with respect to Currency Agreements and Hedging Agreements is unsecured.

3.2           Liens and Related Matters.

(a)           No Liens.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except (collectively, the “Permitted Encumbrances”):

(i)            Permitted Liens;

(ii)           Liens existing on the date Original Closing Date as set forth on Schedule 3.2 and renewals and extensions thereof; provided, that any such Liens securing the obligations of the Credit Parties under the Bridge Loans shall not be permitted at any time after repayment of the Bridge Loans on the Amendment and Restatement Date;

(iii)          Liens to secure (A) Purchase Money Obligations in an aggregate amount not to exceed $20,000,000 at any time outstanding, which Purchase Money Obligations do not otherwise constitute Indebtedness and (B) any purchase money Indebtedness or any Capital Leases permitted under Section 3.1(e); provided, that in each case, the Liens attach only to the assets financed by such Indebtedness or other obligations; and provided, further, that any such Purchase Money Obligations owing by a Credit Party to a Vendor shall be subject to a duly executed Vendor Intercreditor Agreement;

(iv)          Liens arising from the filing of precautionary financing statements under the Code by lessors with respect to operating leases;

(v)           subject to the terms of the Intercreditor Agreement, the Permitted Second Priority Liens and Liens securing Permitted Refinancing Indebtedness in respect thereof;

(vi)          Liens in favor of Nortrax Equipment Co. – Southeast, L.L.C. to the extent securing Indebtedness not in excess of $200,000 at any time outstanding; and

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(vii)         Liens not otherwise permitted above securing obligations (other than Indebtedness) in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; provided, that such Liens shall not extend to the Stock of any Subsidiary.

(b)           No Negative Pledges.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents, any Second Lien Financing Documentation, the Senior Subordinated Notes Documents, the Subordinated Indebtedness Documents and any Capital Lease (but solely with respect to the assets subject to such Capital Lease)) in each case, to the extent the relevant Indebtedness is permitted under Section 3.1) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

(c)           No Restrictions on Subsidiary Distributions to Borrower.  Except as provided herein or pursuant to the Senior Subordinated Notes Indenture, any Second Lien Financing Documentation and any Subordinated Indebtedness Documents (in each case, to the extent the relevant Indebtedness is permitted under Section 3.1), the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual Lien, encumbrance or restriction of any kind on the ability of any such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by Borrower or any other Subsidiary; (ii) pay any Indebtedness owed to Borrower or any other Subsidiary; (iii) make loans or advances to Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to Borrower or any other Subsidiary.

3.3           Investments.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

(a)           Borrower and its Subsidiaries may make and own Investments in cash and Cash Equivalents; provided that to the extent required by Section 2.9, such Investments shall be permitted only to the extent such cash and Cash Equivalents are maintained in a deposit account or securities account (as applicable) subject to a Control Agreement;

(b)           Investments consisting of intercompany loans, advances or capital contributions made by (i) Borrower to any Subsidiary Guarantor, (ii) any Subsidiary Guarantor to Borrower or any other Subsidiary Guarantor, (iii) Borrower or any other Credit Party to any Subsidiary of Holdings that is not a Subsidiary Guarantor in an aggregate amount not to exceed $100,000, and (iv) any Subsidiary of Holdings that is not a Subsidiary Guarantor to (A) a Credit Party or (B) any other Subsidiary of Holdings that is not a Credit Party; provided, that the obligations of any Credit Party pursuant to the foregoing clause (iv) shall be expressly subordinated to the Obligations of such Credit Party under the Loan Documents in a manner reasonably satisfactory to Agent; and provided, further, that (A) each applicable Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (B) at the time any such intercompany loan, advance or capital contribution is made by a Credit Party and after giving effect thereto, such Credit Party shall be Solvent; and (C) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan, advance or capital contribution;

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(c)           Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,000,000 in the aggregate at any time outstanding;

(d)           Investments under Currency Agreements, Hedging Agreements and Interest Rate Agreements entered into by Borrower or their Subsidiaries in the ordinary course of business and otherwise in compliance with this Agreement and, in each case, not for speculative purposes;

(e)           Investments by Borrower and its Subsidiaries in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(f)            Investments made by Borrower or its Subsidiaries as a result of consideration received in connection with an Asset Disposition made in compliance with Section 3.7;

(g)           accounts receivable and extended payment terms of Borrower and its Subsidiaries provided to customers that are made, created or acquired in the ordinary course of business;

(h)           guarantees by Borrower or a Subsidiary of Borrower permitted to be incurred under this Agreement; provided, that no guarantee may be made by any Subsidiary of the Indebtedness in respect of the Senior Secured Notes, any other Second Lien Financing, the Senior Subordinated Notes or any Permitted Subordinated Indebtedness, in each case, unless such Subsidiary also guarantees the Obligations;

(i)            Investments consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business of Holdings and its Subsidiaries;

(j)            Investments existing on the Original Closing Date and set forth on Schedule 3.3;

(k)           Investments consisting of loans made by Holdings to officers or employees of Holdings or any other Credit Party in connection with the purchase by such officers or employees of Stock of Holdings; provided, that the aggregate amount of such Investments shall not exceed $1,000,000 at any time outstanding;

(l)            Investments in Permitted Acquisitions;

(m)          Investments consisting of intercompany loans or advances made by Borrower to Holdings in lieu of making any Restricted Payment permitted pursuant to Section 3.5 by way of dividend or other distribution; provided, that Borrower and Holdings shall record all such intercompany transactions on their respective books and records in a manner reasonably satisfactory to Agent; and

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(n)           other Investments in an aggregate amount not to exceed $10,000,000 at any time outstanding.

3.4           Contingent Obligations.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

(a)           Letter of Credit Obligations;

(b)           those resulting from Interest Rate Agreements, Currency Agreements and Hedging Agreements entered into by Borrower pursuant to Section 3.3;

(c)           those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(d)           those existing on the Original Closing Date and described in Schedule 3.4;

(e)           those arising under indemnity agreements to title insurers to cause such title insurers to issue (i) to Agent and the Junior Collateral Agent mortgagee title insurance policies and (ii) to the Credit Parties owner’s title insurance policies;

(f)            those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

(g)           those incurred with respect to Indebtedness permitted by Section 3.1; provided that in the case of any Contingent Obligation with respect to Subordinated Indebtedness, any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations; provided, further, that no guarantee by any Subsidiary of Holdings of any Indebtedness constituting a Second Lien Financing or any Subordinated Indebtedness shall be permitted unless such Subsidiary shall have entered into (or become a party to) the Guaranty;

(h)           those arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five (5) Business Days of incurrence; and

(i)            any other Contingent Obligation not expressly permitted by clauses (a) through (i) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $3,000,000.

Notwithstanding anything to the contrary in this Agreement, if Parent (or any other direct or indirect parent company of Holdings, Finance Corp. or Borrower) guarantees any Indebtedness constituting a Second Lien Financing or any Subordinated Indebtedness, Holdings, Finance Corp. and Borrower agree to cause Parent or such other parent company to enter into (or become a party to) the Guaranty.

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3.5           Restricted Payments.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

(a)           Borrower may make Restricted Payments to Holdings (and Holdings may make Restricted Payments to Parent) the proceeds of which shall be used by Parent to pay federal, state and local income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided that Borrower’s aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Parent shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had Borrower not filed a consolidated or combined return with Parent;

(b)           any Subsidiary of Borrower may make Restricted Payments to Borrower;

(c)           Holdings and Finance Corp. may make (and Borrower may make Restricted Payments to Holdings in the minimum amount necessary to enable Holdings and Finance Corp. to so make) Restricted Payments consisting of:

(i)            regularly scheduled payments of interest and payments of any special interest or default interest pursuant to the terms of (A) the Senior Secured Notes Documents, (B) any other Second Lien Financing Documentation, (C) the Senior Subordinated Notes Documents and (D) any other Subordinated Indebtedness Documents, in each case, solely to the extent such Indebtedness is permitted under Section 3.1;

(ii)           mandatory, non-accelerated prepayments of principal of the Senior Secured Notes and any Subordinated Indebtedness, in each case, solely to the extent that the proceeds of the event giving rise to such prepayment are not required to be applied to the repayment of the Advances or the collateralization of the Letter of Credit Obligations pursuant to the terms of this Agreement;

(iii)          payments on account of the purchase, redemption or defeasance of Indebtedness to the extent expressly permitted by Section 3.18;

(iv)          any cash payments required to be made to the holders of the Senior Secured Notes, any other Second Lien Financing, the Senior Subordinated Notes or any Permitted Subordinated Indebtedness, as the case may be and in each case, solely to the extent such Indebtedness is permitted under Section 3.1, in connection with the solicitation of consents to an amendment to the Senior Secured Notes Documents, such other Second Lien Financing Documentation, the Senior Subordinated Notes Documents or the Permitted Subordinated Indebtedness Documents, as applicable, in each case solely to the extent such amendment is permitted pursuant to this Agreement;

(v)           to pay as and when due all reasonable fees and expenses incurred in connection with the registration of the Senior Secured Notes and/or the Senior Subordinated Notes (and/or of a new series of such notes to be exchanged for the originally issued notes in a customary “A/B Exchange Offer”) with the U.S. Securities and Exchange Commission, including reasonable fees and disbursements of Holdings’ counsel, accountants, financial

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printers, dealer managers, information agents and other third parties that are customarily involved in such registrations and A/B Exchange Offers;

(vi)          to pay as and when due all reasonable amounts required to be paid in connection with the preparation and filing of all reports that Parent, Holdings or Finance Corp. is or will be required to file with or furnish to the U.S. Securities and Exchange Commission, including reasonable fees and disbursements of Parent’s, Holdings’ and Finance Corp.’s counsel, accountants, financial printers and other third parties that are customarily involved in such filings; and

(vii)         to pay as and when due all fees, expenses and other amounts (other than (i) amounts that become due as a result of the acceleration of any such Indebtedness and (ii) any voluntary redemptions, repurchases or other prepayments of principal that are not permitted pursuant to Section 3.18) under any Second Lien Financing Documentation, the Senior Subordinated Notes Documents and the Permitted Subordinated Indebtedness Documents, as required therein, and to pay all other reasonable fees and out-of-pocket expenses of the Depository Trust Company or other securities intermediaries and related agents and counterparties in the ordinary course of business in connection with Interest Rate Agreements, Currency Agreement and Hedging Agreements (to the extent permitted hereunder) related to the Senior Secured Notes, any other permitted Second Lien Financing and any Subordinated Indebtedness.

(d)           Holdings and Borrower may make Restricted Payments to Parent in the minimum amount necessary to enable Parent to pay customary annual management, consulting and advisory fees and related expenses to the Permitted Holders and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures (which acquisitions or divestitures are approved by the Board of Directors of Borrower or such Subsidiary in good faith), and indemnification payments payable pursuant to the Management Services Agreement (which indemnification payments shall payable on a quarterly basis); provided, that no such fees shall be permitted to be paid during such period if a Default or Event of Default exists at the time of any such Restricted Payment or would occur as a result thereof and provided, further, that if an Event of Default shall have occurred and be continuing or Borrowing Availability shall be less than $10,000,000, the aggregate amount of any such indemnification payments and payment of expenses in any Fiscal Year shall not exceed $500,000;

(e)           Borrower may make Restricted Payments to Holdings and Holdings may make Restricted Payments to Parent in the minimum amount necessary to enable Parent to make repurchases of Stock deemed to occur upon the exercise of stock options if such Stock represents a portion of the exercise price thereof;

(f)            if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, Borrower may make Restricted Payments to Holdings (and Holdings may make Restricted Payments to Parent) in the minimum amount necessary to enable Parent to fund its repurchase, redemption, acquisition or cancellation of Stock from management

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stockholders or their transferees upon the death, disability, retirement or termination of any such former management stockholders; provided, that the sum of all such Restricted Payments referred to in this clause (f) shall not exceed $2,000,000 in any Fiscal Year and $4,000,000 in the aggregate for all such Restricted Payments;

(g)           Borrower may make Restricted Payments to Holdings (and Holdings may make Restricted Payments to Parent) to the extent necessary to permit Holdings and Parent, as the case may be, to pay general administrative costs and expenses when due in the ordinary course of business in aggregate amount not to exceed $2,000,000 in any Fiscal Year; and

(h)           if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, additional Restricted Payments that are not otherwise permitted above in an aggregate amount not to exceed $2,000,000.

3.6           Amendments to Constituent Documents; Restriction on Fundamental Changes.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly:

(a)           amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement in a manner materially adverse to Agent or Lenders unless required by law;

(b)           enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days prior written notice to Agent, any wholly-owned Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or any other wholly-owned Subsidiary of Borrower (provided that if either such Subsidiary is a Guarantor, the surviving entity shall also be a Guarantor);

(c)           liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or

(d)           acquire by purchase or otherwise all or any substantial part of the business, assets or Stock of any other Person (such Person or assets, the “Target”); provided, that (i) the Credit Parties shall be permitted to make such acquisitions to the extent such acquisition constitutes an Investment permitted under Section 3.3; and provided, further, that Borrower and its Subsidiaries (and Holdings, so long as all assets so acquired are transferred to Borrower or a Credit Party (other than Holdings) substantially contemporaneously with the closing of such acquisition) may acquire all or substantially all of the Stock of any Target or the assets constituting a business unit of Target in connection with a Permitted Acquisition.

3.7           Disposal of Assets or Subsidiary Stock.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly consummate any Asset Disposition, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except:

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(a)           the sale, lease, rental, transfer or other disposition of Parts Inventory and Rental Fleet and Equipment in good faith for fair value in the ordinary course of business; provided, that if the Net Proceeds of any such Asset Disposition consisting of a sale or other similar disposition of Rental Fleet and Equipment realized by the Credit Parties exceeds (or would exceed after giving effect thereto) $10,000,000 in the aggregate for all such Asset Dispositions since the date of the information reflected in the most recent Borrowing Base Certificate delivered to Agent, Borrower shall deliver an updated Borrowing Base Certificate to Agent dated as of the date of such Asset Disposition which demonstrates (with supporting calculations) that the Borrowing Base is greater than the Revolving Loans then outstanding (including, without duplication, the then outstanding balance of Swing Line Loans and Letter of Credit Obligations (other than Letter of Credit Obligations that are secured by (i) cash collateral in an amount equal to 105% of such Letter of Credit Obligations or (ii) a standby letter of credit (in form and substance and from an issuer satisfactory to Agent) in a face amount equal to 105% of such Letter of Credit Obligations));

(b)           the sale, lease, transfer or other disposition of obsolete, worn-out or surplus equipment or leased or owned real property not used or useful in the business;

(c)           the disposition by Borrower and its Subsidiaries of Rental Fleet and Equipment pursuant to sale and leaseback transactions; provided, that the fair market value of all such Rental Fleet and Equipment so disposed shall not exceed $15,000,000 in the aggregate; and provided, further, that if the Net Proceeds of any such Asset Dispositions realized by the Credit Parties exceeds (or would exceed after giving effect thereto) $7,500,000 in the aggregate for all such Asset Dispositions since the date of the information reflected in the most recent Borrowing Base Certificate, Borrower shall deliver an updated Borrowing Base Certificate to Agent dated as of the date of such Asset Disposition which demonstrates (with supporting calculations) that the Borrowing Base is greater than the Revolving Loans then outstanding (including, without duplication, the then outstanding balance of Swing Line Loans and Letter of Credit Obligations (other than Letter of Credit Obligations that are secured by (i) cash collateral in an amount equal to 105% of such Letter of Credit Obligations or (ii) a standby letter of credit (in form and substance and from an issuer satisfactory to Agent) in a face amount equal to 105% of such Letter of Credit Obligations)); and

(d)           losses or destruction of, or damage to, or condemnation of any property of Holdings or its Subsidiaries so long as the Net Proceeds thereof are applied in accordance with Section 1.5(e).

(e)           other Asset Dispositions by Borrower and its Subsidiaries (excluding sales of Accounts and Stock of any of Holdings’ Subsidiaries) if all of the following conditions are met:

(i)            the fair market value of assets sold, transferred or otherwise disposed of in any single transaction or series of related transactions does not exceed $5,000,000 in the aggregate for all such Asset Dispositions;

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(ii)           the consideration received is at least equal to the fair market value of such assets;

(iii)          at least 75% of the consideration received is cash or Cash Equivalents;

(iv)          the Net Proceeds of such Asset Disposition are applied as required by Section 1.5(d); and

(v)           no Default or Event of Default then exists or would result from such Asset Disposition.

3.8           Transactions with Affiliates.

(a)           The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, (an “Affiliate Transaction”), other than Affiliate Transactions in the ordinary course of business and pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed (in writing) to Agent at least five (5) days prior to the consummation thereof and are not materially less favorable than those that might reasonably have been obtained by such Credit Party in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Holdings or such Subsidiary; provided, that:

(i)            in respect of Affiliate Transactions consisting of sales or leases of equipment by a Credit Party to MasTec, Inc., such transaction shall be:

(A)          in the ordinary course of business;

(B)           conducted upon fair and reasonable terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Holdings or such Subsidiary; and

(C)           pursuant to sales, leases or rental agreements containing substantially similar terms as the leases or rental agreements as those entered into by any Credit Party with other customers that are not Affiliates of such Credit Party; and

(ii)           for all other Affiliate Transactions with an aggregate value of $2,500,000 or more, at Borrower’s option, either:

(A)          a majority of the disinterested members of the Board of Directors of Holdings shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been

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obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Borrower; or

(B)           the Board of Directors of Holdings or any such Subsidiary party to such Affiliate Transaction shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Borrower;

(b)           The restrictions of clause (a) of this Section 3.8 shall not apply to:

(i)            reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any of its Subsidiaries as determined in good faith by Holdings’ Board of Directors or senior management;

(ii)           transactions exclusively between or among Holdings and any of its Subsidiaries or exclusively between or among Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement;

(iii)          Affiliate Transactions pursuant to Contractual Obligations in effect on the Original Closing Date as set forth on Schedule 3.8 (including pursuant to any amendment to such Contractual Obligations or documentation replacing such Contractual Obligations to the extent that such amendment or agreement is permitted hereunder and is not more disadvantageous to applicable Credit Party or the Lenders in any material respect than the original Contractual Obligation);

(iv)          Restricted Payments permitted by this Agreement and Investments permitted by this Agreement;

(v)           the payment of customary annual management, consulting and advisory fees and related expenses to the Permitted Holders and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of Borrower or such Subsidiary in good faith;

(vi)          payments or loans to employees or consultants that are approved by the Board of Directors of Borrower in good faith; and

(vii)         sales of Qualified Stock.

3.9           Conduct of Business.

(a)           Holdings shall not engage in any business or activity other than (i) being a guarantor with respect to the Obligations under the Loan Documents, (ii) holding shares in the Stock of Borrower and Finance Corp., (iii) performing its obligations under the Senior Secured

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Notes Documents, any other Second Lien Financing Documentation, the Senior Subordinated Notes Documents, the Permitted Subordinated Notes Documents and any Related Transaction Document, (iv) paying taxes, (v) preparing reports to Governmental Authorities and to its shareholders and (vi) holding meetings of its Board of Directors and/or shareholders, preparing corporate records and other corporate activities required to maintain its separate corporate structure.

(b)           Finance Corp. shall not hold any assets, or engage in any business or activity, other than (i) being a guarantor with respect to the Obligations under the Loan Documents, (ii) performing its obligations as a co-issuer under the Senior Secured Notes Documents, any other Second Lien Financing Documentation, the Senior Subordinated Notes Documents, the Permitted Subordinated Notes Documents and any Related Transaction Document, provided, that in the case of any such Indebtedness, the proceeds thereof shall be received by a Credit Party, (iii) paying taxes, (iv) preparing reports to Governmental Authorities and to its shareholders and (v) meetings of its Board of Directors and/or shareholders, preparing corporate records and other corporate activities required to maintain its separate corporate structure.

(c)           The Credit Parties shall not and shall not cause or permit their Subsidiaries to engage in any businesses a majority of whose revenues are not derived from businesses that are the same as or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Credit Parties and their Subsidiaries are engaged on the Amendment and Restatement Date as set forth on Schedule 3.9.

3.10         Changes Relating to Indebtedness.

(a)           The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the terms of any of its Indebtedness permitted by Section 3.1(c), (d), (g) or (j) if the effect of such amendment is to:

(i)            increase the interest rate on such Indebtedness;

(ii)           change the dates upon which payments of principal or interest are due in a manner which has the effect of accelerating the date of payment or increase the principal amount of such Indebtedness;

(iii)          change any event of default in a manner materially adverse to any Credit Party or the Lenders or add or make more restrictive any covenant with respect to such Indebtedness;

(iv)          change the redemption or prepayment provisions of such Indebtedness;

(v)           change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Credit Party or the Lenders; or

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(vi)          increase the portion of interest payable in cash with respect to any Indebtedness for which interest is payable by the issuance of payment-in-kind notes or is permitted to accrue.

(b)           The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the intercreditor arrangements governing any Second Lien Financing in a manner adverse to any Credit Party or the Lenders.

(c)           The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the subordination provisions of any Subordinated Indebtedness (or any guaranty thereof) in a manner adverse to any Credit Party or the Lenders.

3.11         Fiscal Year.  No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective Fiscal Years.

3.12         Press Release; Public Offering Materials.  Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Credit Party, using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents, any Related Swap Contracts or the Related Transaction Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure; provided, that GE Capital acknowledges and agrees that the Credit Parties shall be permitted to disclose, in a manner reasonably acceptable to GE Capital, the material terms of this Agreement in the Subordinated Indebtedness Documents, the Senior Secured Notes Documents (including the offering circular relating thereto) and any other Second Lien Financing Documentation.  Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.  Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof.  Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

3.13         Subsidiaries.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly establish, create or acquire any new Subsidiary except in connection with Investments expressly permitted under Section 3.3 or otherwise with the consent of Agent; provided that the Credit Parties shall comply with Section 2.8 in connection therewith.

3.14         Bank Accounts; Securities Accounts; Commodities Accounts.  The Credit Parties shall not:

(a)           establish any new bank accounts without prior written notice to Agent and unless Agent and the depository institution at which the account is to be opened enter into a

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Control Agreement; provided, that Agent shall not cause (or deliver notice to the applicable depository institution to cause) amounts credited to such deposit accounts to be transferred on a daily basis to the Concentration Account or otherwise unless (i) an Event of Default shall have occurred and be continuing or (ii) Borrowing Availability shall be less than $10,000,000;

(b)           establish any new securities accounts without prior written notice to Agent and unless Agent and the securities intermediary at which the account is to be opened enter into a Control Agreement; provided, that Agent shall not cause (or deliver notice to the applicable securities intermediary to cause) amounts credited to such securities accounts to be transferred on a daily basis to the Concentration Account or otherwise unless (i) an Event of Default shall have occurred and be continuing or (ii) Borrowing Availability shall be less than $10,000,000; and

(c)           establish any new commodities accounts without prior written notice to Agent and unless Agent and the commodities intermediary at which the account is to be opened enter into a Control Agreement; provided, that Agent shall not cause (or deliver notice to the applicable commodities intermediary to cause) amounts credited to such commodities accounts to be transferred on a daily basis to the Concentration Account or otherwise unless (i) an Event of Default shall have occurred and be continuing or (ii) Borrowing Availability shall be less than $10,000,000.

3.15         Hazardous Materials.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities or impairment of the value or marketability of the Real Estate that could not reasonably be expected to have a Material Adverse Effect.

3.16         ERISA.

(a)           The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

(b)           The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to become a party to a Multiemployer Plan.

3.17         Lease Limits.  Holdings will not and will not permit any of its Subsidiaries directly or indirectly to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, synthetic lease or similar off-balance sheet financing, if the aggregate amount of all rents (or substantially equivalent payments) paid by Holdings and its Subsidiaries under all such leases would exceed $20,000,000 in any Fiscal Year of Borrower.

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3.18         Prepayments of Other Indebtedness.

(a)           Subject to clause (b) below, the Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than:

(i)            the Obligations;

(ii)           Indebtedness secured by a Permitted Encumbrance of the type specified in Section 3.1(e), if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 3.7(e);

(iii)          intercompany Indebtedness reflecting amounts owing to Borrower;

(iv)          Indebtedness in respect of any Second Lien Financing or any Subordinated Indebtedness in an aggregate principal amount for all such redemptions, purchases and prepayments not to exceed $25,000,000; provided, that such redemption, purchase or prepayment shall not be permitted unless (A) the date of such redemption, purchase or prepayment is not earlier than the six (6) month anniversary of the Original Closing Date, (B) no Event of Default shall have occurred and be continuing at such time or would result therefrom and (C) Borrowing Availability shall be not less than $37,500,000 both before and after giving effect to the applicable redemption, purchase or prepayment,

(v)           purchases, redemptions, defeasances or prepayments of principal of, premium, if any, interest or other amount payable in respect of Indebtedness solely to the extent such actions are expressly permitted pursuant to Section 3.5;

(vi)          optional prepayments or redemptions of up to thirty five percent (35%) of the aggregate principal amount the Senior Secured Notes at the redemption price provided therefor in the Senior Secured Notes Documents, together with any accrued and unpaid interest thereon, if any, to the date of redemption; provided, that such prepayments shall be permitted solely to the extent financed with the proceeds of one or more issuances of Qualified Stock of Holdings or Parent;

(vii)         optional redemptions or prepayments of Indebtedness of the type described in clauses (c), (d) or (g) of Section 3.1 with the proceeds of Permitted Refinancing Indebtedness permitted under Section 3.1(j); and

(viii)        the Bridge Loans on the Amendment and Restatement Date with the proceeds of Loans hereunder in an aggregate amount not to exceed $10,000,000 and the Senior Secured Notes;

(b)           The Credit Parties shall not, directly or indirectly, make or permit to be made (i) any payment of any Subordinated Indebtedness in violation of the subordination terms thereof or (ii) any voluntary prepayment of any Indebtedness under a Second Lien Financing; provided, that the Credit Parties shall be permitted to refinance Subordinated Indebtedness and Second Lien Financings permitted to be incurred hereunder directly with the proceeds of (A)

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subject to Section 1.5(c), any issuance of Qualified Stock of Holdings or (B) any Permitted Refinancing Indebtedness in respect thereof that is permitted under Section 3.1.

(c)           Notwithstanding anything to the contrary in this Section 3.18, it is understood that any offer to purchase Indebtedness due to the occurrence of an “Asset Disposition” or a “Change of Control” under and as defined in any Subordinated Indebtedness Documents, any Second Lien Financing Documentation or any documentation governing any Permitted Refinancing Indebtedness in respect of the foregoing is not a voluntary payment of Indebtedness.

3.19         Changes to Material Contracts.  The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to change or amend the terms of the Management Services Agreement.

SECTION 4.
FINANCIAL AND OTHER REPORTING COVENANTS

Each of Holdings and Borrower covenants and agrees that from and after the date hereof until the Termination Date, Holdings and Borrower shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

4.1           Financial Statements and Other Reports.  Holdings and Borrower will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures).  Borrower will deliver each of the Financial Statements and other reports described below to Agent (with sufficient copies for each Lender):

(a)           Monthly Financials.  As soon as available and in any event within thirty (30) days after the end of each month (including the last month of Holdings’ Fiscal Year) (or in the case of any month that coincides with the last month in any Fiscal Quarter, within forty-five (45) days after the end of such month), Borrower will deliver (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such month, and the related consolidated and (except in the case of cash flows) consolidating statements of income, stockholders’ equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Holdings to the end of such month and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and in the case of each month the last day of which coincides with the end of a Fiscal Quarter, the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.1(f).

(b)           Year-End Financials.  As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Holdings, Borrower will deliver (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such year, and the related consolidated and (except in case of cash flows) consolidating

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statements of income, stockholders’ equity and cash flow for such Fiscal Year, and (ii) a report with respect to the consolidated Financial Statements from Borrower’s Accountants, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”) “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement).

(c)           Accountants’ Reports.  Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower’s Accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Holdings and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(d)           Additional Deliveries.

(i)            To Agent, upon its request, and in any event no less frequently than 12:00 p.m. (noon) (New York time) on the fifteenth Business Day after the end of each Fiscal Month of the Borrower, a Borrowing Base Certificate with respect to Borrower and the Eligible Credit Parties, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion (in substantially the same form as Exhibit 4.1(d) (the “Borrowing Base Certificate”), which shall be prepared by Borrower as of the last day of the immediately preceding Fiscal Month reporting period or the date that is two (2) days prior to the date of any such additional request.

(ii)           To Agent, within 45 days after the end of each Fiscal Year (or, if an Event of Default shall have occurred and be continuing or Borrowing Availability shall be less than $10,000,000, more frequently as the Agent may request), each of which shall be prepared by Borrower as of the last day of the immediately preceding reporting period or the date that is two (2) days prior to the date of any such additional request:

(A)          with respect to Borrower and the Eligible Credit Parties, a summary of Rental Fleet and Equipment by type, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(B)           with respect to Borrower and the Eligible Credit Parties, a summary aging showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(iii)          To Agent, at the time of delivery of each of the monthly financial statements delivered for each Fiscal Month that coincides with the end of a Fiscal Quarter pursuant to Section 4.1, a summary reconciliation of all Rental Fleet and Equipment of Borrower and each of the Eligible Credit Parties, accompanied by such supporting detail and documentation as Agent shall be requested by Agent in its reasonable discretion.

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(iv)          To Agent, at the time of delivery of each of the monthly financial statements delivered for each Fiscal Month that coincides with the end of a Fiscal Quarter and the annual Financial Statements delivered pursuant to Section 4.1 to the extent applicable, (i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter.

(e)           Appraisals; Inspections.

(i)            Each Credit Party, at its sole cost and expense, shall promptly deliver to Agent the results of each physical verification, if any, which such Credit Party may, in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

(ii)           If a Default or Event of Default has occurred and is continuing, Borrower, at its own expense, shall deliver to Agent the results of any physical verification, as Agent may reasonably require.

(iii)          Borrower, at its own expense, shall cause to be delivered to Agent an appraisal, performed by an Approved Appraiser, of the Orderly Liquidation Value of its Rental Fleet and Equipment once in each Fiscal Quarter (at the time during such Fiscal Quarter determined by Agent and at the cost and expense of Borrower); provided, that so long as any Event of Default has occurred and is continuing, Borrower, at its own expense, shall cause such appraisals to be performed on a more frequent basis and at such times as Agent shall require.  For the purposes of this clause (iii), an appraisal requested or initiated by Agent while an Event of Default is continuing, shall be required whether or not such Event of Default continues through the time of completion of such appraisal.

(iv)          Borrower shall permit Agent or a Person designated by Agent to conduct a field audit of the Accounts and Parts Inventory twice during each Fiscal Year (at the times during such Fiscal Year determined by Agent and at the cost and expense of Borrower); provided, that so long as any Event of Default has occurred and is continuing, Borrower, at its own expense, shall permit Agent or a Person designated by Agent to perform such audits at such times as Agent shall require.  For the purposes of this clause (iii), an audit initiated by Agent or such Person while an Event of Default is continuing, shall be required whether or not such Event of Default continues through the time of completion of such audit.

(f)            Projections.  As soon as available and in any event no later than thirty (30) days after the last day of each of Fiscal Year of Holdings, Borrower will deliver Projections of Holdings and its Subsidiaries for the forthcoming Fiscal Year, prepared on a quarterly basis.

(g)           SEC Filings and Press Releases.  Promptly upon their becoming available, Borrower will deliver copies of (i) all Financial Statements, reports, notices and proxy statements sent or made available by Holdings, Borrower or any of their Subsidiaries to their respective Stockholders or to the holders of any Subordinated Indebtedness, any Second Lien Financing or

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any Permitted Refinancing Indebtedness in respect of any of the foregoing, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings, Borrower or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (iii) all press releases and other statements made available by Holdings, Borrower or any of their Subsidiaries to the public concerning developments in the business of any such Person.

(h)           Events of Default, Etc.  Promptly upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, Borrower or such Credit Party shall deliver copies of all notices given or received by Holdings, Borrower or any of their Subsidiaries with respect to any such event or condition and a certificate of Borrower’s chief executive officer specifying the nature and period of existence of such event or condition and what action Holdings, Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto:  (i) any condition or event that constitutes, or which could reasonably be expected to result in the occurrence of, an Event of Default or Default; (ii) any written notice that any Person has given to Holdings, Borrower or any of their Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); (iii) any event or condition that could reasonably be expected to result in any Material Adverse Effect; or (iv) any default or event of default with respect to any Indebtedness of Holdings, Borrower or any of their Subsidiaries.

(i)            Litigation.  Promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries (“Litigation”) not previously disclosed by Borrower or any other Credit Party to Agent or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

(j)            ERISA.  Promptly upon any officer of any Credit Party obtaining knowledge of (i) the occurrence of a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to any Plan that would result in the imposition on the Borrower or any of its Subsidiaries of a tax or penalty in any material amount; (ii) any reportable event as defined in Section 4043(c) of ERISA with respect to a Title IV Plan (for which the 30-day notice requirement has not been waived); (iii) the creation of any Lien in favor of the PBGC or a Title IV Plan; (iv) any withdrawal from, or the termination reorganization or insolvency of any Multiemployer Plan; (iv) the institution or taking of any other action by the PBGC, Holdings or any of its Subsidiaries under ERISA to terminate or to partially terminate any Title IV Plan or appoint a trustee to administer any such plan or the commencement or threatened commencement of any litigation regarding any such Plan that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(k)           Notice of Corporate and other Changes.  Borrower shall provide prompt (and in any event within five (5) Business Days) written notice of (i) any change after the Amendment and Restatement Date in the legal name of any Credit Party, (ii) all jurisdictions in which a Credit Party becomes qualified after the Amendment and Restatement Date to transact business, (iii) any change after the Amendment and Restatement Date in the authorized and issued Stock of any Credit Party or any Subsidiary of any Credit Party (other than any change in the authorized and issued Stock of Holdings issued in connection with the grant of Stock or stock options to employees of Holdings or any of its Subsidiaries) or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, (iv) any change in the jurisdiction of organization of any Credit Party and (v) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Amendment and Restatement Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.  The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

(l)            Compliance and Pricing Certificate.  Together with each delivery of Financial Statements of Holdings and its Subsidiaries pursuant to Sections 4.1(a) and (b), Borrower will deliver a fully and properly completed Compliance and Pricing Certificate (in substantially the same form as Exhibit 4.1(l) (the “Compliance and Pricing Certificate”) signed by Borrower’s chief executive officer or chief financial officer.

(m)          Intellectual Property.  Promptly upon any officer of any Credit Party obtaining knowledge that (i) any Intellectual Property that is used in or necessary for the conduct of such Credit Party’s business that is material to the condition (financial or otherwise), business or operations of such Credit Party and its Subsidiaries is not fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances or (ii) the use of such Intellectual Property by the Credit Parties or their Subsidiaries or the conduct of their businesses infringes on the rights of any other Person, which in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to the Credit Parties to enable Agent and its counsel to evaluate such matters.

(n)           Other Information.  With reasonable promptness, Holdings and Borrower will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by Agent.

(o)           Taxes.  Borrower shall provide prompt written notice of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any material Charges by any Credit Party or any of its Subsidiaries with respect to Taxes which could reasonably be expected to have a Material Adverse Effect and (ii) any agreement by any Credit Party or any of its Subsidiaries or request directed to any Credit Party or any of its Subsidiaries to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

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(p)           Leases.  Upon the reasonable request therefor, Holdings and Borrower shall promptly (and in any event within thirty (30) days of such request), deliver copies of all leases of Real Estate held by the Credit Parties or a summary of terms thereof reasonably satisfactory to Agent.

(q)           Other Debt Documents.  Holdings and Borrower shall promptly deliver any amendment, notice, report, certificate, financial statement or other instrument or document delivered after the Amendment and Restatement Date in connection with or pursuant to any Second Lien Financing Documentation or any Subordinated Indebtedness Document, in each case, to the extent not already delivered pursuant hereto.

4.2           Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.  Financial statements and other information furnished to Agent or Lenders pursuant to Section 4.1 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided, that Holdings and Borrower shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating the Leverage Ratio for purposes of determining the Applicable Margin (without reflecting such Accounting Changes).

SECTION 5.
REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Holdings, Borrower and the other Credit Parties executing this Agreement, jointly and severally, represent, warrant and covenant to Agent and each Lender that, on and as of the Amendment and Restatement Date and after giving effect to the making of the Loans hereunder on the Amendment and Restatement Date and the other Related Transactions occurring on the Amendment and Restatement Date, and on and as of each date as required by Section 7.2(a), the following statements are true, correct and complete with respect to all Credit Parties:

5.1           Disclosure.  No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transaction Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transaction Documents contains any untrue statement of a material fact or taken as a whole omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made.

5.2           No Material Adverse Effect.  Since December 31, 2004, there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries

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which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

5.3           No Conflict.  The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.4           Organization, Powers, Capitalization and Good Standing.

(a)           Organization and Powers.  Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.  As of the Amendment and Restatement Date, the exact legal name, the jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a).  Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transaction Document to which it is a party and to incur the Obligations, grant Liens and security interests in the Collateral and carry out the Related Transactions.

(b)           Capitalization.  As of the Amendment and Restatement Date:  (i) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Credit Parties and each of their Subsidiaries and the percentage of their fully-diluted ownership of the Stock of each of the Credit Parties and each of their Subsidiaries is set forth on Schedule 5.4(b); and (iv) no Stock of any Credit Party or any of their Subsidiaries, other than as described on Schedule 5.4(b), are issued and outstanding.  Except as provided in Schedule 5.4(b), as of the Amendment and Restatement Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity.

(c)           Binding Obligation.  This Agreement is, and the other Related Transaction Documents when executed and delivered will be, the legally valid and binding obligations of each of the Credit Parties, each enforceable against each of such Credit Parties, as applicable, in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights

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generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

5.5           Financial Statements and Projections.

(a)           All Financial Statements concerning Holdings, Borrower and their Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year-end adjustments.

(i)            The consolidated balance sheets at December 31, 2004 and the related statements of income and cash flows of Holdings and its Subsidiaries, for the Fiscal Year then ended, audited by the Borrower’s Accountants.

(ii)           The consolidated balance sheet at March 31, 2005 and the related statement of income of Holdings and its Subsidiaries for the three (3) months then ended.

(b)           The Projections delivered on or prior to the Original Closing Date and the updated Projections delivered pursuant to Section 4.1(f) represent and will represent as of the date thereof the good faith best estimate of Holdings and its senior management (it being understood that no assurance can be made with respect to actual results).

5.6           Intellectual Property.  Each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or otherwise), business or operations of such Credit Party and its Subsidiaries and all such Intellectual Property owned by or licensed to the Credit Parties as of the Amendment and Restatement Date is identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances.  Except as disclosed in Schedule 5.6, as of the Amendment and Restatement Date, the use of such Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person.

5.7           Investigations, Audits, Etc.  As of the Amendment and Restatement Date, except as set forth on Schedule 5.7, to the best knowledge of each Credit Party, no Credit Party or any of their Subsidiaries is the subject of any review or audit by the IRS or any investigation by any other Governmental Authority concerning the violation or possible violation of any law.

5.8           Employee Matters.  Except as set forth on Schedule 5.8, as of the Amendment and Restatement Date (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or

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recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters.  Except as set forth on Schedule 5.8, as of the Amendment and Restatement Date, neither Holdings nor any of its Subsidiaries is party to any material employment contract.

5.9           Solvency.  Holdings and each of its Subsidiaries are, on a consolidated basis, Solvent.

5.10         Litigation; Adverse Facts.  Except as set forth on Schedule 5.10, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries that constitute an Event of Default, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which Litigation could reasonably be expected to result in any Material Adverse Effect.

5.11         Use of Proceeds; Margin Regulations.

(a)           No part of the proceeds of any Loan will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System.  If requested by Agent, each Credit Party will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form 0-1, as applicable, referred to in Regulation U.

(b)           Borrower shall utilize the proceeds of the Loans (including, in the case of clause (ii), any Incremental Loans), for ongoing working capital purposes and other general corporate purposes (including financing Capital Expenditures and Permitted Acquisitions); provided, that the Borrower shall borrow not more than $10,000,000 of Revolving Loans on the Amendment and Restatement Date for purposes of repaying a portion of the outstanding Bridge Loans and related fees and expenses; and provided, further, that proceeds of Revolving Loans shall not be used to finance Permitted Acquisitions unless Borrowing Availability shall exceed $37,500,000 on a pro forma basis after giving effect to such Permitted Acquisition and the incurrence of such Revolving Loans and/or Letter of Credit Obligations in connection therewith and, upon satisfaction of the requirements in Section 2.8(e), after giving effect to any adjustment to Borrowing Availability in respect of such Permitted Acquisition.

5.12         Ownership of Property; Liens.  As of the Amendment and Restatement Date, the real property (together with any real property acquired by any Credit Party after the Amendment and Restatement Date, collectively, the “Real Estate”) listed in Schedule 5.12 constitutes all of

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the real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries.  Each of the Credit Parties and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all (as of the Amendment and Restatement Date) as described on Schedule 5.12.  Schedule 5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Amendment and Restatement Date.  Each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets.  As of the Amendment and Restatement Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Borrower or any other Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries.  As of the Amendment and Restatement Date, no portion of any Credit Party’s or any of its Subsidiaries’ Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.  As of the Amendment and Restatement Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

5.13         Environmental Matters.  Except as set forth in Schedule 5.13, as of the Amendment and Restatement Date:

(a)           to the knowledge of each Credit Party, the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $1,500,000 in the aggregate;

(b)           no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate, except for such Releases that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expect to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $1,500,000 in the aggregate;

(c)           the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $1,500,000 in the aggregate;

(d)           the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably

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be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $1,000,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing;

(e)           no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to be in excess of $1,000,000 in the aggregate, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;

(f)            there is no pending or overtly threatened Litigation arising under any Environmental Laws or related to any Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $1,500,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party;

(g)           except for such matters that have been resolved or could not reasonably be expected to result in Environmental Liabilities of any Credit Party or any Subsidiary of any Credit Party in excess of $1,000,000, no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and

(h)           the Credit Parties have made available to Agent copies of all material existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any of the Credit Parties or their Subsidiaries.

5.14         ERISA.

(a)           Schedule 5.14 lists, as of the Amendment and Restatement Date, all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans.  Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to Agent.  Except with respect to Multiemployer Plans, each Qualified Plan has received a determination or opinion letter from the IRS pursuant to which the IRS has determined or opined that such Qualified Plan is qualified under Section 401 of the IRC and that the trust created under such Qualified Plan is exempt from tax under the provisions of Section 501 of the IRC.  To the best knowledge of each Credit Party, nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23.  Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any

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amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.  To the best knowledge of each Credit Party, neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b)           Except as set forth in Schedule 5.14, (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or could reasonably be expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or could reasonably be expected to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the S&P or an equivalent rating by another nationally recognized rating agency.

5.15         Brokers.  No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.16         Deposit Accounts; Securities Accounts; Other Accounts.  Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit accounts, securities accounts or other accounts (including any commodities accounts) as of the Amendment and Restatement Date, including the Disbursement Account and any other disbursement accounts, and such Schedule 5.16 correctly identifies the name, address and telephone number of each depository institution, securities intermediary or other financial institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.17         Agreements and Other Documents.  As of the Amendment and Restatement Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Schedule 5.17:

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(a)           licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect;

(b)           instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and

(c)           instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

5.18         Insurance.  Schedule 5.18 lists all insurance policies of any nature maintained, as of the Amendment and Restatement Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

5.19         Investment Company Act; Public Utility Holding Company Act.  None of the Credit Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Pubic Utility Holding Company Act of 1935, as amended.

5.20         Designation of Debt.

(a)           The Obligations are “Senior Debt” under the Senior Subordinated Notes Documents and the Senior Secured Notes Documents.

(b)           The Obligations are “Designated Senior Debt” under the Senior Subordinated Notes Documents and any Permitted Subordinated Indebtedness Documents and no other Indebtedness or other obligations (other than the Senior Secured Notes and Indebtedness under any other Second Lien Financing to the extent permitted to be incurred hereunder) constitute “Designated Senior Debt” under the Senior Subordinated Notes Documents or the Permitted Senior Subordinated Indebtedness Documents.

(c)           The Obligations constitute permitted “Priority Lien Debt” (or similar term) under the Senior Secured Notes Documents and any other Second Lien Financing Documentation.

SECTION 6.
DEFAULT, RIGHTS AND REMEDIES

6.1           Event of Default.  “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(a)           Payment.  (i) Failure to pay any installment or other payment of principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due, (ii) failure to pay, within three (3) days after the due date, any interest on any Loan, any Fee or

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any other amount (other than amounts described in the immediately succeeding clause (iii)) due under this Agreement or any of the other Loan Documents or (iii) failure to pay or reimburse Agent, the L/C Issuer or any Lender for any expense payable or reimbursable by any Credit Party hereunder or under any other Loan Document within ten (10) days following the date on which such reimbursement or payment of expenses has become due; or

(b)           Default in Other Agreements.  (i) Any Credit Party or any of its Subsidiaries fails to pay when due (after giving effect to any applicable grace period) any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations in an amount in excess of $2,000,000 in the aggregate; or (ii) breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having a principal amount in excess of $2,000,000 in the aggregate to become or be declared due prior to their stated maturity; or

(c)           Breach of Certain Provisions; Breach of Warranty.

(i)            Failure of any Credit Party to perform or comply with any term or condition contained Section 4 (other than in the case of a failure under Section 4.1(d)(i)) and such failure continues for five (5) Business Days; or

(ii)           Failure of any Credit Party to perform or comply with any term or condition contained in Section 3 or Section 4.1(d)(i); or

(d)           Borrowing Base Certificate; Breach of Warranty.

(i)            Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $500,000 in the aggregate in any Borrowing Base Certificate) and such information is not corrected within five (5) Business Days after the date on which notice thereof shall have been given to Borrower by Agent or any Lender; provided, that during such five (5) Business Day period, no Loans shall be made to Borrower and no Letter of Credit Obligations shall be incurred; or

(ii)           Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (without duplication of materiality qualifiers contained therein) as of the date when made or deemed made; or

(e)           Other Defaults Under Loan Documents.  Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (i) receipt by Borrower of notice thereof from Agent or the

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Requisite Lenders of such default or (ii) actual knowledge of Borrower or any other Credit Party of such default; or

(f)            Involuntary Bankruptcy; Appointment of Receiver, Etc.  (i) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (ii) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged:  (A) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (C) a receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

(g)           Voluntary Bankruptcy; Appointment of Receiver, Etc.  (i) any Credit Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) any Credit Party makes any assignment for the benefit of creditors; or (iii) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

(h)           Judgment and Attachments.  Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving an amount in excess of $2,000,000 in the aggregate (to the extent not adequately covered by insurance in Agent’s sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

(i)            Dissolution.  Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

(j)            Solvency.  Borrower ceases (or the Credit Parties taken as a whole cease) to be Solvent, fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or

(k)           Invalidity of Loan Documents.  Any of the Loan Documents for any reason, other than a partial or full release or termination in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

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(l)            Change of Control.  A Change of Control occurs; or

(m)          Subordinated Indebtedness; Intercreditor Arrangements.

(i)            The subordination provisions set forth in the Senior Subordinated Notes Indenture, any other Senior Subordinated Notes Document or any Permitted Subordinated Indebtedness Document shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Subordinated Indebtedness; or

(ii)           The failure of any Credit Party to comply with the terms of any subordination agreement or any subordination provisions of any note or other document running to the benefit of Agent or Lenders or governing any Subordinated Indebtedness; or

(iii)          The failure of any Credit Party or any of its Subsidiaries to comply with the terms of the Intercreditor Agreement; or

(iv)          The Intercreditor Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the Junior Collateral Agent or any other agent, trustee, collateral trustee or holder with respect to any Second Lien Financing; or

(n)           Uninsured Losses.  Any loss (other than a loss relating to an Account), theft, damage or destruction of any of the Collateral not fully covered by insurance (subject to customary deductibles as Agent shall have permitted) if the aggregate amount of such loss that is not covered by insurance exceeds $2,000,000; provided, that the occurrence of any such loss shall not constitute an Event of Default if the Agent has determined, in its reasonable discretion, that Borrower, after giving effect to the destruction of such Collateral, has adequate Borrowing Availability.

6.2           Suspension or Termination of Commitments.  Upon the occurrence of any Default or Event of Default, Agent may, and at the request of Requisite Lenders, Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders’ obligations to make additional Loans or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment; provided that, in the case of a Default, if the subject condition or event is waived by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated.

6.3           Acceleration and other Remedies.  Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(g), the Revolving Loan Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, Swing Line Loans and Letter of Credit Obligations, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by each Credit Party, and the Revolving Loan Commitments shall thereupon terminate.  Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite Lenders, Agent shall, by written notice to Borrower (a) reduce the aggregate amount of the Revolving Loan Commitments from time to time, (b) declare all or any portion of the Loans and

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all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (c) terminate all or any portion of the obligations of Agent, L/C Issuers and Lenders to make Revolving Credit Advances and issue Letters of Credit, (d) demand that Borrower immediately delivers cash or a standby letter of credit (in form and substance and from an issuer satisfactory to Agent) to Agent for the benefit of L/C Issuers (and Borrower shall then immediately so deliver) in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations and (e) exercise any other remedies which may be available under the Loan Documents or applicable law.  Borrower hereby grants to Agent, for the benefit of L/C Issuers and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Obligations.  Any such cash collateral shall be made available by Agent to L/C Issuers to reimburse L/C Issuers for payments of drafts drawn under such Letters of Credit and any Fees, Charges and expenses of L/C Issuers with respect to such Letters of Credit and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations.  After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Borrower.  Borrower shall from time to time execute and deliver to Agent such further documents and instruments as Agent may request with respect to such cash collateral.

6.4           Performance by Agent.  If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein.  In such event, such Credit Party shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Section 1.2(d) from the date of such expenditure until paid.  Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

6.5           Application of Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default:

(a)           Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent; and

(b)           in the absence of a specific determination by Agent with respect thereto in accordance with clause (a) above, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied:  first, to all Fees, costs and expenses incurred by or owing to Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations (including any interest

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which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding (other than Cash Management Obligations and Obligations pursuant to Related Swap Contracts); and fourth to any other Obligations of Borrower owing to Agent or any Lender under the Loan Documents or to any Secured Party in respect of Cash Management Obligations and/or Related Swap Contracts.  Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

SECTION 7.
CONDITIONS TO LOANS

The obligations of Lenders and L/C Issuers to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

7.1           Conditions to Initial Loans.  The obligations of Lenders and L/C Issuers to make the initial Loans and to issue or cause to be issued Letters of Credit on the Amendment and Restatement Date are, in addition to the conditions precedent specified in Section 7.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed in the Closing Checklist attached hereto as Annex C, all in form and substance, or in a manner, satisfactory to Agent and Lenders.

7.2           Conditions to All Loans.  Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the “Funding Date”):

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, in which case, as of such earlier date, and Agent or Requisite Lenders have determined not to make such Advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b)           any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

(c)           after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding amount of the aggregate Revolving Loan would exceed remaining Borrowing Availability (except as provided in Section 1.1(a)(ii)).

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 7.2 have been satisfied and (ii) a reaffirmation by

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Borrower of the granting and continuance of Agent’s Liens, on behalf of itself and the other Secured Parties, pursuant to the Collateral Documents.

SECTION 8.
ASSIGNMENT AND PARTICIPATION

8.1           Assignment and Participations.

(a)           Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Revolving Loan Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall:  (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an “Assignment Agreement” substantially in the form attached hereto as Exhibit 8.1 and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000 unless such partial assignment, together with any additional substantially contemporaneous assignments by such Lender, results, in the aggregate, in an assignment of the total Commitment of such Lender; (iv) require a payment to Agent of an assignment fee of $3,500 and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower, which shall not be unreasonably withheld or delayed and shall be deemed granted if not objected to within three (3) Business Days following notice thereof to Borrower; provided that no such consent of the Borrower shall be required for an assignment to a Lender meeting the requirements of clause (a) of the definition of Qualified Assignee.  Notwithstanding the above, Agent may in its sole and absolute discretion permit any assignment by a Lender to a Person or Persons that are not Qualified Assignees (subject to Borrower’s consent to the extent required above).  In the case of an assignment by a Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder.  The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Loan Commitments or assigned portion thereof from and after the date of such assignment.  Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender.”  In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the Revolving Loan Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.  Notwithstanding the foregoing provisions of this Section 8.1(a), (a) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (b) any Lender that is an investment fund may assign the Obligations held by it and such

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Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to a trustee for the benefit of its investors or holders of obligations of such Lender and (c) any Lender may assign the Obligations to an Affiliate of such Lender or to a Person that is a Lender prior to the date of such assignment.

(b)           Any participation by a Lender of all or any part of its Revolving Loan Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Solely for purposes of Sections 1.11, 1.12, 8.3 and 9.1, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a “Lender.”  Except as set forth in the preceding sentence no Borrower or any other Credit Party shall have any obligation or duty to any participant.  Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)           Except as expressly provided in this Section 8.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)           Each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, Notes and other documents and instruments as shall be requested and (i) in connection with the primary syndication of the Loans and the Revolving Loan Commitments, the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a timetable established by Agent in its sole discretion and (ii) thereafter, subject to Section 2.3, providing reasonable access to information and senior management of each Credit Party as Agent may reasonably request.  Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 5.5.  Agent shall maintain, on behalf of Borrower, at the Agent’s Office a “register” for recording the name, address, commitment and Loans owing to each Lender (including assignees) and the assignment of the Loan Documents, Loans, Letter of Credit Obligations and any Revolving Loan Commitment or any portion thereof or interest therein, including any Lender’s rights, title,

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interests, remedies, powers or duties thereunder.  The entries in such register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error.  Borrower, Agent and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement.  The register described herein shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

(e)           A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

(f)            So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.11(a), increased costs or an inability to fund LIBOR Loans under Section 1.11(b), or withholding taxes in accordance with Section 1.12.

8.2           Agent.

(a)           Appointment.  Each Lender hereby designates and appoints GE Capital as its Agent and as Agent for purposes of perfection under the Loan Documents and in connection with the Related Swap Contracts for its Affiliates that are Secured Parties, in each case under this Agreement and the other Loan Documents and Related Swap Contracts, and each Lender hereby irrevocably authorizes (for itself and on behalf of its Affiliates that are Secured Parties) Agent to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto.  Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders and the other Secured Parties subject to the requirement that certain of Lenders’ consent be obtained in certain instances as provided in this Section 8.2 and Section 9.2.  The provisions of this Section 8.2 are solely for the benefit of Agent, Lenders and the Secured Parties and neither Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and the Secured Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Credit Party.  Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

(b)           Nature of Duties.  The duties of Agent shall be mechanical and administrative in nature.  Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender or any other Secured Party.  Nothing in this Agreement,  any of the Loan Documents or any Related Swap Contract, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement, any of the

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Loan Documents or any Related Swap Contract, except as expressly set forth herein or therein.  Each Lender and each other Secured Party shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder or the other Loan Documents and shall make its own appraisal of the creditworthiness of each Credit Party, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or any other Secured Party with any credit or other information with respect thereto (other than as expressly required herein).  If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender.  Agent shall promptly notify each Lender any time that the Requisite Lenders or Supermajority Lenders have instructed Agent to act or refrain from acting pursuant hereto.

(c)           Rights, Exculpation, Etc.  Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender or any other Secured Party for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction.  Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender or any other Secured Party to whom payment was due but not made, shall be to recover from other Lenders and/or Secured Parties, as applicable, any payment in excess of the amount to which they are determined to be entitled (and such other Lenders (for itself and on behalf of its Affiliates that are Secured Parties) hereby agree to return to such Lender any such erroneous payments received by them).  In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages.  In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party.  Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default.  Agent may at any time request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant.  If such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders, Supermajority Lenders or such other portion of the Lenders as shall be prescribed by this Agreement.  Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, any of the other Loan Documents or any Related Swap Contract in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as

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applicable; and, notwithstanding the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable, Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by Agent or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with Section 8.2(e).

(d)           Reliance.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder.  Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

(e)           Indemnification.  Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement, any of the Loan Documents or any Related Swap Contract or any action taken or omitted by Agent under this Agreement, any of the Loan Documents or any Related Swap Contract in proportion to each Lender’s Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrower; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction.  If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders, Supermajority Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished.  The obligations of Lenders under this Section 8.2(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)            GE Capital Individually.  With respect to its Revolving Loan Commitments hereunder, GE Capital shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders”, “Requisite Lenders”, “Supermajority Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital in its individual capacity as a Lender or one of the Requisite Lenders, or Supermajority Lenders.  GE Capital, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Lenders.  GE Capital, either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the

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same to Lenders.  Each Lender acknowledges that GE Capital holds or may hold certain Indebtedness of one or more of the Credit Parties and acknowledges the potential conflict of interest of GE Capital, as Agent and as a Lender and as a holder of such Indebtedness of one or more of the Credit Parties and consents thereto.

(g)           Successor Agent.

(i)            Resignation.  Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days’ prior written notice to Borrower and Lenders.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below.

(ii)           Appointment of Successor.  Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrower.  If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

(iii)          Successor Agent.  Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  After any retiring Agent’s resignation as Agent, the provisions of this Section 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Agent.

(h)           Collateral Matters.

(i)            Release of Collateral.  Each Secured Party hereby irrevocably authorizes Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral and in connection therewith, to deliver to Borrower or the applicable Credit Party such termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations, in each case (A) upon payment in full in cash and satisfaction of all of the Obligations (other than contingent indemnification Obligations to the extent no unsatisfied claim has been asserted), termination of the Revolving Loan Commitments and the provision of cash collateral (or back-to-back standby letters of credit in form and substance and from an issuer satisfactory to Agent) for all Letter of Credit Obligations (in an amount equal to 105% of the amount thereof) in a manner satisfactory to Agent as provided in this Agreement, and a release of all claims against Agent and the Secured Parties, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder), (B) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions

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of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry) or (C) on assets of a Subsidiary of a Credit Party, if all of the Stock of such Credit Party or Subsidiary is sold or otherwise Disposed to a Person that is not an Affiliate of a Credit Party in a sale or other Asset Disposition permitted under Section 3.7.

(ii)           Confirmation of Authority; Execution of Releases.  Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Secured Parties (as set forth in Section 8.2(h)(i)), each Secured Party agrees to confirm in writing, upon request by Agent or Borrower, the authority to release any Collateral conferred upon Agent under clauses (A), (B) and (C) of Section 8.2(h)(i) above.  Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days’ prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by the Secured Parties to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(iii)          Absence of Duty.  Agent shall have no obligation whatsoever to any Secured Party or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrower or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent (for the benefit of itself and the other Secured Parties) have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 8.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in property covered by the Collateral Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with property for its own account.

(i)            Agency for Perfection.  Agent and each Lender (for itself and the benefit of itself and its Affiliates that are Secured Parties) hereby appoint Agent and each other Secured Party as agent for the purpose of perfecting Agent’s Lien on and security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control.  Should any Secured Party (other than Agent) obtain possession or control of any such assets, such Secured Party shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions.  Each Secured Party agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to

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realize upon any collateral security for the Loans unless instructed to do so by Agent in writing, it being understood and agreed that such rights and remedies may be exercised only by Agent.

(j)            Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  Agent will use reasonable efforts to notify each Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case Agent will notify each Lender of its receipt of such notice.  Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6.  Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

(k)           Lender Actions Against Collateral.  Each Secured Party agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Loans, against Borrower or any Credit Party hereunder or under the other Loan Documents or under any Related Swap Contract or against any of the Real Estate encumbered by Mortgages without the consent of the Requisite Lenders.  With respect to any action by Agent to enforce the rights and remedies of Agent and the Lenders under this Agreement, the other Loan Documents or any Related Swap Contract, each Secured Party hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent to the extent necessary to enforce the rights and remedies of Agent for the benefit of the Secured Parties under the Mortgages in accordance with the provisions hereof.

8.3           Set Off and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender and each Affiliate of a Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender or Affiliate at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender or Affiliate to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender or Affiliate shall exercise any such right without the prior written consent of Agent.  Any Lender exercising a right to set off (including any set off by an Affiliate of such Lender) shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender or Affiliate in accordance with their respective Pro Rata Shares.  Borrower agrees, to the fullest extent permitted by law, that any Lender (itself or by its Affiliates) may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the

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Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

8.4           Disbursement of Funds.  Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower.  If Agent elects to require that each Lender make funds available to Agent prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. (New York time) on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s account specified on Annex E on such Funding Date.  If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent’s demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent.  Any repayment required pursuant to this Section 8.4 shall be without premium or penalty.  Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

8.5           Disbursements of Advances; Payment.

(a)           Advances; Payments.

(i)            Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(b).  If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of a Revolving Credit Advance is received, by fax, telephone or other similar form of transmission.  Each Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex E not later than 3:00 p.m. (New York time) on the requested Funding Date in the case of an Index Rate Loans and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower as designated by Borrower in the Notice of Revolving Credit Advance.  All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)           At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date,

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Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex E or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date. To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding shortfall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(b)           Availability of Lender’s Pro Rata Share.  Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each Funding Date.  If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind.  If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent.  Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.  To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

(c)           Return of Payments.

(i)            If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)           Non-Funding Lenders.  The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance,

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purchase a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Lender” (or be included in the calculation of “Requisite Lenders”, or “Supermajority Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.

(e)           Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so.

(f)            Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent and Requisite Lenders.  Agent is authorized to issue all notices to be issued by or on behalf of the Lenders with respect to any Subordinated Indebtedness.

8.6           Related Obligations Matters.  The benefit of this Agreement and the other Loan Documents relating to the Collateral shall extend to and be available in respect of any Obligation arising under any Related Swap Contract or any Cash Management Obligation or that is otherwise owed to Persons other than Agent, Lenders and L/C Issuer (collectively, “Related Obligations”) solely on the condition and understanding, as among the Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but Agent is otherwise acting solely as agent for Lenders and L/C Issuer and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provision of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by any Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except Agent,

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Lenders and L/C Issuer, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 8.3 and then only to the extent such right is exercised in compliance with Section 8.3.

8.7           Other Agents.  None of the Arranger, the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “co-documentation agent,” “syndication agent,” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Persons in their respective capacities as Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Arranger, Agent, Lender or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Arranger, Agent, the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.
MISCELLANEOUS

9.1           Indemnities.  Borrower agrees to indemnify, pay, and hold Agent, each Lender, each L/C Issuer and their respective officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the other Loan Documents or the transactions consummated pursuant to this Agreement or contemplated hereby, the Intercreditor Agreement or otherwise relating to any of the Related Transactions and any other “Related Transactions” as defined in the Existing Credit Agreement; provided, that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

9.2           Amendments and Waivers.

(a)           Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and:

(i)            in the case of an amendment to cure any ambiguity, omission, defect or inconsistency, signed by Agent and Borrower;

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(ii)           in the case of any amendment necessary to implement the terms of a Facility Increase in accordance with the terms hereof, by Borrower, Agent and the Incremental Lenders providing such Facility Increase;

(iii)          in the case of any amendment to the Intercreditor Agreement, signed by Agent and Borrower in accordance with the terms thereof and, to the extent any such amendment would result in the terms of such Intercreditor Agreement, taken as a whole, being less favorable to the Lenders, with the consent of the Requisite Lenders;

(iv)          in the case of any other amendment, modification, termination or waiver, signed by Borrower, Agent and by Requisite Lenders, and to the extent required below, Supermajority Lenders or all affected Lenders; and

(v)           except as set forth in clauses (b) and (d) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b)           No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that (i) increases the percentage of the advance rates set forth in the definitions of Eligible Accounts Formula, Eligible Parts Inventory Formula or Eligible Rental Fleet and Equipment Formula, (ii) makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts, Eligible Parts Inventory or Eligible Rental Fleet and Equipment set forth in Sections 1.7, 1.8 or 1.9, (iii) reduces the amount of the Minimum Availability Block, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrower or (iv) amend Section 4.1(e)(iii) to require appraisals of the Orderly Liquidation Value of the Rental Fleet and Equipment less frequently than once in any Fiscal Quarter.

(c)           No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 7.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.  Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 7.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

(d)           No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement shall, unless in writing and signed by Agent and each Lender directly affected thereby:  (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed to directly affect only those Lenders providing such increased Commitments); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected

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Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v) except in connection with an Asset Disposition expressly permitted pursuant to this Agreement, release any Guaranty or, except as otherwise permitted in Section 3.7, release all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders); and (vi) change the definition of Requisite Lenders or Supermajority Lenders to decrease the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans specified therein.

(e)           No amendment, modification, termination or waiver affecting the rights or duties of Agent, the Swing Line Lender or L/C Issuers under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, the Swing Line Lender or L/C Issuers, as the case may be, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

(f)            No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

(g)           No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

9.3           Notices.  Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. Mail and shall be deemed to have been given:  (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time); (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

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Notices shall be addressed as follows:

If to Borrower:	NEFF Rental, Inc. 3750 N.W. 87th Avenue Suite 400 Miami, Florida 33178 ATTN: Chief Financial Officer Fax: (305) 513-4156
With a copy to:	Latham & Watkins 885 Third Avenue, Suite 1000 New York, New York 10022 ATTN: Henrik de Jong, Esq. Fax: (212) 751-4864

If to Holdings, Finance Corp. or any other Credit Party (other than Borrower):	To such Credit Party c/o NEFF Rental, Inc. 3750 N.W. 87th Avenue Suite 400 Miami, Florida 33178 ATTN: Chief Financial Officer Fax: (305) 513-4156
With a copy to:	Latham & Watkins 885 Third Avenue, Suite 1000 New York, New York 10022 ATTN: Henrik de Jong, Esq. Fax: (212) 751-4864

If to Agent or GE Capital:	GENERAL ELECTRIC CAPITAL CORPORATION 401 Merritt Seven, 2nd Floor Norwalk, Connecticut 06851 ATTN: NEFF Corp. Account Manager Fax: (203) 229-1415
With a copy to:	GENERAL ELECTRIC CAPITAL CORPORATION 335 Madison Avenue, 11th Floor New York, New York 10017 ATTN: Aparup Sen Fax: (212) 983-8767 and

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WEIL, GOTSHAL & MANGES LLP 200 Crescent Court Dallas, Texas 75201 ATTN: Angela L. Fontana, Esq. Fax: (214) 764-7777

If to a Lender:	To the address set forth on the signature page hereto or in the applicable Assignment Agreement

9.4           Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default.  All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5           Marshaling; Payments Set Aside.  Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations.  To the extent that Borrower makes payments or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payments or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.6           Severability.  The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

9.7           Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan.  Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.8           Headings.  Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

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9.9           Applicable Law.  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

9.10         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that neither Borrower nor any other Credit Party may assign its rights or obligations hereunder without the written consent of Agent and all Lenders.

9.11         No Fiduciary Relationship; Limited Liability.  No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower or any other Credit Party by Agent or any Lender.  Borrower agrees that neither Agent nor any Lender shall have liability to Borrower or any other Credit Party (whether sounding in tort, contract or otherwise) for losses suffered by Borrower or any other Credit Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction.  Neither Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Borrower or any other Credit Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.12         Construction.  Agent, each Lender, Borrower and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender, Borrower and each other Credit Party.

9.13         Confidentiality.  Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent, such Lender or such Lender’s Affiliates; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 9.13 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in the foregoing clause (a)); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation

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to which Agent or such Lender is a party; (f) to the Junior Collateral Agent, the Trustee, the trustee under the Senior Subordinated Notes and any holder of Senior Secured Notes or other Series of Parity Junior Lien Debt, subject to the confidentiality provisions thereof or (g) that ceases to be confidential through no fault of Agent or any Lender.

9.14         CONSENT TO JURISDICTION.  BORROWER AND EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  BORROWER AND EACH CREDIT PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS.  BORROWER AND EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER AND SUCH CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWER, CREDIT PARTY OR ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWER OR SUCH CREDIT PARTIES FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE).  BORROWER AND EACH CREDIT PARTY AGREES THAT AGENT’S OR ANY LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION.  BORROWER AND CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

9.15         WAIVER OF JURY TRIAL.  BORROWER, EACH CREDIT PARTY, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  BORROWER, EACH CREDIT PARTY, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON

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THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  BORROWER, EACH CREDIT PARTY, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.16         Survival of Warranties and Certain Agreements.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 1.3(e), 1.11, 1.12 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

9.17         Entire Agreement.  This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

9.18         Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.19         Replacement of Lenders.

(a)           Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender for payment pursuant to Section 1.11 or 1.12 or, as provided in this Section 9.19(c), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an “Affected Lender”), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

(i)            Borrower may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event Borrower obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Revolving Loan Commitments hereunder within ninety (90) days following notice of Borrower’s intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions

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of Section 8.1, provided that Borrower has reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.11 or 1.12, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.11 or 1.12 through the date of such sale and assignment; or

(ii)           Borrower may, with Agent’s consent, prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Pro Rata Share of the Revolving Loan Commitment in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share.  Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender’s obligations under the Revolving Loan Commitment.

(b)           In the case of a Non-Funding Lender pursuant to Section 8.5(a), at Borrower’s request, Agent or a Person acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Loans and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(c)           If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a “Proposed Change”):

(i)            requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a “Non-Consenting Lender”), or

(ii)           requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower’s written request (made within one hundred eighty (180) days after the consent of the Requisite Lenders was obtained as described above), Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

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9.20         Release of Neff Corp.  Agent and the Lenders acknowledge and agree that effective as of the Amendment and Restatement Date upon the consummation of the Neff Reorganization (including the assumption by NEFF LLC of substantially all of the assets and liabilities of Parent (including Parent’s obligations under the Agent Fee Letter)), (a) Parent shall be released from its obligations under the Loan Documents to which it is a party, including its obligations under the Guaranty, the Security Agreement and the Pledge Agreement, and (ii) the Lien created by each of the Security Agreement and the Pledge Agreement on the assets and property of Parent shall be released.  By executing this Agreement, the Lenders authorize Agent to take any actions necessary or advisable to effectuate the foregoing releases, including the filing of a UCC-3 termination statement under the Code to evidence the release of the Lien on Parent’s assets and properties granted to Agent in connection with the Existing Credit Agreement and related “Collateral Documents” (as defined therein).  The foregoing releases are made by Agent without recourse, representation or warranty.

[Remainder or Page Intentionally Left Blank]

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

NEFF RENTAL, INC., as Borrower

By:
Name:
Title:

CREDIT PARTIES:

NEFF RENTAL LLC, as Holdings and
a Credit Party

By:
Name:
Title:

NEFF FINANCE CORP., as a Credit Party

By:
Name:
Title:

[SIGNATURE PAGE TO NEFF RENTAL, INC. AMENDED AND RESTATED CREDIT AGREEMENT]

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swing Line Lender and a Lender

By:
Its Duly Authorized Signatory

BANK OF AMERICA, N.A., as Syndication Agent, L/C Issuer and a Lender

By:
Name:
Title:

Credit Contact:
Address:	300 Galleria Parkway, Suite 800
Atlanta, GA 30339 Attn: Dennis S. Losin Fax: 770-857-2947

Operations Contact:
Address:	6100 Fairview Road, Suite 200
Charlotte, NC 28210
Attn: Tonya Patterson
Fax: 704-553-6771

GMAC COMMERCIAL FINANCE LLC, as a Lender

By:
Name:
Title:

Credit Contact:
Address:	444 S. Flower St., #1300
Los Angeles, CA 90071 Attn: David Grabosky Fax: 213-284-3612

Operations Contact:
Address	3000 Town Center, #280
Southfield, MI 48075
Attn: Claudette Robotham
Fax: 248-356-8978

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:
Name:
Title:

Credit Contact:
Address:	301 South College Street
NC 0479, 18th Floor Charlotte, NC 28288-0479 Attn: Andrew Gale Fax: 704-374-2703

Operations Contact:
Address:	201 South College Street
NC 0820, 9th Floor
Charlotte, NC 28288-0820
Attn: Cheryl Johnson
Fax: 704-715-0103

THE CIT GROUP/BUSINESS CREDIT, INC., as Co-Documentation Agent and as a Lender

By:
Name:
Title:

Credit Contact:
Address:	1211 Avenue of the Americas
New York, NY 10036 Attn: Evelyn Kusold Fax: 212-536-1295

Operations Contact:

Address:	1211 Avenue of the Americas
New York, NY 10036 Attn: Marvin Daniel Fax: 212-536-1295

PNC BANK, N.A., as a Lender

By:
Name:
Title:

Credit Contact:
Address:	201 South Tryon Street,
Suite 900 Charlotte, NC 28202 Attn: Scott Goldstein Fax: 704-342-8450

Operations Contact:

Address:	Two Tower Center Blvd,
8th Floor East Brunswick, NJ 08816 Attn: Gurdatt Jagnanan Fax: 732-220-3268

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:
Name:
Title:

Credit Contact:
Address:	200 Pringle Avenue, Suite 260
Walnut Creek, CA 94596 Attn: Brent Housteau Fax: 925-943-7442

Operations Contact:

Address	1980 Saturn Street
Monterey Park, CA 91755 Attn: Angela Tiao Fax: 323-720-2252

ANNEX A
to
AMENDED AND RESTATED CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to this Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” means:  (a) changes in accounting principles required by GAAP and implemented by Holdings or any of its Subsidiaries; (b) changes in accounting principles recommended or approved by Borrower’s Accountants and implemented by Borrower; and (c) changes in carrying value of Borrower’s or any of its Subsidiaries’ assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts, Rental Payments and other forms of obligations (other than, except in the case of Rental Payments, forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Acquisition Pro Forma” has the meaning specified in the definition of Permitted Acquisition.

“Acquisition Projections” has the meaning specified in the definition of Permitted Acquisition.

“Advances” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affected Lender” has the meaning specified in Section 9.19(a).

“Affiliate” means, with respect to any Person, each Person that controls, is controlled by or is under common control with such person; provided, that for purposes of Section 3.8, the term “Affiliate” shall include (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each of such Person’s officers, directors, joint venturers and partners and (c) in the case of any Credit Party, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of such Credit Party; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning specified in Section 3.8.

“Agent” means GE Capital in its capacity as Agent for Lenders, L/C Issuers and any other Secured Parties or its successor appointed pursuant to Section 8.2.

“Agent Fee Letter” means (a) that certain fee letter agreement, dated as of April 6, 2005, among Iron Merger Sub, Inc. and GE Capital, relating to certain fees payable in connection with this Agreement and (b) any additional fee letter entered into in connection with the Facility Increase and executed by, among others, Borrower and Agent.

“Agent’s Office” means the Agent’s offices located at 401 Merritt Seven, Second Floor, Norwalk, CT 06851 or such other office designed in writing by Agent to Borrower and the Lenders.

“Agreement” means this Amended and Restated Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Amendment and Restatement Date” means July 8, 2005.

“Applicable L/C Margin” means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to the definition of “Applicable Margin”.

“Applicable Margins” means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.  As of the Amendment and Restatement Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	1.25%

Applicable Revolver LIBOR Margin	2.50%

Applicable L/C Margin	2.50%

Applicable Unused Line Fee Margin	0.50%

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Holdings’ and its Subsidiaries’ consolidated financial performance, commencing with the first Business Day of the first calendar month that occurs more than one (1) day after delivery of Holdings’ quarterly Financial Statements to Lenders for the Fiscal Quarter ending September 30, 2005.  Adjustments in Applicable Margins will be determined by reference to the following grids:

If the Leverage Ratio is:	Level of Applicable Margins:
< 3.00:1.00	Level I
<3.50:1.00, but > 3.00:1.00	Level II
<4.50:1.00, but > 3.50:1.00	Level III
<5.25, but > 4.50:1.00	Level IV
>5.25:1.00	Level V

	Applicable Margins
	Level I	Level II	Level III	Level IV	Level V
Applicable Revolver Index Margin	0.50%	0.75%	1.00%	1.25%	1.50%
Applicable Revolver LIBOR Margin	1.75%	2.00%	2.25%	2.50%	2.75%
Applicable L/C Margin	1.75%	2.00%	2.25%	2.50%	2.75%
Applicable Unused Line Fee Margin	0.375%	0.375%	0.375%	0.50%	0.50%

Concurrently with the delivery of the applicable Financial Statements, Holdings shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins.  Failure to timely deliver such Financial Statements (after giving effect to the grace period set forth therefor in Section 6.1(c)) shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first Business Day following the delivery of those Financial Statements demonstrating that such an increase is not required.  If any Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first Business Day following the date on which all Defaults or Events of Default are waived or cured.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to the definition of “Applicable Margin”.

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to the definition of “Applicable Margin”.

“Applicable Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrower’s non-use of committed funds pursuant to Section 1.3(b), which fee is determined by reference to the definition of “Applicable Margin”.

“Approved Appraiser” means Rouse Asset Services, Inc., Hunyady Appraisal Services, Ritchie Brothers Auctioneers or such other appraisal company of similar qualifications and standing acceptable to Agent in its sole discretion.

“Approved Fund” has the meaning specified in the definition of Qualified Assignee.

“Asset Disposition” means (a) the disposition, whether by sale, lease, transfer, rental, conveyance, license or otherwise, of (i)  any of the Stock or other equity or ownership interest of any direct or indirect Subsidiary of Holdings or (ii) any or all of the assets of Holdings or any of its Subsidiaries, (b) any loss or destruction of, or damage to, any or all of the assets of Holdings or any of its Subsidiaries that results in the receipt by such Person of insurance proceeds and/or (c) any loss of property of Holdings or any of its Subsidiaries by condemnation, taking of such property or otherwise, that results in the receipt by such Person of a compensation payment in respect thereof.

“Assignment Agreement” has the meaning specified in Section 8.1(a).

“Bank of America” has the meaning specified in the introductory paragraph to this Agreement.

“Bank Products” means (a) Related Swap Contracts, (b) products and services under Cash Management Documents and (c) to the extent not otherwise included in the foregoing, any or all types of banking products, services or facilities (other than Letters of Credit) extended to Borrower or any Eligible Credit Party by Agent or any Person that was a Lender or an Affiliate of Agent or any Lender at the time it entered into such banking products, services or facilities (whether or not in reliance of GE Capital’s agreement to indemnify such Person), including credit card services, merchant card services and such other banking products or services as may be requested by Borrower or any Eligible Credit Party (on behalf of itself or its Subsidiaries).

“Banking Relationship Debt” means Indebtedness or other obligations of Borrower or any Eligible Credit Party owing (a) to Agent, any Lender or any of their respective Affiliates or (b) to Agent in connection with its having provided any guaranty or indemnity on behalf of any such Person with respect to any Bank Products.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. or other applicable bankruptcy, insolvency or similar laws.

“Board of Directors” means, as to any Person, (a) if such Person is a corporation, the board of directors of such Person or any duly authorized committee thereof and (b) if such Person is a limited liability company, the managing member or members or any duly authorized committee thereof or the board of directors of any managing member.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower’s Accountants” means Kaufmann Rossin & Co., Professional Association, or such other independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent.

“Borrowing Availability” means as of any date of determination (a) the Borrowing Base less (b) the Revolving Loans then outstanding (including, without duplication, the then outstanding balance of Swing Line Loans and Letter of Credit Obligations (other than Letter of Credit Obligations that are secured by cash collateral or a standby letter of credit (in form and substance and from an issuer satisfactory to Agent) in an amount equal to 105% of such Letter of Credit Obligations)).

“Borrowing Base” means, with respect to the Credit Parties, as of any date of determination, from time to time, an amount equal to, without duplication, the lesser of (a) the Maximum Amount and (b)(i) the sum of (A) the Eligible Accounts Formula, (B) Eligible Parts Inventory Formula and (C) the Eligible Rental Fleet and Equipment Formula less (ii) any Reserves less (iii) the Minimum Availability Block; provided, that with respect to any Subsidiary of Borrower which becomes a Credit Party at any time after the Amendment and Restatement Date, the Accounts, Parts Inventory and Rental Fleet and Equipment of such new Credit Party shall not be included in the Borrowing Base until (x) Agent shall have conducted such appraisals, audits, evaluations and/or inspections of such Collateral as Agent shall deem reasonably necessary or advisable with respect to such Collateral and (y) Borrower and such Subsidiary shall have complied with the requirements of Section 2.8.

“Borrowing Base Certificate” has the meaning specified in Section 4.1(d).

“Bridge Loan Agent” means Credit Suisse, in its capacity as administrative and collateral agent under the Bridge Loan Agreement and the other Bridge Loan Documents.

“Bridge Loan Agreement” means the Bridge Loan Agreement dated as of the Original Closing Date among Holdings, as borrower, NEFF, as guarantor, the financial institutions party thereto as lenders and the Bridge Loan Agent.

“Bridge Loan Documents” means the Bridge Loan Agreement and all other documents executed and delivered with respect to the Bridge Loans or the Bridge Loan Agreement prior to the Amendment and Restatement Date.

“Bridge Loans” means the senior secured term loans of Parent in an aggregate principal amount of up to $245,000,000 made on the Original Closing Date pursuant to the terms of the Bridge Loan Agreement, plus all accrued and unpaid interest, capitalized interest added to principal, fees and expenses in connection therewith.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Florida and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries, excluding interest capitalized during construction.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a Capital Lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means:

(a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(c) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(d) certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (i) ”adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and

(e) shares of any money market mutual or similar funds that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Cash Management Document” means any certificate, agreement or other document executed by Borrower or any Eligible Credit Party in respect of the Cash Management Obligations of any such Person.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, controlled disbursement, credit or debit card, purchase card, electronic funds transfer, automatic clearing house transfer and other cash management arrangements) provided after the date hereof (regardless of whether these or similar services were provided prior to the date hereof by Agent, any Lender or any Affiliate of any of them) by Agent or any Person that was a Lender or an Affiliate of Agent or any Lender at the time the applicable Cash Management Documents were entered into, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.).

“Certificate of Exemption” has the meaning specified in Section 1.12(c).

“Change of Control” means any event, transaction or occurrence as a result of which:

(a)           at any time prior to the consummation of a Qualifying IPO, the Permitted Holders cease to “beneficially own” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) and control all of the economic and voting rights associated with ownership of more than fifty percent (50%) of the outstanding Stock of Holdings having ordinary voting power on a fully diluted basis; or

(b)           at any time as of or after the consummation of a Qualifying IPO, (A) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders) shall become the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than twenty percent (20%) of the outstanding Stock having ordinary voting power of the Qualifying IPO Issuer or (B) the Permitted Holders shall own less than thirty percent (30%) of the outstanding Stock having ordinary voting power of the Qualifying IPO Issuer at such time; or

(c)           during any period of twelve (12) consecutive months, the board of directors of Holdings (or, after the consummation of a Qualifying IPO, the Qualifying IPO Issuer) shall not, for any reason other than death or disability, consist of a majority of the Continuing Directors; or

(d)           Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of NEFF; or

(e)           the occurrence of a “Change of Control” under and as defined in the Senior Secured Notes Indenture, any Subordinated Indenture, any Second Lien Financing Documentation or any documentation governing any Permitted Refinancing Indebtedness in respect of any of the foregoing.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and the Secured Parties, to secure the Obligations or any portion thereof.

“Collateral Documents” means the Security Agreement, the Pledge Agreement, the Guaranties, the Intercreditor Agreement, the Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements, the Control Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof.

“Commitment Termination Date” means the earliest of (a) June 3, 2010, which date is the fifth (5th) anniversary of the Original Closing Date, (b) the date of termination of

Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 6.3 and (c) the date of (i) prepayment in full by Borrower of the Loans, (ii) the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 1.5(f), and (iii) the permanent reduction of the Revolving Loan Commitments to zero dollars ($0).

“Compliance and Pricing Certificate” has the meaning specified in Section 4.1(l).

“Concentration Account” means any cash collateral account (which may be a deposit account or a securities account) that is (a) established by Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Credit Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as Agent may determine in its sole discretion, (c) in the name of Agent (although such account may also have words referring to Borrower and the account’s purpose), (d) under the control of Agent and (e) in the case of a securities account, with respect to which Agent shall be the Entitlement Holder (as defined in the Code) and the only Person authorized to give Entitlement Orders (as defined in the Code).

“Consolidated Net Income” has the meaning specified in of Schedule 2 to Exhibit 4.1(l).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person:  (a) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (d) any agreement, contract or transaction involving commodity options or future contracts, (e) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (f) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Continuing Directors” shall mean the directors of Holdings on the Original Closing Date, after giving effect to the transactions contemplated hereby, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of Holdings (or the Qualifying IPO Issuer after a Qualifying IPO) is recommended by at least two-thirds of the then Continuing Directors or such other director is approved by, or receives the vote of, the Permitted Holders in his or her election by the stockholders of Holdings (or the Qualifying IPO Issuer after a Qualifying IPO).

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transaction Documents.

“Control Agreements” means:

(a)           in the case of any bank account, a tri-party deposit account control agreement by and among the applicable Credit Party, Agent and the depository, in form customarily signed by Agent and otherwise in form and substance satisfactory in all respects to Agent (it being understood a form customarily signed by Agent is satisfactory) pursuant to which such depository acknowledges the security interest of Agent in the deposit account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in such bank account on terms satisfactory to Agent;

(b)           in the case of any securities account, a tri-party securities account control agreement by and among the applicable Credit Party, Agent and the securities intermediary, in form customarily signed by Agent and otherwise in form and substance satisfactory in all respects to Agent (it being understood a form customarily signed by Agent is satisfactory) pursuant to which such securities intermediary acknowledges the security interest of Agent in the securities account, agrees to comply with instructions originated by Agent directing disposition of the funds in the securities account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the securities intermediary may have in such securities account on terms satisfactory to Agent; and

(c)           in the case of any commodities account, a tri-party commodities account control agreement by and among the applicable Credit Party, Agent and the commodities intermediary, in form customarily signed by Agent and otherwise in form and substance satisfactory in all respects to Agent (it being understood a form customarily signed by Agent is satisfactory) pursuant to which such commodities intermediary acknowledges the security interest of Agent in the commodities account, agrees to comply with instructions originated by Agent directing disposition of the funds in the commodities account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the commodities intermediary may have in such commodities account on terms satisfactory to Agent.

“Copyright License” means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and the Secured Parties, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Cost” means, in respect of the cost of acquisition by Borrower or any Eligible Credit Party of any Rental Fleet and Equipment, the net cost of such Rental Fleet and Equipment to such Person after all cash and other discounts, premiums, rebates, advertising and other allowances and all other discounts or other allowances which may be allowed or taken by such Person against the purchase price of such Rental Fleet and Equipment.

“Credit Parties” means Holdings, Borrower, Finance Corp., each of their respective Subsidiaries and each other Person, in each case, who executes this Agreement as a “Credit Party” or who executes the Guaranty or other guarantee of the Obligations or who grants a Lien on all or part of its assets to secure all of part of the Obligations.

“Currency Agreement” means any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect Borrower or any Subsidiary of Borrower against fluctuations in currency values.

“Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning specified in Section 1.2(d).

“Disbursement Account” has the meaning specified in Section 1.1(d).

“Disqualified Stock” means that portion of any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date that is ninety-one (91) days after the fifth (5th) anniversary of the Original Closing Date.

“Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic Subsidiary” means each Subsidiary of Borrower that is organized under the laws of a State of the United States of America or under the laws of the United States of America.

“EBITDA” has the meaning specified in Schedule 2 to Exhibit 4.1(l).

“Eligible Accounts” has the meaning specified in Section 1.7.

“Eligible Accounts Formula” means, on any date of determination, 85% of the net amount of Eligible Accounts at such time (as such percentage may be adjusted as provided in Section 1.7).

“Eligible Credit Party” means each Domestic Subsidiary.

“Eligible Parts Inventory” has the meaning has the meaning specified in Section 1.8.

“Eligible Parts Inventory Formula” means, on any date of determination, the lesser of (i) $5,000,000 and (ii) 60% of the value of Eligible Parts Inventory valued at the lower of cost (determined on a first-in, first-out basis in accordance with GAAP) or market (determined in accordance with GAAP) (as such percentage may be adjusted as provided in Section 1.8).

“Eligible Rental Fleet and Equipment” has the meaning specified in Section 1.9.

“Eligible Rental Fleet and Equipment Formula” means, on any date of determination, the lesser of (i) the Rental Fleet and Equipment OLV Amount and (ii) 100% of the Net Book Value of Eligible Rental Fleet and Equipment (as such percentages may be adjusted as provided in Section 1.9).

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable and legally enforceable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of (i) human health and safety (to the extent related to exposure to Hazardous Materials) and (ii) the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.);

the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any environmental transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil liability or common law arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA

Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning specified in Section 6.1.

“Excluded Taxes” has the meaning specified in Section 1.12(a).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of June 3, 2005, among Parent, NEFF, as borrower, the financial institutions party thereto as lenders and GE Capital, as agent.

“Existing Letters of Credit” means each of the Letters of Credit specified on Schedule 1.1(c).

“Facility Increase” has the meaning specified in Section 1.1(a)(iii)

“Facility Increase Date” has the meaning specified in Section 1.1(a)(iv).

“Facility Increase Notice” means a notice from Borrower to the Agent requesting the Facility Increase, which may include any proposed term and condition for such proposed Facility Increase but shall include in any event the amount of and proposed effective date for such Facility Increase.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent, L/C Issuer or any Lender pursuant to this Agreement or any of the other Loan Documents.

“Finance Corp.” has the meaning specified in the introductory paragraph to this Agreement.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Sections 4.1(a), 4.1(b), 5.5(a), and 5.5(b).

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrower ending on December 31 of each year.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign Lender” has the meaning specified in Section 1.12(c).

“Foreign Subsidiary” means each Subsidiary of Borrower other than a Domestic Subsidiary.

“Funded Debt” means, with respect to any Person on any date of determination, without duplication, (a) all Indebtedness of the type described in clauses (a), (c), (e) and (j) of the definition thereof, in the amount set forth therefor on the then applicable balance sheet of the applicable Credit Party and (b) all Guaranteed Indebtedness consisting of guaranties of Indebtedness of the type specified in the preceding clause (a).

“Funding Date” has the meaning specified in Section 7.2.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“GE Capital” has the meaning specified in the introductory paragraph to this Agreement.

“GECMG” means GECC Capital Markets Group, Inc.

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means any “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (i) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, the Guaranty and any other guaranty executed by any Guarantor or any other Person in favor of Agent and the Secured Parties in respect of the Obligations.

“Guarantors” means Holdings, Finance Corp., each Subsidiary Guarantor, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of the Secured Parties, in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Related Swap Contracts.

“Guaranty” means the Amended and Restated Guaranty, dated as of the Amendment and Restatement Date, entered into by Holdings, Finance Corp. and each other Credit Party that is (or hereafter becomes) party thereto in favor of Agent, for the benefit of the Secured Parties.

“Guaranty Supplement” means a guaranty supplement, substantially in the form of Exhibit A to the Guaranty or such other document pursuant to which any Subsidiary of Holdings becomes a party to the Guaranty after the Amendment and Restatement Date.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,”  “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hedging Agreement” means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of Borrower and its Subsidiaries.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Incremental Lenders” has the meaning specified in Section 1.1(a)(iv).

“Incremental Revolving Loan Commitment” has the meaning specified in Section 1.1(a)(iii).

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Original Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) ”earnouts” and similar payment obligations, and (j) the Obligations.

“Indemnitees” has the meaning specified in Section 9.1.

“Index Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum.  Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Ineligible Accounts” has the meaning specified in Section 1.7.

“Ineligible Parts Inventory” has the meaning has the meaning specified in Section 1.8.

“Ineligible Rental Fleet and Equipment” has the meaning specified in Section 1.9.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercreditor Agreement” means, collectively, (a) that certain intercreditor agreement, dated as of the Amendment and Restatement Date, among Agent, Junior Collateral Agent and the Credit Parties, in the form attached hereto as Exhibit B and (b) each other intercreditor agreement or arrangement entered into after the Amendment and Restatement Date by Agent (for the benefit of itself and the other Secured Parties) and the holders of any Second Lien Financing (or the representative, agent, trustee or other designee of such holders), which agreements and arrangements shall be in form and substance satisfactory to Agent (and, to the extent the terms of such agreement, taken as a whole, are less favorable to the Lenders than the

Intercreditor Agreement entered into on the Amendment and Restatement Date described in the preceding clause (a), in form and substance satisfactory to the Requisite Lenders) and shall set forth the relative lien priority of the Liens granted to Agent for the benefit of the Secured Parties pursuant to the Loan Documents, in each case, together with such amendments, supplements or other modifications (including modifications relating to the addition of additional secured parties having Liens that are junior in priority to Agent) as may be agreed to by Agent (and, to the extent the terms of such amendment, supplement or other modification, taken as a whole, are less favorable to the Lenders than the Intercreditor Agreement entered into on the Amendment and Restatement Date described in the preceding clause (a), in form and substance satisfactory to the Requisite Lenders).

“Interest Expense” means interest expense determined in accordance with GAAP.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (i) the date upon which all of the Revolving Loan Commitments have been terminated and the Loans have been paid in full and (ii) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under this Agreement or any other Loan Document.

“Interest Rate Agreement”  means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates.

“Inventory” means any “inventory,” as such term is defined in the Code, including Parts Inventory and Rental Fleet and Equipment, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any Stock, or other ownership interest in, any other Person, and (b) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment less all returns paid in cash thereon.

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including: (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Credit Party,  including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Credit Party; (d) all commodity contracts of any Credit Party; and (e) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Joinder Agreement” means a joinder agreement, in substantially the form of Exhibit A hereto or such other documentation acceptable to Agent pursuant to which any Subsidiary of Holdings becomes a party to this Agreement, the Pledge Agreement and the Security Agreement after the Amendment and Restatement Date.

“Junior Collateral Agent” means Wells Fargo, in its capacity as collateral agent under the Senior Secured Notes Indenture and each other Person designated as a collateral agent with respect to any other Series of Parity Junior Lien Debt.

 “L/C Issuer” means (i) solely in the case of any Existing Letters of Credit and any amendment, extension or renewal thereof in accordance with this Agreement, Fleet National Bank and (ii) in the case of all other Letters of Credit, Bank of America or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Sublimit” has the meaning specified in Section 1.1(c)(i).

“Lenders” means GE Capital, the other Lenders named on the signature pages of this Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations as provided in Section 8.1, such term shall include any Qualified Assignees of such Lender and each other assignee of such Lender permitted under Section 8.1(a).

“Letters of Credit” means standby letters of credit issued for the account of Borrower by L/C Issuers for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Fee” has the meaning specified in Section 1.3(c).

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(c) with respect to any Letter of Credit.

The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Leverage Ratio” has the meaning specified in Schedule 2 to Exhibit 4.1(l).

“LIBOR Breakage Fee” means an amount equal to the amount of any losses, expenses, liabilities (including, without limitation, any loss (including interest paid) and lost opportunity cost in connection with the re-employment of such funds) that any Lender may sustain as a result of (a) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower’s delivery to Agent of any LIBOR Loan request in respect thereof or (b) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise). For purposes of calculating amounts payable to a Lender under Section 1.3(d), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 1.3(d).

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loans” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to this Agreement and ending one, two, three or six months thereafter, as selected by Borrower in its irrevocable notice delivered to Agent in accordance with Section 1.1(a) or Section 1.2(e), as the context requires; provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)           if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)           any LIBOR Period that would otherwise extend beyond the date set forth in clause (a) of the definition of “Commitment Termination Date” shall end two (2) LIBOR Business Days prior to such date;

(c)           any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)           Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)           Borrower shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a)           the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b)           a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be available to Agent.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, Lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning specified in Section 4.1(i).

“Loan Account” as the meaning specified in Section 1.10.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Agent Fee Letter, the Cash Management Documents and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit

Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan and the Swing Line Loan.

“Management Services Agreement” means that certain Management Services Agreement, dated as of the Original Closing Date, by and among Parent, NEFF and Odyssey.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets, liabilities or properties of Holdings and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any Loan Document; (c) or material impairment of the ability of the Borrower to pay and perform their respective Obligations under this Agreement or the other Loan Documents, (d) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (e) Agent’s or any Lender’s rights and remedies under this Agreement or the other Loan Documents.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.  The Maximum Amount in effect on the Amendment and Restatement Date is equal to $225,000,000.

“Maximum Lawful Rate” has the meaning specified in Section 1.2(f).

“Minimum Availability Block” means $25,000,000.

“Moody’s” means Moody’s Investor’s Services, Inc.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and the Secured Parties with respect to the Real Estate.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“NEFF” has the meaning specified in the introductory paragraph to this Agreement.

“NEFF Reorganization” means, collectively, (i) the transfer by Parent of substantially of its assets (including the Stock of NEFF) and substantially all of its obligations (including its obligations under the Senior Subordinated Notes) to NEFF LLC, (ii) the formation of Finance Corp. for the sole purpose of becoming a corporate co-obligor in respect of NEFF

LLC’s obligations in respect of the Senior Secured Notes and the Senior Subordinated Notes and (iii) the assumption by NEFF LLC of substantially all of the assets and liabilities of Parent, in each case, on terms and conditions satisfactory to Agent and the Requisite Lenders.

“NEFF Reorganization Documentation” means, collectively, the assignment and assumption agreement pursuant to which Parent shall have transferred substantially of its assets (including the Stock of NEFF) and substantially all of its obligations (including its obligations under the Senior Subordinated Notes) to NEFF LLC, and all contribution agreements, bills of sale and all other documents, agreements and instruments relating to the NEFF Reorganization, in each case, in form and substance reasonably satisfactory to Agent.

“NEFF LLC” has the meaning specified in the introductory paragraph to this Agreement.

“Net Book Value” means Cost minus accumulated depreciation that is calculated in accordance with GAAP.

“Net Proceeds” means cash proceeds received by Holdings or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such Asset Disposition (including taxes attributable thereto) and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

“Non-Consenting Lender” has the meaning specified in Section 9.19(c).

“Non-Funding Lender” has the meaning specified in Section 8.5(a).

“Notes” means, collectively, the Revolving Notes and the Swing Line Note.

“Notice of Conversion/Continuation” has the meaning specified in Section 1.2(e).

“Notice of Revolving Credit Advance” has the meaning specified in Section 1.1(a).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including Cash Management Obligations, obligations pursuant to Related Swap Contracts and Letter of Credit Obligations, owing by any Credit Party to Agent or any Lender or, solely to the extent arising in respect of any Cash Management Document or Related Swap Contract, to any Affiliate of any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Loan Documents or any Related Swap Contract.  This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed or allowable in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under this Agreement or any of the other Loan Documents.

“Odyssey” means Odyssey Investment Partners Fund, LP.

“OLV Appraisal” an appraisal, in form and substance reasonably satisfactory to Agent, conducted by an Approved Appraiser pursuant to which such Approved Appraiser determines the expected dollar amount be realized at an orderly negotiated sale of the Rental Fleet and Equipment held within a reasonable period of time.

“OLV Appraisal Presentment Date” means the date on which an OLV Appraisal is conducted or performed, which date shall in any event be as of the last day of each Fiscal Quarter of Holdings and its Subsidiaries.

“Orderly Liquidation Value” means, with respect to any Rental Fleet and Equipment and as determined by an Approved Appraiser, an expected dollar amount to be realized at an orderly negotiated sale of such Rental Fleet and Equipment held within a reasonable period of time (but in any event within 180 days) as of the date of such opinion.

“Original Closing Date” means June 3, 2005.

“Other Lender” has the meaning specified in Section 8.5(d).

“Other Taxes” has the meaning specified in Section 1.12(f).

“Overadvance” has the meaning specified in Section 1.1(a).

“Parent” has the meaning specified in the third paragraph of the recitals to this Agreement.

“Parts Inventory” means Inventory owned by Borrower or any Eligible Credit Party which consists of parts for Rental Fleet and Equipment and parts to be sold or leased by such Person in the ordinary course of business of such Person, which parts are not incorporated or installed in or on, or affixed or appurtenant to, any such Inventory or to any other property and which parts are new, unused, in good condition and are resalable as new products without repackaging or reconditioning, including Inventory Borrower or any such Eligible Credit Party currently describes as “inventory (including whole goods)” but excluding any Inventory that constitutes Rental Fleet and Equipment.

“Parts Inventory Reserve” means a Reserve to reflect changes in the saleability of any Eligible Parts Inventory in the ordinary course of business of the Borrower or the applicable Credit Party or such other factors as may negatively impact the value of any Eligible Parts Inventory, including, without limitation, Reserves based on obsolescence, seasonality, theft or other shrinkage, imbalance, change in composition or mix or markdowns.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and the Secured Parties, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” means the acquisition by purchase or otherwise of all or substantially all of the Stock of any Target or the assets comprising a business unit of any Target subject to the satisfaction of the following conditions:

(a)           Agent shall receive at least 15 days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(b)           such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type permitted under Section 3.9;

(c)           such Permitted Acquisition shall be consensual and shall have been approved by at least a majority of the Target’s board of directors or similar governing body;

(d)           the purchase price payable in connection with all Permitted Acquisitions, together with the principal amount of all Indebtedness assumed in connection with all such Permitted Acquisitions and the amount of all Permitted Earnout Obligations assumed in connection with such Permitted Acquisitions, shall not exceed during the term of this Agreement for all Permitted Acquisitions the sum of (i) $100,000,000 in aggregate principal amount and (ii) the aggregate fair value of any Qualified Stock issued and sold to finance all or any portion of such Permitted Acquisition; provided, that the Credit Parties shall not be permitted to finance the purchase price of any Permitted Acquisition with the proceeds of Revolving Loans unless Borrowing Availability (determined on a pro forma basis after giving effect to such Permitted Acquisition and all Loans funded and Letter of Credit Obligations incurred in connection therewith as if made on the first day of such period and, upon satisfaction of the requirements in Section 2.8(e), after giving effect to any adjustment to Borrowing Availability in respect of such Permitted Acquisition) is not less than $37,500,000;

(e)           the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

(f)            at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets and/or

Stock acquired pursuant thereto, and Holdings and Borrower shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

(g)           Concurrently with delivery of the notice referred to in clause (a) above, Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

(i)            a pro forma consolidated balance sheet and income statement of Holdings and its Subsidiaries (including Target) (the “Acquisition Pro Forma”), based on the most recently available financial statements, but taking into account such Permitted Acquisition and the funding of all Loans and other Indebtedness incurred in connection therewith, and such Acquisition Pro Forma shall be in form and substance satisfactory to Agent;

(ii)           such financial and other information as may be available to any of the Credit Parties with respect to Target and/or the assets acquired in connection with such Permitted Acquisition;

(iii)          in the case of any Permitted Acquisition for which the aggregate consideration paid or payable in connection therewith exceeds $25,000,000, updated versions of the most recently delivered Projections covering the period commencing on the date of such Permitted Acquisition and ending on the last day of the first full Fiscal Year occurring after the anticipated closing date of such Permitted Acquisition and otherwise prepared in the same manner as the Projections (the “Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and

(iv)          a certificate of the chief financial officer of Borrower to the effect that: (A) Holdings and its Subsidiaries will be, on a consolidated basis, Solvent upon the consummation of the Permitted Acquisition; (B) the Acquisition Projections represent and will represent as of the date thereof the good faith best estimate of Holdings and its senior management (it being understood that no assurance can be made with respect to actual results) and (C) Holdings and its Subsidiaries have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were, to the extent requested by Agent, delivered to Agent and Lenders;

(i)            on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent, including those specified in Section 2.8; and

(j)            at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

Notwithstanding the foregoing, the Accounts, Parts Inventory and Rental Fleet and Equipment of the Target shall not be included in the Borrowing Base until the requirements of Section 2.8(e) have been satisfied.

“Permitted Earnout Obligations” means an unsecured obligation to pay the Seller in a Permitted Acquisition a future payment that is contingent upon the financial performance of the business acquired in such Permitted Acquisition exceeding a specified benchmark level, which payment becomes payable when such excess financial performance is achieved.

“Permitted Encumbrances” has the meaning specified in Section 3.2.

“Permitted Holders” means Odyssey, its Affiliates and any general or limited partners on the date of this Agreement of Odyssey as of the Original Closing Date.

“Permitted Liens” means the following Liens, security interests or other encumbrances:

(a)           Liens for taxes or assessments or other governmental Charges not yet due and payable;

(b)           pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA);

(c)           pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business;

(d)           inchoate and unperfected workers’, mechanics’  or similar Liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate;

(e)           subject to Section 2.6, statutory Liens of landlords for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(f)            subject to Section 2.6 and solely to the extent that such Liens attach only to Inventory, Liens of carriers, warehousemen, suppliers or other similar possessory Liens arising in the ordinary course of business to the extent such amounts are for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(g)           deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party;

(h)           any attachment or judgment Lien not constituting an Event of Default under Section 6.1;

(i)            zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate;

(j)            Liens, presently existing or hereafter created, in favor of the Agent, for the benefit of the Secured Parties, securing the Obligations;

(k)           leases and subleases of property granted by a Credit Party to other Persons in the ordinary course and consistent with past practice so long as such lease or sublease does not materially interfere with the conduct of such Credit Party’s business or adversely affect the Liens granted to the Agent pursuant to the Collateral Documents;

(l)            Liens in favor of banking institutions arising by operation of law, encumbering deposits (including rights of setoff) held by such banking institution in the ordinary course of business; and

(m)          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Borrower or any of its Subsidiaries, including rights of offset and set-off.

“Permitted Refinancing Indebtedness” means any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay accrued and unpaid interest, capitalized interest added to principal or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof (“Permitted Increases”) and fees and expenses in connection therewith; provided, that:

(a)           such Indebtedness (i) is not scheduled to mature prior to the date that is the seventh (7th) anniversary of the Original Closing Date, (ii) has no scheduled amortization or payments of principal (other than, in the case of any loans constituting a Second Lien Financing, nominal scheduled amortization payments not to exceed one percent (1%) per annum of the initial aggregate principal amount of such Indebtedness) prior to the date that is the seventh (7th) anniversary of the Original Closing Date and (iii) has market terms and conditions for securities of the type being issued at such time, determined at the time of issuance, provided, that (A) in no event shall such Indebtedness contain maintenance financial covenants, (B) taken as a whole, the terms and conditions (including mandatory prepayments, repurchase or redemption provisions, covenants, events of default and, if applicable, as to collateral) of any such Indebtedness, except as to pricing, shall not be materially less favorable to the Credit Parties or the Lenders than the terms and conditions of this Agreement and (C) in the case of any secured Indebtedness, such Indebtedness shall be subject to an Intercreditor Agreement; and

(b)           any such event shall:

(i)            not directly or indirectly result in an increase in the aggregate principal amount of Indebtedness being Refinanced, except to the extent such increase is a result of a substantially concurrent incurrence of additional Indebtedness:

(A)          to pay Permitted Increases and related fees and expenses; or

(B)           otherwise permitted to be incurred under this Agreement;

(ii)           to the extent the Indebtedness being Refinanced is Subordinated Indebtedness, be subordinated to the Obligations on substantially the same terms as the Indebtedness being Refinanced or as otherwise reasonably acceptable to Agent;

(iii)          to the extent the Indebtedness being Refinanced is secured, be secured by a Lien that has the same or junior relative priority to the Liens in favor of Agent for the benefit of the Secured Parties as the Lien securing the Indebtedness being Refinanced; and

(iv)          not be permitted unless no Event of Default shall have occurred and be continuing at the time thereof or would result therefrom.

“Permitted Second Priority Liens” means the second priority Liens granted by any Credit Party in favor of the Junior Collateral Agent for the benefit of the holders of any Second Lien Financing, which Liens shall be junior in priority to the Liens securing the Obligations under this Agreement, the other Loan Documents and the Related Swap Contracts and shall be subject at all times to the terms and conditions of the Intercreditor Agreement.

“Permitted Subordinated Indebtedness” means any unsecured Indebtedness of Holdings that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions no less favorable to the Lenders than the terms and conditions set forth in the Senior Subordinated Notes Documents, (b) is not scheduled to mature prior to the date that is the seventh (7th) anniversary of the Original Closing Date, (c) has no scheduled amortization or payments of principal prior to the seventh (7th) anniversary of the Original Closing Date and (d) has market terms and conditions for securities of the type being issued at such time, determined at the time of issuance, provided, that (i) in no event shall such Indebtedness contain maintenance financial covenants and (ii) taken as a whole, the terms and conditions (including mandatory prepayments, repurchase or redemption provisions, covenants and events of default) of any such Indebtedness, except as to pricing, shall not be materially less favorable to the Credit Parties or the Lenders than the terms and conditions of this Agreement.

“Permitted Subordinated Indebtedness Documents” means, collectively, any documentation governing any Permitted Subordinated Indebtedness.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of the Amendment and Restatement Date, entered into by Holdings, Borrower, Finance Corp. and each other Credit Party that is (or hereafter becomes) party thereto in favor of Agent, for the benefit of the Secured Parties, and any other pledge agreement entered into after the Amendment and Restatement Date by any Credit Party or any other Person.

“Pro Forma” means the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries prepared in accordance with GAAP as of the Amendment and Restatement Date after giving effect to the Related Transactions.  The Pro Forma is annexed hereto as Annex D.

“Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as such percentages may be adjusted by assignments pursuant to Section 8.1.

“Projections” means Holdings’ forecasted consolidated and consolidating:  (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Holdings, together with appropriate supporting details and a statement of underlying assumptions.

“Proposed Change” has the meaning specified in Section 9.19(c).

“Protective Advance” means all expenses, disbursements and advances made or incurred by Agent or Lenders pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that Agent, in its sole discretion, deems necessary or desirable to (a) preserve or protect the Collateral or any portion thereof, (b) to enhance the likelihood, or maximize the amount, of repayment of the Obligations or (c) provide for the payment of unanticipated liabilities of any Credit Party arising after the Amendment and Restatement Date.

“Purchase Money Obligation” has the meaning specified in Section 9-103 of the Code.

“Qualified Assignee” means (a) (i) any Lender, (ii) any Affiliate of any Lender and (iii) with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor (each such Person described in this clause (iii), an “Approved Fund”), and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided, that, other than in the case of any assignments made following the commencement of any workout, restructuring or foreclosure proceeding, no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee; and provided, further, no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Indebtedness or Stock issued by any Credit Party shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Stock” means Stock that is not Disqualified Stock.

“Qualifying IPO” means the issuance by the Qualifying IPO Issuer of its common Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering).

“Qualifying IPO Issuer” means Holdings, Parent or any other corporation or other legal entity which owns, directly or indirectly, 100% of the outstanding Stock of Holdings.

“Real Estate” has the meaning specified in Section 5.12.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refunded Swing Line Loan” has the meaning specified in Section 1.1(b)(iii).

“Related Swap Contracts” means each Interest Rate Agreement entered into between Borrower or any other Credit Party with Agent or any Person that was a Lender or an Affiliate of Agent or any Lender at the time it entered into such Interest Rate Agreement.

“Related Transactions” means the NEFF Reorganization, the borrowing of Revolving Loans on the Amendment and Restatement Date, the amendment of the Senior Subordinated Notes Indenture on the Amendment and Restatement Date to permit the NEFF Reorganization and related transactions, the incurrence of the Senior Secured Notes and the refinancing of the Bridge Loans with the proceeds thereof, the payment of all Fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transaction Documents.

“Related Transaction Documents” means the Loan Documents, the Senior Subordinated Notes Documents, the Senior Secured Notes Documents, the NEFF Reorganization Documents, the Intercreditor Agreement and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal,

dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Rent Reserve” means, with respect to any property of any Credit Party at which any Collateral is located but for which such Credit Party has not obtained a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, in accordance with Section 2.6, an amount equal to three (3) months estimated mortgage or rental payments for such property plus any other fees or charges owing by such Credit Party to each applicable landlord, mortgagee or bailee, as applicable, that has not duly executed and delivered to Agent a landlord’s agreement, mortgagee agreement or bailee letter or other subordination of security interest, in form and substance reasonably satisfactory to Agent; provided, however, that any of the foregoing amount shall be adjusted from time to time hereafter upon (a) delivery to the Agent of any such acceptable waiver or subordination, (b) the opening or closing of a Collateral location and/or (c) any change in the amount of rental, storage or processor payments or similar charges.

“Rental Fleet and Equipment” means Inventory which is of a type offered for sale or lease by Borrower or any Eligible Credit Party in the ordinary course of business of Borrower or any Eligible Credit Party including Inventory of Borrower or such Eligible Credit Party currently described as “rental equipment, net” but excluding any Inventory that constitutes Parts Inventory.

“Rental Fleet and Equipment OLV Amount” means (a) on any OLV Appraisal Presentment Date, 80% of the Orderly Liquidation Value of Eligible Rental Fleet and Equipment and (b) on any date following the most recent OLV Appraisal Presentment Date, 80% of the Rental Fleet and Equipment OLV Adjusted Amount, in each case, as such percentages may be reduced as provided in Section 1.9.

“Rental Fleet and Equipment OLV Adjusted Amount” means, on any date of determination, (a) the Net Book Value of Eligible Rental Fleet and Equipment multiplied by (b) the Rental Fleet and Equipment OLV Adjustment Percentage.

“Rental Fleet and Equipment OLV Adjustment Percentage” means, on any date of determination, a percentage equal to (a) the Orderly Liquidation Value of Rental Fleet and Equipment as of the most recent OLV Appraisal Presentment Date divided by (b) the Net Book Value of Rental Fleet and Equipment as of the most recent OLV Appraisal Presentment Date.

“Rental Payments” means rental payments due to Borrower or any other Subsidiary from the rental of Parts Inventory or Rental Fleet and Equipment owned by such Person.

“Replacement Lender” has the meaning specified in Section 9.19(a).

“Requisite Lenders” means Lenders having (a) more than 50% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans.

“Reserves” means, on any date of determination, with respect to the Borrowing Base, reserves established by Agent from time to time against the Borrowing Base or any component thereof in an amount equal to the sum of, without duplication, the following:

(a)           the Parts Inventory Reserve;

(b)           all amounts of past due rent, fees or other charges owing at such time by any Credit Party to any landlord of any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto;

(c)           any amounts which any Credit Party is obligated to pay pursuant to the provisions of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Credit Party in accordance with authority for such election contained in any of the Loan Documents;

(d)           the aggregate amount of reserves established by Agent in respect of Banking Relationship Debt;

(e)           any Rent Reserve; and

(f)            such additional reserves, in such amounts and with respect to such matters as Agent in its good faith credit judgment exercised reasonably may elect to impose from time to time.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expense on Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Indebtedness; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any other Stockholder (including the Permitted Holders) of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature), out-of-pocket expenses or indemnification payments in connection therewith by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” has the meaning specified in Section 1.1(a).

“Revolving Loan(s)” means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances outstanding to Borrower (including Swing Line Advances) at any time (including after giving effect to any Facility Increase) plus (b) the aggregate Letter of Credit Obligations incurred on behalf of Borrower.  Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances or incur its Pro Rata Share of Letter of Credit Obligations (including, in the case of the Swing Line Lender, its commitment to make Swing Line Advances as a portion of its Revolving Loan Commitment) as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances (including, in the case of the Swing Line Lender, Swing Line Advances) or incur Letter of Credit Obligations, which aggregate commitment shall be two hundred twenty five million dollars ($225,000,000) on the Amendment and Restatement Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement and in each case, as such individual commitment and such aggregate commitment may be reduced, increased pursuant to the Facility Increase (provided, that in no event shall the increase in the aggregate commitments pursuant to the Facility Increase exceed twenty five million dollars ($25,000,000), amortized or adjusted from time to time, in each case, in accordance with this Agreement.

“Revolving Notes” has the meaning specified in Section 1.1(a).

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Second Lien Financing” means, collectively, (a) the Senior Secured Notes and (b) any other secured Indebtedness to the extent such Indebtedness is permitted to be incurred under Section 3.1, in each case that (i) is secured by a second priority Lien on the assets of any Credit Party, which Liens shall be junior in priority to the Liens securing the Obligations under this Agreement, the other Loan Documents and the Related Swap Contract and shall be subject at all times to the terms and conditions of the Intercreditor Agreement, (ii) is not scheduled to mature prior to the date that is the seventh (7th) anniversary of the Original Closing Date, (iii) has no scheduled amortization or payments of principal (other than, in the case of any loans constituting a Second Lien Financing, nominal scheduled amortization payments not to exceed one percent (1%) per annum of the initial aggregate principal amount of such Indebtedness) prior to the date that is the seventh (7th) anniversary of the Original Closing Date and (iv) has market terms and conditions for securities of the type being issued at such time, determined at the time of issuance, provided, that (A) in no event shall such Indebtedness contain maintenance financial covenants, (B) taken as a whole, the terms and conditions (including mandatory prepayments, repurchase or redemption provisions, covenants, events of default and as to collateral) of any such Indebtedness, except as to pricing, shall not be materially less favorable to the Credit Parties or the Lenders than the terms and conditions of this Agreement and (C) the holders of such Indebtedness shall be become party to, or become bound by the terms of, the Intercreditor Agreement.

“Second Lien Financing Documentation” means the Senior Secured Notes Documents and any other documentation governing any other Second Lien Financing.

“Secured Parties” means, collectively, Agent, Lenders, L/C Issuers and any other holder of an Obligation.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of the Amendment and Restatement Date, entered into by Holdings, Borrower, Finance Corp. and each other Credit Party that is (or hereafter becomes) party thereto in favor of Agent, for the benefit of the Secured Parties, and any other security agreement entered into after the Amendment and Restatement Date by any Credit Party or any other Person.

“Senior Secured Notes” means $245,000,000 aggregate original principal amount of Holdings’    % Second Priority Senior Secured Notes due 2012 (including any private exchange notes and replacement notes related thereto).

“Senior Secured Notes Documents” means (a) the Senior Secured Notes Indenture, (b) the Senior Secured Notes, (c) any guaranty agreement given by any Subsidiary of Holdings in respect of the Senior Secured Notes and (d) all other documents, agreements and instruments relating to the Senior Secured Notes, in each case, as amended to the extent permitted by this Agreement.

“Senior Secured Notes Indenture” means that certain Indenture dated as of July 8, 2005, among NEFF LLC and Finance Corp., as co-issuers, NEFF LLC’s Subsidiaries party thereto as guarantors, and the Trustee, governing the terms of the Senior Secured Notes, as amended to the extent permitted by this Agreement.

“Senior Subordinated Notes” means $80,000,000 aggregate original principal amount of Holdings’ 13% Senior Subordinated Notes due 2013 (together with any interest and liquidated damages payable thereon in kind through the issuance of additional Senior Subordinated Notes of the same series or capitalized to the principal amount thereof).

“Senior Subordinated Notes Documents” means (a) the Senior Subordinated Notes Indenture, (b) the Senior Subordinated Notes, (c) any guaranty agreement given by any Subsidiary of Holdings in respect of the Senior Subordinated Notes and (d) all other documents, agreements and instruments relating to the Senior Subordinated Notes, in each case, as amended to the extent permitted by this Agreement.

“Senior Subordinated Notes Indenture” means that certain Amended and Restated Indenture dated as of July 8, 2005, by and among Holdings and Finance Corp., as co-issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee, governing the terms of the Senior Subordinated Notes.

“Series of Parity Junior Lien Debt” has the meaning specified in the Intercreditor Agreement.

“Settlement Date” has the meaning specified in Section 8.5(a)(ii).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Statement” has the meaning specified in Section 4.1(b).

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Indebtedness” means the Indebtedness of Holdings evidenced by the Senior Subordinated Notes or any Permitted Subordinated Indebtedness.

“Subordinated Indebtedness Documents” means, collectively, the Senior Subordinated Notes Documents and the Permitted Subordinated Indebtedness Documents.

“Subordinated Indenture” means, collectively, the Senior Subordinated Notes Indenture and any other indenture or similar agreement governing the terms of any other Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Holdings.

“Subsidiary Guarantor” means each Subsidiary of Holdings (other than Finance Corp.) that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of the Secured Parties, in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Related Swap Contracts.

“Supermajority Lenders” means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan).

“Swing Line Advance” has the meaning specified in Section 1.1(b).

“Swing Line Availability” has the meaning specified in Section 1.1(b).

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex B to this Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.  As of the Amendment and Restatement Date, the Swing Line Commitment is equal to $15,000,000.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

“Swing Line Note” has the meaning specified in Section 1.1(b).

“Target” has the meaning specified in Section 3.6.

“Termination Date” means the date on which (a) the Loans have been repaid in full, (b) all other Obligations under this Agreement and the other Loan Documents (other than contingent indemnification Obligations to the extent no claim has been asserted) have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized in the amount set forth in Section 1.5(f), cancelled or backed by standby letters of credit acceptable to Agent and (d) no Borrower shall have any further right to borrow any monies or request any other extensions of credit under this Agreement or the other Loan Documents.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that Borrower, any other Credit Party or any of their respective ERISA Affiliates maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trade-In Transaction” means a transaction in which Borrower or any of its Subsidiaries trades in Inventory or Equipment to a dealer or an original equipment manufacturer in consideration for cash, credit or similar Inventory or Equipment or a combination thereof.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of itself and the Secured Parties, by each applicable Credit Party.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Trustee” means Wells Fargo, in its capacity as trustee under the Senior Secured Notes Indenture.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“Unused Line Fee” has the meaning specified in Section 1.3.

“Vendor” means any Person (other than a Vendor Lessor) who sells to Borrower or any Eligible Credit Party Parts Inventory or Rental Fleet and Equipment to Borrower or any Eligible Credit Party.

“Vendor Intercreditor Agreement” means an intercreditor agreement, in form and substance acceptable to Agent, between Agent, for the benefit of the Secured Parties, the Credit Parties and any Vendor to whom any Credit Party has granted a Lien on any part of the Collateral.

“Vendor Lease” means a lease pursuant to which any Person leases Parts Inventory or Rental Fleet and Equipment from a Vendor Lessor, whether or not such lease constitutes an operating lease or a Capital Lease under GAAP and whether or not such lease constitutes a true lease or a secured transaction under the Code or other applicable law.

“Vendor Lessor” means any Person who leases Parts Inventory or Rental Fleet and Equipment to a Borrower pursuant to a Vendor Lease.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Welfare Plan” means a Plan described in Section 3(1) of ERISA.

“Wells Fargo” means Wells Fargo Bank, National Association.

Rules of construction with respect to accounting terms used in this Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A.  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control.  Unless otherwise specified, references in this Agreement or any other Loan Document or any of the Appendices, Section, subsection or clause hereof or thereof refer to such Section, subsection or clause as contained in this Agreement or such Loan Documents, as applicable.  The words “herein,” “hereof” and “hereunder” and other words of similar import in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as applicable, as a whole, including all Annexes, Exhibits and Schedules hereto or thereto, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement, such other Loan Document or any such Annex, Exhibit or Schedule, as the case may be.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words

“including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B
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AMENDED & RESTATED CREDIT AGREEMENT

PRO RATA SHARES AND REVOLVING LOAN COMMITMENT AMOUNTS

LENDER	REVOLVING LOAN COMMITMENT	SWING LINE LOAN COMMITMENT (IF ANY)
General Electric Capital Corporation	$50,000,000	$15,000,000
Bank of America, N.A.	$37,500,000
GMAC Commercial Finance LLC	$37,500,000
Wachovia Bank, National Association	$30,000,000
The CIT Group/Business Credit, Inc.	$30,000,000
PNC Bank, N.A.	$25,000,000
Union Bank of California, N.A.	$15,000,000
TOTAL	$225,000,000	$15,000,000

B-1

ANNEX C
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AMENDED AND RESTATED CREDIT AGREEMENT

CLOSING CHECKLIST

A.            LOAN DOCUMENTS AND COLLATERAL MATTERS

1.             Amended and Restated Credit Agreement:  This Agreement or counterparts hereof shall have been duly executed and delivered each Credit Party, Agent and Lenders.

2.             Revolving Notes:  Duly executed originals of the Revolving Notes for each requesting Lender, dated the Amendment and Restatement Date, shall have been delivered to Agent.

3.             Swing Line Notes: Duly executed originals of the Swing Line Notes for each requesting Lender, dated the Amendment and Restatement Date, shall have been delivered to Agent.

4.             Guaranty:  Duly executed originals of the Guaranty from Holdings, Finance Corp. and each other Guarantor (if any) dated the Amendment and Restatement Date shall have been delivered to Agent.

5.             Security Agreement:  Duly executed originals of the Security Agreement, executed by Borrower, Holdings, Finance Corp. and each other Guarantor, dated the Amendment and Restatement Date, and all instruments, documents and agreements executed pursuant thereto shall have been delivered to Agent.

6.             Pledge Agreement:  Duly executed originals of the Pledge Agreement, executed by Borrower, Holdings, Finance Corp. and each other Guarantor, dated the Amendment and Restatement Date, and all instruments, documents and agreements executed pursuant thereto shall have been delivered to Agent.

7.             Intercreditor Agreement:  Duly executed originals of the Intercreditor Agreement from each Credit Party and the Junior Collateral Agent, dated the Amendment and Restatement Date, shall have been delivered to Agent.

8.             Financing Statements and Lien Matters.

(a)           Financing Statement on Form UCC-1 naming Holdings, as debtor and Agent, as secured party, in form and substance satisfactory to Agent.

(b)           Financing Statement on Form UCC-1 naming Borrower, as debtor and Agent, as secured party, in form and substance satisfactory to Agent.

(c)           Financing Statement on Form UCC-1 naming Finance Corp., as debtor and Agent, as secured party, in form and substance satisfactory to Agent.

(d)           UCC-3 or other appropriate termination statements terminating Liens encumbering the assets and properties of Parent granted in connection with the Existing Credit Agreement.

B.            CLOSING CERTIFICATES

1.             Notice of Revolving Credit Advance:  Duly executed Notice of Revolving Credit Advance, dated at least one (1) Business Day prior to the Amendment and Restatement Date, shall have been delivered to Agent and shall request Revolving Loans to be made available on the Amendment and Restatement Date in an aggregate amount that does not exceed $10,000,000.

2.             Officer’s Certificate:  Duly executed originals of a certificate of an authorized officer of each Credit Party, dated the Amendment and Restatement Date, certifying on behalf of such Credit Party that, since December 31, 2004 there has been no Material Adverse Effect.

3.             Related Transaction Documents:  Duly executed originals of a certificate of an authorized officer of each Credit Party, dated the Amendment and Restatement Date, certifying that the Related Transactions have been (or substantially contemporaneously with the funding of the Loans on the Amendment and Restatement Date will be) consummated and attaching thereto copies of each Related Transaction Document (other than the Loan Documents) and certifying as to the truth, completeness and correctness of each such Related Transaction Document, including the Senior Secured Notes Documents and the Senior Subordinated Notes Documents.

4.             Other Documents:  Agent shall have received such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

C.            FINANCIAL MATTERS

1.             No Material Adverse Effect:  Since December 31, 2004, there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

2.             Solvency:  Agent and Lenders shall be satisfied that on the Amendment and Restatement Date, before and after giving effect to the Indebtedness borrowed under this Agreement and incurred under the Senior Secured Notes, Holdings and its Subsidiaries, on a consolidated basis, are Solvent and shall have received a certificate of the chief financial officer of Holdings and the Borrower certifying such Solvency and other related matters as required by Agent.

3.             Financial Statements and Projections:  Agent shall have received the Pro Forma.

D.            CORPORATE DOCUMENTS & LEGAL OPINIONS

1.             Certificate of Incorporation and Good Standing:  Agent shall have received:

(a)           the articles or certificate of incorporation or certificate of formation, as applicable, of Holdings and Finance Corp. and all amendments thereto;

(b)           (i) solely to the extent of any amendments or other modifications thereto since the Original Closing Date, the articles or certificate of incorporation or certificate of formation, as applicable, of Borrower and all amendments thereto or (ii) if there have not been any amendments or other modifications thereto since the Original Closing Date, a certification of the secretary or assistant secretary of Borrower to the effect that the articles of incorporation of Borrower delivered on the Original Closing Date are in full force and effect on and as of the Amendment and Restatement Date and have not been in any way amended or otherwise modified;

(c)           good standing certificates (including verification of tax status) for each Credit Party in such Credit Party’s state of incorporation or formation, as applicable, each dated a recent date prior to the Amendment and Restatement Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

2.             By-laws and Resolutions:  Agent shall have received:

(a)           the by-laws or operating agreement of Holdings and Finance Corp., as applicable, together with all amendments thereto, each certified as of the Amendment and Restatement Date by such Credit Party’s secretary or an assistant secretary as being in full force and effect without any modification or amendment;

(b)           solely to the extent of any amendments or other modifications thereto since the Original Closing Date, the by-laws of Borrower and all amendments thereto or (ii) if there have not been any amendments or other modifications thereto since the Original Closing Date, a certification of the secretary or assistant secretary of Borrower to the effect that the by-laws of Borrower delivered on the Original Closing Date are in full force and effect on and as of the Amendment and Restatement Date and have not been in any way amended or otherwise modified; and

(c)           resolutions of each Credit Party’s Board of Directors, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions to be consummated in connection therewith, each certified as of the Amendment and Restatement Date by such Credit Party’s secretary or an assistant secretary as being in full force and effect without any modification or amendment.

3.             Incumbency Certificates:  For each Credit Party, Agent shall have received incumbency certificates and specimen signatures of the officers of such Credit Party executing any of the Loan Documents, certified as of the Amendment and Restatement Date by such Credit Party’s secretary or an assistant secretary as being true, accurate, correct and complete shall have been delivered to Agent.

4.             Opinions of Counsel:  Duly executed originals of an opinion of:

(a)           Latham & Watkins LLP, special New York and Delaware counsel for the Credit Parties.

(b)           Baker & McKenzie, special Florida counsel for the Credit Parties.

E.             OTHER CONDITIONS

1.             Payment of Fees:  Holdings and Borrower shall have paid the Fees required to be paid on the Amendment and Restatement Date, including but not limited to any Fees due and payable on the Amendment and Restatement Date pursuant to Section 1.3(e) of the Existing Credit Agreement and this Agreement.

2.             Financing Transactions:

(a)           Bridge Loan Agreement:  Agent shall have received a duly executed payoff letter from the Bridge Loan Agent, in form and substance reasonably satisfactory to Agent, as to the termination of the Bridge Loan Agreement and the obligations thereunder and the release of liens and other security interests granted to secure such obligations under the Bridge Loans.

(b)           Senior Subordinated Indenture:  Agent shall have received satisfactory evidence that Holdings, Borrower, Wells Fargo Bank, National Association, as trustee, and the guarantors named therein have executed the Senior Subordinated Notes Indenture.

3.             NEFF Reorganization Documentation:  The terms and conditions of the NEFF Reorganization Documentation shall be reasonably satisfactory to Agent.

4.             No Event of Default:  Agent shall be satisfied that no Event of Default shall have occurred and be continuing under the Existing Credit Agreement.

5.             Approvals; Compliance with Laws:  Copies of any material third-party, Governmental Authority or other regulatory approvals and consents necessary to consummate the Loan Documents shall have been delivered to Agent and shall be final and non-appealable.  Agent shall be satisfied that there shall be no violation of applicable law, decrees and material Contractual Obligations by any Credit Party.

6.             Other Requirements:  Such other requirements of any Credit Party as Agent may, in its sole discretion, request.

ANNEX D
to
AMENDED AND RESTATED CREDIT AGREEMENT

PRO FORMA

See attached.

D-1

ANNEX E
to
AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS’ BANK ACCOUNTS

Name:	General Electric Capital Corporation
Bank:	Deutsche Bank Trust Company Americas
60 Wall Street, New York, New York 10005
ABA #:	021-001-033
Account #:	502-707-97
Account Name:	GECC/ CFI Incoming Funds Account
Reference:	Neff Rental, Inc.

Name:	Bank of America, N.A.
Bank:	Fleet Bank
1 Constitution Plaza, Hartford, CT, For the Account of Fleet Capital Corporation
ABA #:	011-900-571
Account #:	936-933-7552
Reference:	Neff Corp.

Name:	GMAC Commercial Finance LLC
Bank:	Bank One, Michigan
Detroit, Michigan
ABA #:	072-000-326
Account #:	3613249-84
Account Name:	GMAC Commercial Finance LLC
Reference:	Neff Rental

Name:	Wachovia Bank, National Association
Bank:	Wachovia Bank, NA
Charlotte, NC
ABA #:	053-000-219
Account #:	2070482789126
Account Name:	Leveraged Finance - NC
Reference:	Neff

Name:	The CIT Group/Business Credit, Inc.
Bank:	The CIT Group/Business Credit, Inc.
New York, New York
ABA #:	021-000-021
Account #:	144-0-64425
Account Name:	The CIT Group/Business Credit, Inc.
Reference:	Neff Rental, Inc.

E-1

Name:	PNC Bank, N.A.
Bank:	PNC Bank, N.A.
ABA #:	###-##-####
Account #:	196039957830
Account Name:	PNC Business Credit
Reference:	Neff Rental

Name:	Union Bank of California, N.A.
Bank:	Union Bank of California, N.A.
Monterey Park, CA
ABA #:	122-000-496
Account #:	95300196431
Account Name:	Asset Based Finance Group
Reference:	Attn: Commercial Finance

E-2

EXHIBIT 4.1(d)

BORROWING BASE CERTIFICATE

NEFF RENTAL, INC.

Date:                     ,

This Certificate is given by Neff Rental, Inc. (“Borrower”) pursuant to Section 4.1(d) of that certain Amended and Restated Credit Agreement dated as of July 8, 2005 among Neff Rental LLC, as Holdings, Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower.  By executing this Certificate such officer hereby certifies to Agent and Lenders that:

(a)           Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for Borrower as of the above date;

(b)           Based on such schedule, the proposed Borrowing Base as of the above date is $                               ; and

(c)           As of the date hereof, based on such schedule, Borrowing Availability is $                               .

1

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its                               this         day of                        ,        .

NEFF RENTAL, INC.

By:
Its:

2

Schedule 1

to Exhibit 4.1(d)

BORROWING BASE CALCULATION

NEFF RENTAL, INC.

Accounts of the Borrower reflected as accounts receivable on the Borrower’s balance sheet (as of the date above), but solely to the extent of the unpaid portion of the obligations stated on the respective invoices issued to a customer of Borrower with respect to inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or offsets owed by Borrower to the respective customer.

$

Less: Total Ineligible Accounts:

Total Ineligible Accounts	$

Total Eligible Accounts (Accounts less Total Ineligible Accounts)	$

Advance Rate		%

Accounts Availability	$

Parts Inventory owned by, and in the possession of the Borrower, and located in the United States of America, reflected as parts inventory on the Borrower’s balance sheet (as of the date above), valued at the lower of cost or market (including adequate reserves for obsolete, slow moving or excess quantities), on a first-in, first-out basis

$

Less: Total Ineligible Parts Inventory:

Total Ineligible Parts Inventory	$

Total Eligible Parts Inventory (Parts Inventory less Total Ineligible Parts Inventory)	$

Advance Rate		%

Parts Inventory Availability (but in no event greater than $5,000,000)	$

Rental Fleet and Equipment on the Borrower’s balance sheet (as of the date above), which is valued at the Net Book Value	$

Less: Total Ineligible Rental Fleet and Equipment:

Total Ineligible Rental Fleet and Equipment	$

Total Eligible Rental Fleet and Equipment (Rental Fleet and Equipment less Total Ineligible Rental Fleet and Equipment)	$

Advance Rate		%

Rental Fleet and Equipment Availability (such amount the lesser of (i) the Rental Fleet and Equipment OLV Amount and (ii) 100% of the Net Book Value of Eligible Rental Fleet and Equipment)	$

Reserves	$

Minimum Availability Block	$

Borrowing Base (Accounts Availability PLUS Parts Inventory Availability PLUS Rental Fleet and Equipment Availability LESS Reserves LESS Minimum Availability Block)

EXHIBIT 4.1(l)

COMPLIANCE AND PRICING CERTIFICATE

NEFF RENTAL, INC.

Date:                  ,

This Compliance and Pricing Certificate (this “Certificate”) is given by NEFF Rental, Inc. (“Borrower”) pursuant to Section 4.1(l) of that certain Amended and Restated Credit Agreement, dated as of July 8, 2005, among NEFF Corp., as Holdings, Borrower, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders and the other Secured Parties (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower.  By executing this Certificate such officer hereby certifies to Agent and Lenders that:

(a)           the financial statements delivered with this Certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Holdings, Borrower and its Subsidiaries as of the dates of such financial statements [(except that monthly Financial Statements do not include footnote disclosures or any Consolidating statement and are subject to year-end adjustment)];

(b)           I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;

(c)           such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is taking and proposes to take with respect thereto;

(d)           except as set forth on Schedule 1 hereto, Borrower is in compliance with the covenants contained in Sections 3.1, 3.3, 3.4, 3.5, 3.7, 3.8 and 3.17 of the Credit Agreement, as demonstrated on Schedule 1 hereto;

(e)           based upon the calculation of Leverage Ratio as set forth on Schedule 2 hereto, Applicable Margins shall be calculated using Level        [NOTE TO BORROWER:  THIS CLAUSE IS ONLY REQUIRED TO BE COMPLETED AS OF THE END OF EACH FISCAL QUARTER];

3

(f)            except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Certificate submitted by Borrower pursuant to Section 4.1(l) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person; and

(g)           except as set forth on Schedule 4 hereto, subsequent to the date of the most recent Certificate submitted by Borrower pursuant to Section 4.1(l) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 5.4(b) of the Credit Agreement.

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its                                  this       day of                        ,        .

NEFF RENTAL, INC.

By:
Its:

SCHEDULE 1
Exhibit 4.1(l)

ALL AMOUNTS IN EXHIBIT 4.1(L) ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR HOLDINGS AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.

INDEBTEDNESS
(Section 3.1)

Intercompany Indebtedness of Borrower and its Subsidiaries to the extent permitted pursuant to Section 3.3(b) (Section 3.1(b)):
Actual in the aggregate	$
Permitted in the aggregate	$100,000
In Compliance	Yes/No

Indebtedness secured by purchase money Liens or incurred with respect to Capital Leases or synthetic leases (Section 3.1(e)):
Actual in the aggregate	$
Permitted in the aggregate	$10,000,000
In Compliance	Yes/No

Other unsecured Indebtedness not otherwise permitted in Sections 3.1(a) through (d):
Actual in the aggregate	$
Permitted in the aggregate	$10,000,000
In Compliance	Yes/No

Indebtedness in respect of any Permitted Subordinated Indebtedness, any Second Lien Financing or any combination thereof (Section 3.1(g)):
Actual in the aggregate	$
Permitted in the aggregate	$50,000,000
In Compliance	Yes/No

Indebtedness in respect of Permitted Earnout Obligations (Section 3.1(h)):
Actual in the aggregate	$
Permitted in the aggregate	$100,000,000
In Compliance	Yes/No

INVESTMENTS
(Section 3.3)

Intercompany loans, advances or capital contributions by any Credit Party to any Subsidiary of Holdings that is not a Subsidiary Guarantor (Section 3.3(b)):
Actual in the aggregate	$
Permitted in the aggregate	$100,000
In Compliance	Yes/No

Loans and advances to employees for moving, entertainment, traveling and other similar expenses in the ordinary course of business (Section 3.3(c)):
Actual in the aggregate	$
Permitted in the aggregate	$1,000,000
In Compliance	Yes/No

Loans made by Holdings to officers or employees of Holdings or any other Credit Party in connection with the purchase by such officers or employees of Stock of Holdings (Section 3.3(k)):
Actual in the aggregate	$
Permitted in the aggregate	$1,000,000
In Compliance	Yes/No

Investments in Permitted Acquisitions (Section 3.3(l)):
Actual in the aggregate	$
Permitted in the aggregate	$100,000,000
In Compliance	Yes/No

Other Investments not otherwise permitted in Sections 3.3(a) through (m):
Actual in the aggregate	$
Permitted in the aggregate	$10,000,000
In Compliance	Yes/No

CONTINGENT OBLIGATIONS
(Section 3.4)

Contingent Obligations not otherwise permitted in Sections 3.4(a) through (i):
Actual in the aggregate	$
Permitted in the aggregate	$3,000,000
In Compliance	Yes/No

RESTRICTED PAYMENTS
(Section 3.5)

Indemnification Payments paid (Section 3.5(d)):
Actual in the aggregate (Fiscal Year)	$
Permitted in the aggregate (Fiscal Year)	$500,000(1)
In Compliance	Yes/No

Dividends paid to Holdings or Parent to permit repurchase of Stock of management (Section 3.5(f)):
Actual in the aggregate (current Fiscal Year)	$
Permitted in the aggregate (current Fiscal Year)	$2,000,000
In Compliance	Yes/No
Actual in the aggregate (term of Credit Agreement)	$
Permitted in the aggregate (term of Credit Agreement)	$4,000,000
In Compliance	Yes/No

Payments to Holdings or Parent to permit Holdings or Parent to pay general administrative costs and expenses when due in the ordinary course of business (Section 3.5(g)):
Actual in the aggregate (Fiscal Year)	$
Permitted in the aggregate (Fiscal Year)	$2,000,000
In Compliance	Yes/No

Additional payments not otherwise permitted in Sections 3.5(a) through (g)
Actual in the aggregate (Fiscal Year)	$
Permitted in the aggregate (Fiscal Year)	$2,000,000
In Compliance	Yes/No

(1) Only applicable if an Event of Default shall have occurred and be continuing or Borrowing Availability shall be less than $10,000,000.

ASSET DISPOSITIONS
(Section 3.7)

Disposition of Rental Fleet and Equipment pursuant to sale and leaseback transactions (Section 3.7(c)):
Actual in the aggregate	$
Permitted in the aggregate	$15,000,000
In Compliance	Yes/No

Describe any other Asset Dispositions made (list each transaction by market value of assets sold) (Section 3.7(e)):
$
$
$
$
Aggregate market value of Asset Dispositions	$
Permitted Asset Dispositions in a single transaction or series of related transactions (asset market value)	$5,000,000
In Compliance	Yes/No

LEASE LIMITS
(Section 3.17)

All rents (or substantially equivalent payments) paid during the measuring period for operating leases, synthetic leases and similar off-balance sheet financing (Section 3.17):	$

Permitted Lease Payments (Fiscal Year)
$20,000,000

In Compliance	Yes/No

PREPAYMENTS OF OTHER INDEBTEDNESS
(Section 3.18)

Prepayment of Indebtedness in respect of any Second Lien Financing or any Subordinated Indebtedness (Section 3.18(a)(iv)):

Actual in the aggregate	$

Permitted in the aggregate	$25,000,000

In Compliance	Yes/No

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
EVENT OF DEFAULT

[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrower has taken, is taking or proposes to take with respect thereto; if no condition or event exists, state “None.”]

SCHEDULE 2

CERTAIN FINANCIAL DEFINITIONS AND CALCULATIONS

“Consolidated Net Income” means, for any period, for Holdings, Borrower and their Subsidiaries on a consolidated basis in accordance with GAAP:

Net income during the measuring period:	$

excluding:

the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Holdings, Borrower or any of Borrower’s Subsidiaries the income (or deficit) of any Person (other than a Subsidiary) in which Holdings or Borrower has an ownership interest, except to the extent any such income has actually been received by Holdings or Borrower or any of their Subsidiaries in the form of cash dividends or distributions the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period or any prior period any net gain attributable to the write-up of any asset

any net gain from the collection of the proceeds of life insurance policies any net gain arising from the acquisition of any securities, or the extinguishment of any Indebtedness, of Holdings, Borrower or any of their Subsidiaries in the case of a successor to Holdings, Borrower or any of their Subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets any deferred credit representing the excess of equity in any Subsidiary of Holdings or Borrower at the date of acquisition of such Subsidiary over the cost to Holdings or Borrower of the investment in such Subsidiary

Consolidated Net Income	$

“EBITDA” means, for any period, for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP:

Consolidated Net Income	$

Less: (in each case to the extent included in the calculation of Consolidated Net Income, but without duplication):

income tax credits

interest income

gain from extraordinary items (net of loss from extraordinary items)

any aggregate net gain (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all Stock and other securities) (excluding sales of Rental Fleet and Equipment in the ordinary course of business)

any non-cash gains or other non-cash items which have been added to Consolidated Net Income, including any reversal of any non-cash charge or non-cash loss referred to below (including the reversal of any such charges or losses relating to the amount of (i) any compensation deduction as the result of any grant of Stock to employees, officers or directors and (ii) asset write-downs)

any other non-cash gains

expenditures made in connection with Related Transactions and payment of liabilities on the Amendment and Restatement Date

Plus: (in each case to the extent deducted in the calculation of Consolidated Net Income, but without duplication):

any provision for income taxes

Interest Expense

depreciation and amortization

amortized debt discount

cash expenses incurred in connection with the consummation of Permitted Acquisitions, the issuance of Qualified Stock or the incurrence of Indebtedness of the type described in clauses (c), (d), (g) or (j) (in each case, whether or not the applicable Permitted Acquisition, issuance of Qualified Stock or incurrence of Indebtedness is consummated)

cash expenses paid consisting of fees and expenses incurred in connection with the registration of the Senior Secured Notes and/or Senior Subordinated Notes to the extent permitted pursuant to Section 3.5(c)

non-cash charges and non-cash losses (including the amount of (i) any compensation deduction as the result of any grant of Stock to employees, officers, directors or members of management and (ii) asset write-downs)

extraordinary, unusual or non-recurring, non-cash charges (including restructuring charges determined in accordance with GAAP) and reasonably acceptable to Agent cash expenses of a business acquired in connection with a Permitted Acquisition that will be eliminated within six (6) months after the consummation of such acquisition which are either (i) permitted to be excluded by the Securities and Exchange Commission under Regulation S-X or (ii) otherwise reasonably satisfactory to Agent management fees permitted to be paid pursuant to Section 3.8(b)

expenses incurred in connection with the consummation of the Related Transactions to the extent such expenses were incurred within six (6) months of the Original Closing Date

EBITDA	$

Notwithstanding anything to the contrary in the foregoing, upon the consummation of a Permitted Acquisition, so long as Agent shall have received for the Target or the business unit or assets acquired, as the case may be, such financial statements and other financial information requested by Agent, each in form and substance satisfactory to Agent and in form and content sufficient to enable Agent to make the calculation of EBITDA and Net Income with reasonable certainty, EBITDA will be calculated on a pro forma basis to give effect to such Permitted Acquisition as if such Permitted Acquisition was completed on the first day of the applicable measurement period; provided, that (a) income statement items attributable to the Target acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for Holdings and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Schedule 2 and (ii) such items are supported by financial statements or other information reasonably satisfactory to the Agent and (b) any Indebtedness incurred or assumed by any Credit Party or any of its Subsidiaries (including Target) in connection with such transaction and any Indebtedness of Target which is not retired in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable measurement period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable measurement period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

LEVERAGE RATIO FOR PURPOSES OF DETERMINING APPLICABLE MARGIN
(Section 4.2)

“Leverage Ratio” shall mean, for Holdings and its Subsidiaries on a consolidated basis, as of the end of any Fiscal Quarter of Holdings for the four (4) fiscal quarter period ending on such date, the ratio of (a) Funded Debt of Holdings and its Subsidiaries, as of the last day of such period to EBITDA for Holdings and its Subsidiaries for such period.

Funded Debt	$

EBITDA (calculated as provided above)	$

Leverage Ratio (Funded Debt divided by EBITDA)

Applicable Pricing Level (as described in the definition of Applicable Margins)	Level

SCHEDULE 3
Exhibit 4.1(l)

ORGANIZATION/LOCATION CHANGES

[If any Credit Party has (i) changed its name as it appears in official filings in the state of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction or organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any Person, such change shall be specified below; if no such change has been made, state “None.”]

SCHEDULE 4
Exhibit 4.1(l)

CAPITALIZATION CHANGES

[If with respect to any Credit Party there has been a change in authorized Stock, issued and outstanding Stock or the identity of the holders of any Stock, or if with respect to any Credit Party there has been a change pertaining to preemptive rights or any other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any Stock, such change shall be set forth below; if no such change has occurred, state “None.”]

EXHIBIT 1.1(a)(i)
to
AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF REVOLVING NOTE

New York, New York

$    ,    ,                            ,

FOR VALUE RECEIVED, the undersigned NEFF Rental, Inc. (“Borrower”), HEREBY PROMISES TO PAY to the order of                                               (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lender and the other Secured Parties (“Agent”), at its address at 401 Merritt Seven, 2nd Floor, Norwalk, Connecticut 06851 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                               DOLLARS AND                     CENTS ($      ,      ,     ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Amended and Restated Credit Agreement dated as of July 8, 2005 by and among NEFF RENTAL LLC, as Holdings, Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrower), be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

NEFF RENTAL, INC.

By:
Name:
Title:

EXHIBIT 1.1(a)(ii)
to
AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

                       ,

General Electric Capital Corporation,
for itself, as Lender, and as Agent
for Lenders

401 Merritt Seven, 2nd Floor

Norwalk, Connecticut 06851

Attention:              NEFF Rental, Inc.
Account Manager

Ladies and Gentlemen:

The undersigned, NEFF Rental, Inc. (“Borrower”) refers to the Amended and Restated Credit Agreement, dated as of July 8, 2005 (the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among the Borrower, the other Credit Parties signatory thereto, General Electric Capital Corporation, for itself, as Lender, and as Agent for the Secured Parties, and Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1(a) of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section 1.1(a) of the Credit Agreement:

(i)            The date of the requested Revolving Credit Advance is                        ,         .

(ii)           The aggregate amount of the requested Revolving Credit Advance is $                     .

(iii)          The requested Revolving Credit Advance is [an Index Rate Loan] [a LIBOR Loan with a LIBOR Period of                    ].

(iv)          The requested Revolving Credit Advance is to be sent to:

[Name of Bank]
[City of Bank]
Beneficiary:
Account No.:  [number]
ABA No.:  [number]
Attn:  [name]

The undersigned hereby certifies that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Revolving Credit Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

NEFF RENTAL, INC.

By:

Name:

Title:

EXHIBIT 1.1(b)
to
AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF SWING LINE NOTE

Chicago, Illinois
$    ,    ,                              ,

FOR VALUE RECEIVED, the undersigned,. NEFF Rental, Inc. (“Borrower”) HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Swing Line Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the “Agent”) at the Agent’s address at 401 Merritt Seven, 2nd Floor, Norwalk, Connecticut 06851 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                              DOLLARS AND NO CENTS ($    ,    ,    ) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or.

This Swing Line Note is issued pursuant to that certain Amended and Restated Credit Agreement dated as of July 8, 2005 by and among NEFF RENTAL LLC, as Holdings, Borrower, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Swing Line Advance made by Swing Line Lender to Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing  under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable on demand in accordance with the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrower), be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note.

Except as provided in the Credit Agreement, this Swing Line Note may not be assigned by Lender to any Person.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

NEFF RENTAL, INC.

By:
Name:
Title:

EXHIBIT 1.2(e)
to
AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Amended and Restated Credit Agreement dated as of July 8, 2005 by and among the undersigned Neff Rental, Inc. (“Borrower”), Neff Rental LLC, as Holdings, and each of the other Persons named therein as Credit Parties, General Electric Capital Corporation, as Agent for the Secured Parties (in such capacity, “Agent”) and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower hereby gives irrevocable notice, pursuant to Section 1.2(e) of the Credit Agreement, of its request to:

(a)           on date convert $[               ]of the aggregate outstanding principal amount of the [               ] Loan, bearing interest at the [               ] Rate, into a(n) [               ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [1 month] [[2][3][6] months];

[(b)          on date continue $[               ]of the aggregate outstanding principal amount of the [               ] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [1 month] [[2][3][6] months].

Borrower certifies that the conversion and/or continuation of the Loans requested above is for the separate account of Borrower in the following amount:  $                            .

Borrower hereby certifies that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested conversion/continuation, before and after giving effect thereto.

NEFF RENTAL, INC.

By:
Name:
Title:

EXHIBIT 8.1
to
AMENDED AND RESTATED CREDIT AGREEMENT

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                                ,      by and between                                                                 (“Assignor Lender”) and                                                       (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent (in such capacity, “Agent”).  All capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, Neff Rental, Inc., a Florida corporation (“Borrower”) and Neff Rental LLC, a Delaware corporation (“Holdings”), Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 8, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrower;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Revolving Loan Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.             ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1           Assignment.  Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in [the Revolving Loan ], [Letter of Credit Obligations], Loan Documents and the Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share

Revolving Loan	$		%

1.2           Delegation.  Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Revolving Loan Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to the Pro Rata Shares set forth above.

1.3           Acceptance by Assignee Lender.  By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof.  By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4           Effective Date.  Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement][                   ,        ] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).  [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2.             INITIAL PAYMENT AND DELIVERY OF NOTES

2.1           Payment of the Assigned Amount.  Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2           Payment of Assignment Fee.  [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 8.1(a) of the Credit Agreement.

2.3           Execution and Delivery of Notes.  Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower and Agent will obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1.  Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3.             REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Assignee Lender’s Representations, Warranties and Covenants.  Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a)           This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b)           The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)           Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d)           Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e)           Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f)            No future assignment or participation granted by Assignee Lender pursuant to Section 8.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)           Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

(h)           Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

(i)            As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, (ii) is not subject to capital adequacy or similar requirements under Section 1.11(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.11(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.11(b) of the Credit Agreement, and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.11(c) of the Credit Agreement.

3.2           Assignor Lender’s Representations, Warranties and Covenants.  Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a)           Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b)           This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c)           The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d)           Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e)           Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, Lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f)            This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.             LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral,  (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents or any Related Swap Contract.  Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party.  Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.             FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein.  No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.  All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.             NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.             AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.             SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.             SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.           SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.           APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.           COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL

CORPORATION, as Agent

By:
Title:

ADD WHEN NO EVENT OF DEFAULT HAS

OCCURRED AND IS CONTINUING TO THE EXTENT

BORROWER CONSENT IS REQUIRED:

[NEFF RENTAL, INC., as Borrower

By:
Title:

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount

Revolving Loan	$

Accrued Interest	$

Unused Line Fee	$

Other + or -$	$

Total	$

All determined as of the Effective Date.

EXHIBIT A

TO

AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) dated as of                       , 20     is by and among                        , a                      [corporation][limited liability company] (the “New Subsidiary”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation in its capacity as Agent for the Lenders and the other Secured Parties (each as defined in the Credit Agreement referred to below).

Pursuant to the Amended and Restated Credit Agreement, dated as of July 8, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement), among Neff, a Delaware limited liability company (“Holdings”), NEFF Rental, Inc., a Florida corporation ( “Borrower”), the other Credit Parties party thereto, Agent and Lenders, the Credit Parties are required by Section 2.8 of the Credit Agreement to cause the New Subsidiary to become a Credit Party thereunder.  Accordingly, the New Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders and the other Secured Parties, that:

1.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Credit Party thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Credit Parties in the Credit Agreement and the other Loan Documents.

2.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement and a Grantor (as defined in the Security Agreement) for all purposes of the Security Agreement and the other Loan Documents and Related Swap Contracts, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all of the Collateral (as defined in the Security Agreement) of such New Subsidiary, whether owned or consigned by or to, or leased from or to, such New Subsidiary, and regardless of where located, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations.

3.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a Pledgor (as defined in the Pledge Agreement) for all purposes of the Pledge Agreement, the other Loan Documents and the Related Swap Contracts, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants and pledges to Agent, for itself and the benefit of the Secured Parties, a first priority security interest in the Pledged Collateral (as defined in the Pledge Agreement) of the New Subsidiary identified on Schedule 1 hereto and all other Pledged Collateral of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations.

4.             The Subsidiary hereby represents and warrants to the Agent that:

(a)           The New Subsidiary’s official name, type of entity and state of organization or incorporation are as set forth on the signature pages hereto.

(b)           The New Subsidiary’s chief executive office and principal place of business and other offices are located at the locations set forth on Schedule 2 hereto.

(c)           Other than as set forth on Schedule 3 hereto, the New Subsidiary has not changed its official name or changed its state of organization or incorporation, been party to a merger, consolidation or other change in structure or used any tradename in the prior five years.

(d)           Schedule 4 hereto includes all warehouses, consignees and processors with whom Inventory is stored or located and other premises where Collateral is stored or located.

(e)           Schedule 5 hereto includes all the locations of the New Subsidiary’s books and records concerning the Collateral.

(f)            Schedule 6 hereto includes a list of Persons from whom the New Subsidiary has acquired assets during the past five (5) years, other than assets acquired in the ordinary course of the New Subsidiary’s business.

(g)           Schedule 7 hereto includes all Patents, Trademarks and Copyrights owned by or licensed to the New Subsidiary in its own name, or to which the New Subsidiary is a party, as of the date hereof, that is used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or otherwise).

(h)           Schedule 8 hereto includes all Commercial Tort Claims before any Governmental Authority by or in favor of the New Subsidiary.

(i)            Schedule 9 hereto lists all Real Estate that is owned, leased or subleased by the New Subsidiary as of the date hereof.  Schedule 9 hereto further lists any Real Estate with respect to which the New Subsidiary or any of its Subsidiaries is a lessor, sublessor or assignor as of the date hereof.

(h)           Schedule 10 hereto lists all locations of tangible personal property that is owned or leased by the New Subsidiary as of the date.

5.             This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

6.             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted as of the date
first written above:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent for the benefit of itself and the other Secured Parties

By:
Name:
Title:

EXHIBIT B

TO

AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF INTERCREDITOR AGREEMENT

See Attached.